UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Gilead Sciences, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Notice of
Annual Meeting of
Stockholders and
Proxy Statement

OUR VISION
To create a healthier world for all people
OUR MISSION
To discover, develop and deliver innovative therapeutics for people with life-threatening diseases
OUR CORE VALUES

Integrity	Inclusion	Excellence	Teamwork	Accountability
Doing What’s Right	Encouraging Diversity	Being Your Best	Working Together	Taking Personal Responsibility

OUR CORPORATE STRATEGY

LONG-TERM AMBITIONS

Bring 10+ Transformative Therapies to Patients by 2030	Be the Biotech Employer and Partner of Choice	Deliver Shareholder Value in a Sustainable, Responsible Manner
STRATEGIC PRIORITIES (Refreshed in 2023) Maximize Near-Term Revenue Growth Maximize Impact of Long-Acting HIV Therapies Expand and Deliver on Oncology Programs	Champion an Environment of Inclusion and Employee Growth Remove Barriers to Speed in Execution

Letter from Our Chairman and Chief Executive Officer

Dear Stockholders,

On behalf of our Board of Directors and our employees, thank you for your investment in Gilead. With your support, we are making important progress in our work to make the world a healthier place for all people. 2022 was a remarkable year for Gilead. The efforts we have been undertaking to transform the company became fully evident with a return to growth and significant advances in our research and development. As a result, we are approaching 2023 from a very strong position, with a diverse and sustainable business and the potential to help more people and communities than ever before.

Our strategy to build a more diverse and sustainable business includes expanding on Gilead’s long-standing leadership in antiviral therapies. We achieved an important milestone in this respect with the first approvals of Sunlenca in 2022. Sunlenca is a first-of-its-kind, long-acting HIV treatment with twice-yearly dosing approved for a subset of heavily treatment-experienced adults and with the potential for use in multiple other options for HIV prevention and treatment. We believe that long-acting HIV therapy could be the most important tool yet in helping to end the HIV epidemic. In 2022, the demand for our once-daily oral HIV treatment, Biktarvy, continued to grow, and we made further progress with research on a potential cure.

Our antiviral therapy for COVID-19, Veklury, remains a critical tool in managing the pandemic. In the U.S., for example, Veklury is used in more than half of all hospitalized patients who are treated for COVID-19, and it has now reached nearly 13 million people around the world. Most of these patients were treated in the developing world through our voluntary licensing programs. We also are looking to expand treatment options for COVID-19 and recently launched two pivotal patient studies of an oral antiviral.

As we continue to build on Gilead’s legacy in antivirals, we also are rapidly expanding our portfolio of cancer therapies. The demand for Trodelvy is increasing across the multiple countries where it is already available. Having already been available for one type of breast cancer since 2020, Trodelvy was recently approved for a second type of breast cancer in patients at a very advanced stage of the disease. Trodelvy is being studied across most major cancer types as part of our comprehensive research and development program in oncology. New regulatory approvals drove increased demand for our cell therapies in 2022, reinforcing our leadership in this transformative cancer treatment.

Gilead’s diversification strategy also includes expansion into inflammatory diseases where there is a significant need for new treatment options. We took an important step toward accelerating our progress in this area in 2022 with the acquisition of a UK-based biotechnology company, MiroBio.

Today, Gilead employs more than 17,000 people worldwide. As we grow, we maintain a strong focus on inclusion and diversity and the entrepreneurial spirit that has contributed to our success. In 2022, as we marked the 35th anniversary of the company’s founding, we reflected on how we had started out with just a handful of people in a small group of buildings in Foster City, California. Today, Foster City remains our global headquarters as we continue to expand in a responsible and sustainable manner. In 2022, this expansion included a new wellbeing center and the Gilead Park, as well as plans for a new research facility. These investments represent what Gilead values most – our people and our ability to advance innovative science.

As we consider the next 35 years for Gilead, our aim is to help increasing numbers of patients and communities worldwide. We will do this through scientific innovation and by supporting organizations that aim to address stigma, discrimination and other factors that stand in the way of health equity. Gilead will also continue to place a strong emphasis on responsible corporate citizenship by giving back to the communities in which we live and work.

I encourage you to learn more about our 2022 highlights in our inaugural ESG Report, which will be available at www.gilead.com in April 2023.

In 2023, we look forward to continuing our positive momentum so that we can make an even greater impact on global health. Thank you for your support as we continue the journey together.

Sincerely,

Daniel P. O’Day
Chairman and Chief Executive Officer

2023 Proxy Statement	1

Letter from Our Lead Independent Director

Dear Stockholders,

Gilead employees gathered on the Foster City campus to commemorate the company’s 35th anniversary last June. There was much to celebrate. Since its founding, Gilead has transformed the treatment and prevention of HIV, delivered a cure for hepatitis C, become the global leader in cell therapy and improved the lives of millions of patients with our breakthrough therapies. And while the company has grown and evolved, we have remained steadfast in our commitment to invest in world-class science, drive access to our medicines and address societal barriers to care.

I am proud to be part of an organization with a deeply rooted dedication to building a better world for all. One of my responsibilities as Gilead’s Lead Independent Director is to represent the interests of stockholders, and I welcome opportunities to connect with you and to learn more about your priorities. In 2022, my discussions with fellow stockholders centered on Gilead’s transformative journey and the strong connections between our corporate strategy and our environmental, social and governance (ESG) initiatives. As a result of these conversations, I was able to relay to the full Board stockholder perspectives on our governance practices, Board composition and recommended actions to take in response to last year’s stockholder proposals, as further described in this Proxy Statement.

In 2022, the Board of Directors worked closely with management to continue Gilead’s evolution as a more sustainable and diversified business while fulfilling our responsibilities as a strong corporate citizen. It was a standout year for the company, marked by continued leadership in virology, great momentum in our oncology business and outstanding financial performance. We are in a strong position to further accelerate our progress in areas where we have the most potential to transform current care options for patients: in long-acting HIV therapies and breast, lung and blood cancer treatments.

At the core of Gilead’s success is our commitment to our people. We launched a number of programs to support our employees and to create an inclusive workplace that is representative of the diverse patients and communities that we serve. We continue to build internal and external pipelines for diverse talent, made steady progress toward ambitious employee representation goals and exceeded our diverse supplier and Black-owned supplier spend targets. We are proud to report that 85% of employee survey respondents said they believe Gilead has demonstrated a commitment to inclusion and diversity.

We also made meaningful strides to advance health equity, break down barriers to care and support organizations that share our mission. In HIV, for example, we supported underrepresented and disproportionately impacted communities through programs such as the COMPASS Initiative, a 10-year partnership with community organizations to help combat the epidemic in the Southern United States. And we were proud to be named the number one philanthropic funder of HIV-related programs by Funders Concerned About AIDS in 2022.

In recognition of our work to expand health equity, increase access to our medicines and champion environmental stewardship, we were named as one of the most sustainable pharmaceutical companies by the Dow Jones Sustainability World Index. I encourage you to learn more about these efforts in our ESG Report, which will be published on Gilead’s website in April.

Throughout its history, Gilead has set and achieved bold ambitions – and we will continue to work to improve the health of the world for generations to come while delivering value to stockholders. On behalf of all nine of us on the Board, I thank you for your investment in Gilead.

Sincerely,

Kevin E. Lofton
Lead Independent Director

2

Notice of Annual Meeting of Stockholders

WHEN Wednesday, May 3, 2023 10:00 a.m. Pacific Daylight Time	WHERE Via Webcast at www.virtualshareholdermeeting.com/GILD2023	RECORD DATE Wednesday, March 15, 2023

Proposal	Items of Business	Board Recommendation
1	To elect the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified.	FOR each director nominee
2	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR
3	To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.	FOR
4	To approve, on an advisory basis, the frequency of future advisory stockholder votes on executive compensation.	1 YEAR
5	To approve an amendment and restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan and the Gilead Sciences, Inc. International Employee Stock Purchase Plan.	FOR
6	To vote on a stockholder proposal, if properly presented at the meeting, requesting the Board implement a process to nominate at least one more candidate than the number of directors to be elected.	AGAINST
7	To vote on a stockholder proposal, if properly presented at the meeting, requesting the Board amend the company governing documents to give street name shares and non-street name shares an equal right to call a special stockholder meeting.	AGAINST
8	To vote on a stockholder proposal, if properly presented at the meeting, requesting a report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents.	AGAINST
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Voting

Holders of Gilead common stock at the close of business on the Record Date are entitled to vote. Whether or not you expect to attend the Annual Meeting, please grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting. For more specific voting instructions, including how to access a list of registered stockholders entitled to vote at the Annual Meeting, please refer to “Questions and Answers” in this Proxy Statement.

PRIOR TO THE MEETING:			DURING THE MEETING:

BY INTERNET*	BY TELEPHONE*	BY MAIL	BY INTERNET*
www.proxyvote.com	+1-800-690-6903 (for stockholders of record)	Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)	www.virtualshareholdermeeting.com/GILD2023

* You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials. Voting by telephone and internet closes on May 2, 2023 at 11:59 p.m., Eastern Daylight Time.			* You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials.

Deborah H. Telman
Corporate Secretary
March 23, 2023

2023 Proxy Statement	3

2022 Potential Payments Upon Involuntary Termination or Change in Control Termination	77
CEO Pay Ratio	79
Pay versus Performance	80
Proposal 4: Advisory Vote to Approve the Frequency of Future Advisory Stockholder Votes on Executive Compensation	83
Employee Stock Purchase Plans	84
Proposal 5: Approval of the Amended and Restated Gilead Sciences, Inc. Employee Stock Purchase Plan and International Employee Stock Purchase Plan	84
Stockholder Proposals	89
Proposal 6: Stockholder Proposal Requesting a Policy Requiring More Director Candidates than Board Seats	89
Proposal 7: Stockholder Proposal Requesting that Shares Held in Street Name Be Able to Call a Special Stockholder Meeting	92
Proposal 8: Stockholder Proposal Requesting that the Board Establish and Report on a Process to Consider the Impact of Extended Patent Exclusivities on Product Access in Deciding Whether to Apply for Secondary and Tertiary Patents	94
Stock Ownership Information	97
Security Ownership of Certain Beneficial Owners and Management	97
Delinquent Section 16(a) Reports	98
Other Information	99
Householding of Proxy Materials	99
Other Legal Matters	99
Questions and Answers	100
Appendix A: Gilead Sciences, Inc. Employee Stock Purchase Plan	A-1
Appendix B: Gilead Sciences, Inc. International Employee Stock Purchase Plan	B-1
Details for the Gilead Sciences, Inc. 2023 Annual Meeting of Stockholders

4

Overview

2022 Business Highlights

Executing Our Corporate Strategy

2022 was a standout year for Gilead and a strong indication of how far we have come in our business transformation. In 2019, we outlined a strategy to build on Gilead’s legacy in antiviral medicines and also expand into new therapeutic areas. Since then, the growth trajectory of our HIV portfolio and the now fast-growing oncology business demonstrate significant progress in executing our strategy. Along with consistent commercial and clinical execution, we achieved strong financial performance in 2022 and have built the strongest pipeline in Gilead’s history, one with depth and breadth across multiple therapeutic areas. We are positioned for continued growth in 2023 and beyond as we look to expand on our legacy of delivering transformative therapies to patients around the world.

Sustaining Our Leadership in Virology

Innovation and Strength in HIV

The performance of our HIV treatment and prevention therapies continues to reinforce our leadership in virology. Our HIV portfolio delivered total sales of $17.2 billion in 2022, up 5% from the previous year. We also achieved new heights in innovation with the first regulatory approvals for our first-in-class, long-acting HIV capsid inhibitor, lenacapavir, which is dosed at 6-month intervals. We have confidence that lenacapavir will anchor our portfolio of long-acting options in treatment and prevention, unlocking significant potential in our HIV portfolio for many years to come.

It has been five years since Biktarvy®, a once-a-day pill was first approved for treatment of HIV. Biktarvy remains the leading HIV treatment for people starting treatment in the U.S. and Europe, with nearly 1 million patients worldwide treated in 2022. Demand continues to grow, with 20% year-over-year revenue growth and an additional 2-3% of market share gained in the U.S. and EU in 2022. Biktarvy revenues in 2022 were $10.4 billion, marking the first time that full-year revenue exceeded $10 billion.
Sunlenca® (lenacapavir) was approved in the U.S. and Europe as a twice-yearly HIV treatment option for a subset of heavily treatment-experienced adults living with HIV who previously had limited options.
Lenacapavir is a breakthrough innovation with the potential to be a preferred and versatile foundational long-acting agent due to its therapeutic potency and a range of dosing frequencies and routes of administration. With lenacapavir as a foundation for Gilead’s future HIV therapies, our goal is to offer several long-acting options that address individual needs and preferences, optimize outcomes and reduce burden of care. We continue to study lenacapavir in multiple ongoing early and late-stage development programs for HIV treatment and prevention.
There remains a significant unmet need for HIV prevention options. Only about 1 in 4 people in the U.S. who could benefit from pre-exposure prophylaxis (“PrEP”) currently take it. Demand for our PrEP medication, Descovy®, continued to increase in 2022, up more than 20% year-over-year. At the end of 2022, Descovy for PrEP held a 43% market share in the U.S. We also are advancing long-acting lenacapavir for PrEP in pivotal Phase 3 studies.
In 2022, we resolved litigation related to our tenofovir alafenamide patents against generic manufacturers who were seeking to market and manufacture generic versions of Descovy, Vemlidy® and Odefsey®. The agreements that we entered into with the generic manufacturers are expected to significantly extend the projected exclusivity of these products, which reflect the innovativeness and strength of our intellectual property.

Playing a Vital Role in the COVID-19 Pandemic

Veklury® (remdesivir) continues to benefit people around the world during the third year of the pandemic, and it has proven active against all variants to date. Our decades of virology research enabled us to quickly mobilize when COVID-19 first emerged and to rapidly develop, research and manufacture the medicine – and Veklury is a case study in the importance of continued investment in countermeasures against infectious diseases. Today, it is the antiviral standard of care for the treatment of people hospitalized with COVID-19 and is used in more than 50% of hospitalized patients being treated in the U.S. In 2022, Veklury was included in updated guidelines from the World Health Organization and approved for use in pediatric patients in the U.S., and it is now recommended for patients with both mild-to-moderate and severe COVID-19 in guidelines in more than 50 countries.

2023 Proxy Statement	5

Overview

2022 revenues from Veklury were $3.9 billion, with total revenues of more than $12 billion since the start of the pandemic. Nearly 13 million patients around the world have received the treatment to date, including more than 8 million people in low- and middle-income countries through Gilead’s voluntary licensing program. Real-world evidence from a study of more than 500,000 hospitalized patients showed a statistically significant reduction in mortality and significantly lower rates of hospital readmission in the overall patient population across all variant time periods of the pandemic. In 2022, we also progressed the development of a novel oral treatment option for COVID-19.

Accelerating and Delivering in Oncology

Growing Oncology Portfolio

Oncology is now a significant business driver with strong momentum for additional growth. Since our acquisition of Kite, we have added three commercial products with multiple approved indications and lines of therapy to our portfolio. Our oncology revenues increased by 71% from 2021 to more than $2.1 billon, exceeding the $2 billion mark for the first time. Oncology represented approximately 8% of our total revenues in 2022 and approximately 50% of our core business year-over-year revenue growth in 2022.

We are the global leader in cell therapy, and oncology revenues from our cell therapy products increased to $1.5 billion in 2022, a 68% year-over-year increase, driven by continued demand for Yescarta® in second-line and third-line plus large B-cell lymphoma (“LBCL”) and follicular lymphoma (“FL”), as well as Tecartus® in mantle cell lymphoma and adult acute lymphoblastic leukemia (“ALL”).
Trodelvy®, a cornerstone of our oncology portfolio, generated $680 million in 2022 in its second full year on the market. Trodelvy growth has been driven by its adoption in both the second- and third-line settings for the treatment of metastatic triple-negative breast cancer (“TNBC”). Trodelvy is now approved for second-line TNBC in more than 40 countries, and we continue to work with regulators, payers and clinicians around the world to broaden overall access.

Additionally, we delivered transformative oncology therapies to new patients in 2022, including:

Yescarta is the first FDA-approved CAR T-cell therapy for the initial treatment of adult patients with relapsed or refractory LBCL.
Yescarta is the first CAR T-cell therapy approved for adult patients in Europe who do not respond to first-line treatment for diffuse LBCL and high-grade B-cell lymphoma.
Tecartus received approval in Europe for the treatment of adult patients with relapsed or refractory B-cell precursor ALL.

Expanding and Advancing Our Oncology Pipeline

In 2022, we made significant progress in expanding and advancing our oncology pipeline. We have clinical trials in approximately 20 different solid and hematological tumor types, including breast, lung and blood cancers, where there is high unmet need, and we plan to have more than 50 oncology trials by the end of 2023. With our diverse and growing pipeline, we have the potential to deliver more than 20 transformative indication approvals in solid tumors and blood cancers by 2030.

Notable pipeline highlights in 2022 include:

Trodelvy received FDA Priority Review for the treatment of patients with pre-treated HR+/HER2- metastatic breast cancer, with subsequent FDA approval in February 2023. We continue to study Trodelvy as a monotherapy or in combination with other agents across multiple indications, including breast, lung and bladder cancers, as well as in earlier lines of therapy in approved indications.
Magrolimab has three pivotal Phase 3 studies in myelodysplastic syndrome and acute myeloid leukemia underway with potential approval as a first-in-class anti-CD47 treatment. We are confident in magrolimab based on clinical evidence, safety profile and the broad base of combinations that we are exploring.
Together with Arcus Biosciences, Inc., we announced clinically meaningful data from the ARC-7 Phase 2 study in patients with first-line metastatic non-small cell lung cancer. The results reinforce our confidence in the TIGIT pathway, and we have four Phase 3 trials evaluating domvanalimab, an anti-TIGIT antibody, in lung and upper gastrointestinal cancer.

In addition, we continued to build our pipeline and capabilities through strategic partnerships and transactions in 2022, including:

A collaboration with MacroGenics, Inc. to develop bispecific antibodies, including a potential treatment for certain blood cancers;
A research collaboration with Dragonfly Therapeutics, Inc. to develop natural killer cell engager-based immunotherapies in oncology and inflammation;
A global strategic collaboration with Arcellx, Inc. to co-develop and co-commercialize their lead late-stage product candidate, CART-ddBCMA, for the treatment of patients with relapsed or refractory multiple myeloma;

6

Overview

The acquisition of Tmunity Therapeutics, a company focused on next-generation CAR T-cell therapies and technologies, to complement Kite’s existing in-house cell therapy research capabilities; and
The acquisition of all remaining rights to GS-1811, an anti-CCR8 antibody in development as a potential treatment for solid tumors, from Jounce Therapeutics, Inc.

Investing in the Future of Cell Therapy

In 2022, Kite activated a state-of-the-art manufacturing site in Maryland and implemented a variety of optimization efforts across Kite’s global CAR T-cell manufacturing network, further increasing its manufacturing network capacity to meet increasing demand. With this facility and our recently FDA-approved viral vector manufacturing facility in Oceanside, California, Kite remains well positioned to ensure clinical and commercial supply availability while it continues its geographic expansion.

Achieving Strong Financial Performance

In 2022, Gilead had the strongest revenue growth in our core business since 2015. We delivered robust financial performance, driven by growth in HIV and oncology. With this financial performance and the strength of our diverse business, we are positioning our company for both near- and long-term growth. Financial highlights for 2022 include:

Our total product revenue was $27.0 billion, which exceeded our initial guidance of $23.8 billion to $24.3 billion. Our total product revenue, excluding Veklury, was $23.1 billion, which represented a year-over-year increase of 8%.
Through dividends and share repurchases, we returned over $5.1 billion to our shareholders and repaid $1.5 billion of debt.

Our strong financial performance and the strength of our core business resulted in one- and three-year total shareholder return of 24% and 14% respectively, as illustrated below.

TOTAL SHAREHOLDER RETURN

Prioritizing Human Capital Management

In 2022, we made progress in our efforts to champion an environment of inclusion and employee development as we advance toward becoming a biotech employer of choice.

Advancing Inclusion and Diversity

We believe that a diverse and inclusive workforce fuels innovation and contributes directly to our success as a business. 2021 was the first year that we set annual and five-year inclusion and diversity goals, which focused on the representation of Black, Hispanic/Latino and female employees, to measure progress. In 2022, we achieved our one-year representation goals by maintaining more than 50% female global representation and exceeding our goal for Hispanic/Latino representation, though we fell slightly short on our Black representation goal. We will be prioritizing these areas in 2023, with a strong focus on inclusion and the overall employee experience, in order to drive the hiring and retention of employees from underrepresented groups.

2023 Proxy Statement	7

Overview

We continued our efforts in 2022 to create internal and external pipelines for diverse talent and to educate our managers on driving inclusion and diversity on their teams. Notable accomplishments included:

Fostering partnerships with HBCUs and Hispanic-Serving Institutions to expand the diverse talent pipeline and to create opportunities for engagement and health equity
Supporting participation in our six employee resource groups, which now involve more than half of our employees
Exceeding diverse supplier and Black-owned supplier spend targets by 119% and 129%, respectively
Launching multiple initiatives to support our inclusion and diversity goals

Notably, 85% of employee survey respondents said they believe Gilead demonstrated a commitment to inclusion and diversity. For more information about our aspirations and our progress, we encourage you to visit our Inclusion & Diversity page on our website at: www.gilead.com/careers/inclusion-and-diversity.

Employee Engagement

Our listening strategy gathers input from our employees to shape our engagement strategies and programs and measure our progress. In addition to ongoing internal and external data collection and benchmarking, we conducted comprehensive reviews of the employee experience in 2022, including through the use of employee surveys. The results from an employee pulse survey conducted in September 2022 indicated that employee engagement remains strong. The overall engagement index among employees increased to 78% since the last employee survey in April 2021. Among other things, the engagement index measures whether employees are confident in Gilead, are energized by their roles, intend to remain with the company and would recommend Gilead to others. These results represent progress towards our target of reaching 80% by 2030.

8

Overview

Our Environmental, Social and Governance Program

Our Commitment

Investing in corporate responsibility is core to our business strategy and reflects our values of accountability, inclusion, teamwork, excellence and integrity. This is in service to our mission to advance global health by providing innovative therapeutics in areas of unmet need in a way that is socially responsible and environmentally sustainable. Gilead’s environmental, social and governance (“ESG”) program reflects this commitment to our stakeholders.

Our Governance Structure

Our Board monitors our ESG practices through oversight by the Nominating and Corporate Governance Committee. We also have a management-led Corporate Responsibility Committee comprised of leaders from Public and Government Affairs, Human Resources, Office of General Counsel, the Chief Financial Officer organization, Commercial and Manufacturing. The Corporate Responsibility Committee is responsible for managing ESG issues and, in consultation with our senior leadership team, driving ESG-related goals, strategies, stakeholder engagement, public reporting, risk mitigation and other relevant activities across the company.

ESG Materiality Assessment

In 2020, we completed a materiality assessment that identified five topics that will be prioritized in our ESG efforts. Our most significant ESG topics are: 1) Pricing, Access and Affordability of Medicines; 2) Research and Development for Unmet Medical Needs; 3) Inclusion and Diversity; 4) Employee Recruitment, Development and Retention; and 5) Climate Change. The materiality assessment enabled us to create our ESG strategy, goals and commitments that address our most significant issues. It also serves as the backbone to how we report on our existing efforts and the progress we are making toward our goals.

2022 ESG-Related Milestones and Achievements

Environmental

  Eliminated in scope plastics at 45% of Gilead sites

  Achieved Platinum LEED certification for Gilead Employee Wellness Center and Silver LEED certification at two additional U.S. sites

  Completed ten energy and water assessments at high intensity sites with the potential for 14,000,000 KWh avoided in 2023

  Launched a U.S. electric vehicle pilot program

  Improved our CDP score to the B rating

Social

  Contributed an additional $85 million to the Gilead Foundation to advance health equity

  Announced $24 million in grants for The Zeroing In: Ending the HIV Epidemic program

  Awarded $20 million to organizations working to advance health through education equity

  Supported the Robert A. Winn Diversity in Clinical Trials Award Program to increase available scholarship and award opportunities

  Continued to facilitate patient access to Veklury and generic remdesivir through royalty-free licenses in 127 middle- and low-income countries

  Accelerated our application for remdesivir World Health Organization prequalification to improve access

  Mobilized a coalition of LGBTQ+ and human rights organizations to address the monkeypox public health emergency

  Endorsed the Kigali Declaration on preventing, controlling and eliminating neglected tropical diseases

  Announced collaboration with Morehouse School of Medicine and Xavier University of Louisiana College of Pharmacy to address inequities in HIV care

  Joined first-of-its-kind public-private initiative to improve management of viral hepatitis in Vietnam and the Philippines

  Ranked #1 as top overall philanthropic funder of HIV-related programs by Funders Concerned About AIDS Report

  Maintained a perfect score on the Human Rights Campaign Corporate Equality Index

Governance

  Engaged with stockholders representing 47% of our outstanding stock on ESG topics

  Honored by the U.S. Patent and Trademark Office with a Patent for Humanity award for our COVID-19 efforts

  Admitted for the second consecutive year to the Dow Jones Sustainability World Index

  Ranked #9 among pharmaceutical and biotech companies by JUST Capital

  Ranked #1 most sustainable U.S. biopharma company by Corporate Knights

  Awarded an ESG Impact Award from Corporate Secretary / IR Weekly Magazine

For more information about our ESG program and our ESG achievements in 2022, we encourage you to read our 2022 ESG Report, which will be available for download at www.gilead.com in April 2023.

2023 Proxy Statement	9

Proxy Voting Roadmap

This voting roadmap highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSAL
1	Election of Directors
See page 14	The Board recommends a vote FOR each director nominee.

Kevin E. Lofton*	Jacqueline K. Barton, Ph.D.	Jeffrey A. Bluestone, Ph.D.	Sandra J. Horning, M.D.	Kelly A. Kramer

Harish Manwani	Daniel P. O’Day**	Javier J. Rodriguez	Anthony Welters

* Lead Independent Director        ** Chairman and Chief Executive Officer

ETHNIC DIVERSITY	GENDER DIVERSITY	INDEPENDENCE		TENURE

4 out of 9 are ethnically diverse	3 out of 9 are women	8 out of 9 are independent All Committee chairs and members are independent	0-3 years: 3	3-6 years: 4	>6 years: 2

PROPOSAL	Ratification of the Selection of Independent Registered Public Accounting Firm
2
See page 41	The Board recommends a vote FOR this proposal.

Based on an evaluation of Ernst & Young LLP’s independence and performance, our Audit Committee has determined that it is in the best interest of Gilead and its stockholders to continue to retain Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

10

Proxy Voting Roadmap

PROPOSAL	Advisory Vote to Approve the Compensation of Our Named Executive Officers
3
See page 46	The Board recommends a vote FOR this proposal.

To succeed, we must attract, engage and retain highly talented individuals who are committed to our mission and core values. Our Compensation and Talent Committee reviews our executive compensation programs and awards annually to ensure that our programs are fair, are aligned with stockholder expectations and deliver pay that is aligned with company performance:

  Our compensation programs are designed to recognize both short- and long-term successes, and a substantial portion of the target total direct compensation is at-risk and tied directly to company performance.

  Our annual incentive plan aligns pay to company performance through rigorous annual incentive metrics with financial metrics weighted at 50% and strategic metrics comprising the other 50%.

  Our long-term incentive plan aligns pay with the long-term interests of our stockholders and provides value based on stock price appreciation, relative Total Shareholder Return growth and achievement of financial goals.

  Our programs and practices are aligned with “best-in-class” governance standards.

PROPOSAL	Advisory Vote to Approve the Frequency of Executive Compensation Advisory Stockholder Votes
4
See page 83	The Board recommends 1 YEAR for this proposal.

The Board recommends continuing to hold executive compensation advisory stockholder votes every year to allow our stockholders to provide us with their direct input on our executive compensation philosophy, policies and practices on a more consistent basis.

PROPOSAL	Approval of the Gilead Sciences, Inc. Employee Stock Purchase Plan and International Employee Stock Purchase Plan
5
See page 84	The Board recommends a vote FOR this proposal.

We believe that our Employee Stock Purchase Plans provide an important employee benefit that helps us attract, engage and retain highly talented individuals and encourages their participation in and commitment to our business and financial success. We are asking stockholders to approve an amendment and restatement to our Employee Stock Purchase Plan and International Employee Stock Purchase Plan. If approved, the number of shares of common stock authorized for issuance under the Plans will be increased by an additional 25,000,000 shares.

2023 Proxy Statement	11

Proxy Voting Roadmap

PROPOSAL	Stockholder Proposals (in each case, if properly presented at the meeting)
6-8
See page 89-96	The Board recommends a vote AGAINST each of these proposals.

Each stockholder proposal included in this Proxy Statement is followed by Gilead’s response. For the reasons set forth in our responses, the Board recommends a vote AGAINST each stockholder proposal, to the extent such stockholder proposal is properly presented at the meeting.

12

Proxy Statement for the 2023 Annual Meeting of Stockholders on May 3, 2023

GILEAD SCIENCES, INC.
333 Lakeside Drive
Foster City, California 94404

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Gilead Sciences, Inc., a Delaware corporation (“Gilead,” “we,” “our” or “us”), of proxies to be voted at our 2023 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 3, 2023 at 10:00 a.m., Pacific Daylight Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually by webcast at www.virtualshareholdermeeting.com/GILD2023. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. For additional information on how to attend the Annual Meeting, please refer to the back cover page of this Proxy Statement and “Questions and Answers” in this Proxy Statement.

On or about March 23, 2023, we first mailed or made available this Proxy Statement and the accompanying proxy card to all stockholders entitled to vote at the Annual Meeting.

2023 Proxy Statement	13

Corporate Governance

Election of Directors

PROPOSAL 1

There are nine nominees for the Board positions presently authorized. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Directors are elected by a majority of the votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) with respect to the election of each director at the Annual Meeting. Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of Gilead and was previously elected by the stockholders at the 2022 annual meeting of stockholders.

Shares represented by proxies will be voted for or against the election of the nine nominees named below. In the event that any nominee is unable or unwilling to serve as a director, such shares will be voted for the election of such substitute nominee as our Board may propose or the Board may reduce the size of the Board. Each person nominated for election has agreed to serve if elected and our Board and management have no reason to believe that any nominee will be unable to serve.

Our Nominating and Corporate Governance Committee recommended each of the nominees listed below to our Board for nomination. Each member of our Nominating and Corporate Governance Committee meets the criteria of “independent director” as specified by the listing rules of Nasdaq and our Board Guidelines.

Our Board unanimously recommends a vote FOR each named director nominee:

JACQUELINE K. BARTON, PH.D. JEFFREY A. BLUESTONE, PH.D. SANDRA J. HORNING, M.D.	KELLY A. KRAMER KEVIN E. LOFTON HARISH MANWANI	DANIEL P. O’DAY JAVIER J. RODRIGUEZ ANTHONY WELTERS

14

Corporate Governance

The Gilead Board of Directors

Board Overview

2023 Proxy Statement	15

Corporate Governance

Director Skills, Experience and Background

We believe effective oversight comes from a board of directors that represents a diverse range of experience and perspectives that provides the collective skills, qualifications, backgrounds and experience necessary for sound governance. Our Nominating and Corporate Governance Committee establishes, and regularly reviews with the Board, the skills and experience that it believes are desirable to be represented on our Board to meet the needs of our business and align with our long-term strategy. In 2020, we engaged a third-party advisory firm to independently assess and confirm the skills and experience of our Board, which assisted our Board to determine the diversity of skills and experience that we consider important for our directors in light of our business and the structure that will contribute to the overall effectiveness of our Board. These skills and experience are listed below and are periodically reviewed by our Nominating and Corporate Governance Committee.

Skill / Experience	Definition
Public / Private Company CEO	Has been the Chief Executive Officer of a publicly traded company (or a private/non-profit organization of comparable scale and complexity, with external market considerations similar to a public company board)
Financial Expert	Has held a role as a Chief Financial Officer, Chief Accounting Officer, Controller or Certified Public Accountant of a public company, or actively supervised such role, or has experience overseeing or assessing performance of the preparation, audit or evaluation of financial statements at a public company
Global	An executive who has worked and/or lived extensively outside the United States and/or an executive with oversight of global operations, including in a role as Regional General Manager or Chief Executive Officer of a global firm or on-the-ground operational roles outside the United States
Sales & Marketing	Has held senior executive roles in which sales and/or marketing were a primary function, including as a Sales Manager, General Manager, Brand Manager or Chief Marketing Officer
Public Company Board	Has served, or is currently serving, on a public company board as an independent or executive director; does not include service on our Board
Digital / Technology – Driven Innovation	Has practical experience with disruption including application of robotics, hardware, digital, data, artificial intelligence or cyber security innovations, including in a role as a Chief Digital Officer, Chief Technology Officer, Chief Information Officer or General Manager for a business enabled by technology or a business that has undergone a digital transformation
Pharma Experience	Has held an executive and/or operational role at a pharmaceutical or biotechnology company, including general management, financial reporting, operations, research & development, commercialization, manufacturing and/or sales
Provider or Payer Perspective	Has an understanding of the delivery and/or payment of medical services obtained through experience working as a medical provider or payer, including executive or operational roles at a hospital or health insurance organization
Government / Regulatory	Has worked in or closely with governmental organizations that set and/or enforce laws and regulations related to medical products and/or healthcare delivery or similarly highly regulated industry (e.g., financial services, food, chemicals, oil & gas), resulting in relevant governmental expertise and connections; may include relevant legal expertise
Science / Research	Deep knowledge of relevant sciences (e.g., biology, chemistry, medicine) as evidenced by an M.D. or Ph.D. and/or experience in the research function at a healthcare business (including pharmaceutical and medical research); ideally this includes experience with breakthrough or innovative scientific discovery and/or experience in relevant therapeutic areas, including HIV, immunotherapy, oncology and liver disease
M&A / Transaction	Has had direct responsibility for collaborations and deals, including mergers, acquisitions, divestitures, joint ventures and other partnerships
Environmental, Social and Governance	Has had direct responsibility for ESG issues as demonstrated by experience as a Chief Sustainability Officer, Corporate Secretary, Chair of a related committee (e.g., Governance, Sustainability, Corporate Responsibility) or Chief Executive Officer of a company with leading ESG practices
Human Capital Management	Has had direct responsibility for human capital management, including leadership development, succession planning, oversight of corporate culture, diversity & inclusion and compensation as demonstrated by experience as a Chief Executive Officer, Chief Human Resources Officer or Chair of a related committee (e.g., Compensation, Human Capital, Management Development)

16

Corporate Governance

The table below includes the primary skills and experience of each director nominee that led our Board to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

			Relevant Skills and Experience
Name and Age	Independent	Director Since
Kevin E. Lofton, 68 Lead Independent Director Retired Chief Executive Officer, CommonSpirit Health	Yes	2009
Jacqueline K. Barton, Ph.D., 70 Professor Emerita, California Institute of Technology	Yes	2018
Jeffrey A. Bluestone, Ph.D., 69 President and Chief Executive Officer, Sonoma Biotherapeutics	Yes	2020
Sandra J. Horning, M.D., 74 Retired Chief Medical Officer, Roche	Yes	2020
Kelly A. Kramer, 55 Retired Executive Vice President and Chief Financial Officer, Cisco Systems	Yes	2016
Harish Manwani, 69 Senior Operating Partner, Blackstone; Retired Chief Operating Officer, Unilever	Yes	2018
Daniel P. O’Day, 58 Chairman of the Board Chief Executive Officer, Gilead Sciences	No	2019
Javier J. Rodriguez, 52 Chief Executive Officer, DaVita	Yes	2020
Anthony Welters, 68 Chairman and Chief Executive Officer, CINQ Care; Retired Senior Advisor to the Office of CEO, UnitedHealth Group	Yes	2020

SKILLS AND EXPERIENCE

Public / Private Company CEO	Financial Expert	Global	Sales & Marketing
Public Company Board	Digital / Technology – Driven Innovation	Pharma Experience	Provider or Payer Perspective
Government / Regulatory	Science / Research	M&A / Transaction	Environmental, Social and Governance
Human Capital Management

2023 Proxy Statement	17

Corporate Governance

BACKGROUND

INDEPENDENCE	GENDER DIVERSITY	ETHNIC DIVERSITY	TENURE
8 out of 9 are independent	3 out of 9 are women	4 out of 9 are ethnically diverse	0-3 years: 3	3-6 years: 4	>6 years: 2

BOARD DIVERSITY MATRIX

Gender Identity	Lofton	Barton	Bluestone	Horning	Kramer	Manwani	O’Day	Rodriguez	Welters	Total
Male										6
Female										3
Non-Binary										0
Did Not Disclose										N/A
Demographic Background
African American or Black										2
Alaskan Native or Native American										0
Asian										1
Hispanic or Latinx										1
Native Hawaiian or Pacific Islander										0
White										5
Two or More Races or Ethnicities										0
LGBTQ+										0
Did Not Disclose										N/A

DIRECTOR OVERBOARDING GUIDELINES

In order to mitigate potential risks relating to director overboarding, our Board Guidelines reflect our Board’s expectation that (i) a non-employee director should not serve on the board of directors of more than three other public companies and (ii) a non-employee director who is a current executive officer of a public company should not serve on the board of directors of more than one other public company. Each of our Board members is currently in compliance with our Board Guidelines.

1.2 Average Number of Other Public Directorships (Currently Held)

18

Corporate Governance

Evaluating Director Candidates

In evaluating candidates for membership on the Board, our Nominating and Corporate Governance Committee considers the candidate’s relevant experience, the number and nature of other board memberships held and possible conflicts of interest. Each year, our Nominating and Corporate Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria. Our Nominating and Corporate Governance Committee also will consider all factors it determines appropriate to meeting the needs of the Board at that particular time. According to the Board membership criteria established by our Nominating and Corporate Governance Committee and set forth in our Board Guidelines, candidates nominated for election or reelection to the Board should possess the following qualifications:

the highest standards of personal and professional integrity;
the ability and judgment to serve the long-term interest of our stockholders;
background, experience and expertise relevant to our business and that will contribute to the overall effectiveness and diversity of the Board, including diversity of race, ethnicity, gender and sexual orientation;
broad business and social perspective;
the ability to communicate openly with other directors and to meaningfully and civilly participate in the Board’s decision-making process;
commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about our business and willingness to devote appropriate time and effort to fulfilling the duties and responsibilities of a Board member;
independence from any particular constituency; and
the ability and willingness to objectively appraise the performance of management.

OUR COMMITMENT TO DIVERSITY

Diversity is an important attribute of a well-functioning board, and our Board’s commitment to inclusion and diversity is formally reflected in our Board Guidelines and our Nominating and Corporate Governance Committee Charter. Our Nominating and Corporate Governance Committee advises our Board on matters of diversity, including race, ethnicity, gender, sexual orientation, culture, thought and geography, and nominates director candidates that will enhance the Board’s mix of viewpoints, backgrounds, skills, experience and expertise. In addition to the traditional candidate pool of corporate directors and officers, our Nominating and Corporate Governance Committee considers qualified candidates from a broad array of organizations, including academic institutions, privately held businesses, nonprofit organizations and trade associations.

   In 2021, we amended our Board Guidelines and our Nominating and Corporate Governance Committee Charter to formalize our historical practice of utilizing the “Rooney Rule” in new director searches. The Nominating and Corporate Governance Committee includes, and instructs any search firm it engages to include, qualified candidates with diverse backgrounds, including female and racially or ethnically diverse candidates.

The composition of our Board reflects our commitment to advancing diverse representation on our Board, as a third of our Board is female, and of the other Board members, four are from diverse backgrounds. In addition, our Lead Independent Director and the chairs of all of our Board committees are either female or from diverse backgrounds.

In identifying potential director candidates, our Nominating and Corporate Governance Committee considers candidates recommended through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. It is the policy of our Nominating and Corporate Governance Committee to consider properly submitted stockholder recommendations of new director candidates. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.

Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and all other information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of shares beneficially owned. The recommendation should be sent to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. The recommendation must be delivered to the Corporate Secretary prior to the same deadline for director nominations other than under our proxy access bylaw, as described under question 17 in “Questions and Answers.”

2023 Proxy Statement	19

Corporate Governance

Nominees

Our Nominating and Corporate Governance Committee has evaluated and recommended, and our full Board has considered and nominated for election at the Annual Meeting, each of the nine director nominees described below. The names of the nominees and certain information about them as of March 23, 2023, as well as the relevant skills and experience of the director nominees that led our Nominating and Corporate Governance Committee to conclude that the nominee should serve as a director on our Board, are set forth below:

Age: 68 Director since: 2009 Committees: Audit, Compensation and Talent (Chair), Nominating and Corporate Governance

Kevin E. Lofton

Lead Independent Director

Mr. Lofton joined our Board in 2009 and was appointed Lead Independent Director in May 2020. In June 2020, Mr. Lofton retired as the Chief Executive Officer (CEO) of Common Spirit Health (CSH), a $30 billion system of hospitals and other care centers in 21 states that resulted from the merger of Catholic Health Initiatives (CHI) and Dignity Health. Prior to leading CSH, he served as the CEO of CHI from 2003 to 2019. Mr. Lofton also served as CEO of two university hospitals, the UAB Hospital and Howard University Hospital. In 2016, he received an honorary Doctor of Humanities in Medicine degree from the Baylor College of Medicine, and in 2014, he received the Healthcare Financial Management Association’s Richard L. Clarke Board of Directors Award. He is recognized for his extensive work in the area of heath care management, eliminating health disparities and creating healthier communities. Mr. Lofton was the chairman of the board of the American Hospital Association in 2007, and received their Distinguished Service Award in 2021. He currently serves on the board of directors of Medtronic plc, and previously served on the board of directors of Rite Aid Corporation from 2013 to 2022.

Relevant Skills and Experience:

Significant leadership experience in the healthcare industry, including serving as chief executive officer of multiple organizations. Expertise and knowledge in health systems management and patient care. Demonstrated commitment to improving access to medical services, particularly for the underserved. Breadth of knowledge about Gilead’s business.

Other Public Company Board Service:

   Medtronic plc

Age: 70 Director since: 2018 Committees: Compensation and Talent, Science

Jacqueline K. Barton, Ph.D.

Independent

Dr. Barton joined our Board in January 2018. Dr. Barton is the John G. Kirkwood and Arthur A. Noyes Professor of Chemistry Emerita in the Division of Chemistry and Chemical Engineering at the California Institute of Technology, where she was a member of the faculty for more than 30 years and served as the Norman Davidson Leadership Chair of the division from 2009 to 2019. She previously served on the board of directors for both Dow Inc. and The Dow Chemical Company, and was a member of the Board and Materials Advisory Committee of DowDupont Inc. Dr. Barton founded and served on the board of directors of GeneOhm Sciences Inc., a molecular diagnostics company acquired by Becton, Dickinson and Company, and was a member of Gilead’s Scientific Advisory Board from 1989 to 2007. She is a member of the National Academy of Sciences, the National Academy of Medicine and the American Philosophical Society. In 2021, Dr. Barton was elected as a Vice President of the American Philosophical Society. Dr. Barton received the 2010 National Medal of Science for her discovery of new chemistry of the DNA helix and the 2015 Priestley Medal, the highest award of the American Chemical Society.

Relevant Skills and Experience:

Extensive experience in chemistry and related fields, for which she has received many awards. Accomplished academic and inventor who has performed pioneering medical research and discovery. Business experience as a founder and leader of a molecular diagnostics company.

Other Public Company Board Service:

   None

20

Corporate Governance

Age: 69 Director since: 2020 Committees: Science

Jeffrey A. Bluestone, Ph.D.

Independent

Dr. Bluestone joined our Board in December 2020. Dr. Bluestone is the President and Chief Executive Officer of Sonoma Biotherapeutics, Inc., a role he has held since 2019. From 2015 to 2019, he led the Parker Institute for Cancer Immunotherapy as President and Chief Executive Officer. Dr. Bluestone is the A.W. and Mary Margaret Clausen Distinguished Professor Emeritus in the Diabetes Center at University of California San Francisco, where he has been a member of the faculty and served in various other roles for over 20 years, including the Director of the Diabetes Center from 2000 to 2019. He is an international leader in the field of immunotherapy and has published more than 500 papers over nearly four decades focused on understanding the basic processes that control T-cell activation and immune tolerance in autoimmunity, organ transplantation and cancer. His research has led to the development of multiple immunotherapies, including the first medicine approved by the U.S. Food and Drug Administration (FDA) to delay/prevent autoimmune Type 1 diabetes and the first FDA-approved checkpoint inhibitor for the treatment of metastatic melanoma and other cancers. Dr. Bluestone was the founding director of the Immune Tolerance Network, the largest National Institutes of Health-funded multicenter clinical immunology research program, testing novel immunotherapies in transplantation, autoimmunity and asthma/allergy. He served as a member of the Blue Ribbon Panel, appointed by then Vice President Joe Biden, as a member of the National Cancer Moonshot Task Force. Dr. Bluestone is a member of the National Academy of Medicine and American Academy of Arts and Sciences, was a recipient of the prestigious Guggenheim Fellowship, and previously served as the Ludwig Professor and Director of the Ben May Institute at the University of Chicago. He previously served on the board of directors of Provention Bio, Inc. from 2013 to 2022.

Relevant Skills and Experience:

Internationally-recognized leader in the field of immunotherapy and related fields, with a distinguished scientific and academic career spanning nearly four decades. Strong leadership experience in the healthcare industry.

Other Public Company Board Service:

   None

Age: 74 Director since: 2020 Committees: Nominating and Corporate Governance, Science (Chair)

Sandra J. Horning, M.D.

Independent

Dr. Horning joined our Board in January 2020. Dr. Horning was the Chief Medical Officer and Global Head of Product Development of Roche, Inc., until her retirement in 2019. During her 10-year career at Roche and Genentech, she helped bring 15 new medicines to patients in disease areas including cancer, multiple sclerosis, influenza and blindness. Prior to her career at Roche, Dr. Horning spent 25 years as a practicing oncologist, investigator and tenured professor at Stanford University School of Medicine, where she remains a professor of medicine emerita. From 2005 to 2006, she served as President of the American Society of Clinical Oncology. Dr. Horning was recognized as the 2020 Healthcare Businesswomen’s Association Woman of the Year. She was also selected as the 2017 recipient of the Duane Roth Memorial Award, an honor dedicated to leaders in healthcare, whose work has overcome numerous scientific obstacles to create new paradigms in research and treatment. Dr. Horning previously served on the board of directors of Foundation Medicine from 2015 to 2018. She currently serves on the board of directors of Moderna, Inc., Olema Pharmaceuticals, Inc. and EQRx, Inc.

Relevant Skills and Experience:

Significant leadership experience in the pharmaceutical and healthcare industry, including expertise in drug development in multiple therapeutic areas. Medical professional with experience treating patients as a practicing oncologist.

Other Public Company Board Service:

	Moderna, Inc.	Olema Pharmaceuticals, Inc.	EQRx, Inc.

2023 Proxy Statement	21

Corporate Governance

Age: 55 Director since: 2016 Committees: Audit (Chair), Compensation and Talent

Kelly A. Kramer

Independent

Ms. Kramer joined our Board in August 2016. Ms. Kramer was Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a worldwide technology leader, from 2015 until her retirement in 2020. Prior to that, she was Senior Vice President of Corporate Finance at Cisco. She previously served as Vice President and Chief Financial Officer of GE Healthcare Systems and Chief Financial Officer of GE Healthcare Biosciences. Ms. Kramer has also worked in GE’s Corporate Headquarters, Transportation Systems and Aerospace divisions. She currently serves on the board of directors of Snowflake Inc. and Coinbase, Inc.

Relevant Skills and Experience:

Significant financial expertise, including serving as a chief financial officer of major companies or divisions in the technology and healthcare industries. Experience in strategic and financial planning and corporate development.

Other Public Company Board Service:

	Snowflake Inc.	Coinbase, Inc.

Age: 69 Director since: 2018 Committees: Compensation and Talent, Nominating and Corporate Governance

Harish Manwani

Independent

Mr. Manwani joined our Board in May 2018. Mr. Manwani is a Senior Operating Partner for Blackstone Inc., a global investment firm, and has advised select Blackstone portfolio companies since 2015. He was previously Chief Operating Officer of the Unilever Group from 2011 until his retirement in 2014. Mr. Manwani joined Unilever in 1976 as a management trainee in India and held several senior management roles around the world, including overseeing Unilever’s businesses in North America, Latin America, Asia and Africa. Mr. Manwani is an Honors graduate from Bombay University. He holds a Master’s degree in Management Studies, and he attended the Advanced Management Program at Harvard Business School. Mr. Manwani currently serves on the board of directors of Whirlpool Corporation. He also serves on the board of directors of EDBI Pte Ltd., Tata Sons Private Limited and Alinamin Pharmaceutical Co. Ltd., a private Blackstone portfolio company in Japan, and is the Chairman of the Executive Board of the Indian School of Business. He previously served as the Non-Executive Chairman of Hindustan Unilever Limited from 2005 to 2018, and on the board of directors of Pearson plc from 2013 to 2018, Singapore Economic Development Board from 2013 to 2019, Nielsen Holdings plc from 2015 to 2021 and Qualcomm Incorporated from 2014 to 2022.

Relevant Skills and Experience:

Strong leadership skills and broad global operational, sales and marketing and human resources expertise at a complex, multi-national company. Experience in driving growth across complex organizations on a global scale.

Other Public Company Board Service:

   Whirlpool Corporation

22

Corporate Governance

Age: 58 Director since: 2019

Daniel P. O’Day

Chairman of The Board

Mr. O’Day joined Gilead Sciences in March 2019 as Chairman of the Board of Directors and Chief Executive Officer. Prior to Gilead, Mr. O’Day served as the Chief Executive Officer of Roche Pharmaceuticals. His career at Roche spanned more than three decades, during which he held a number of executive positions in the company’s pharmaceutical and diagnostics divisions in North America, Europe and Asia. He served as a member of Roche’s Corporate Executive Committee, as well as on a number of public and private boards, including Genentech, Flatiron Health and Foundation Medicine. Mr. O’Day holds a bachelor’s degree in biology from Georgetown University and an MBA from Columbia University in New York. He currently serves on the board of directors for the Pharmaceutical Research and Manufacturers of America organization and Galapagos NV.

Relevant Skills and Experience:

Significant leadership and international business experience in the pharmaceutical industry. Deep understanding of the evolving global healthcare environment and demonstrated commitment to driving innovation across the business.

Other Public Company Board Service:

   Galapagos NV

Age: 52 Director since: 2020 Committees: Audit

Javier J. Rodriguez

Independent

Mr. Rodriguez joined our Board in June 2020. Mr. Rodriguez is the Chief Executive Officer of DaVita Inc., a Fortune 500 company providing healthcare services to kidney disease patients throughout the United States and internationally. He assumed his current role with DaVita in 2019, building on his more than 20 years of increasing company leadership and commitment to transforming care delivery for patients with kidney disease – from the earliest stages through transplantation. From 2014 to 2019, he was the CEO of DaVita Kidney Care, the company’s business unit that treats patients with kidney failure and end-stage renal disease. Mr. Rodriguez is recognized for his vision and leadership in transforming how kidney care is delivered and accelerating the digital transformation to improve patients’ lives while lowering costs for the health care system. He currently serves on the board of directors of DaVita.

Relevant Skills and Experience:

Significant leadership experience in the healthcare industry, including serving as chief executive officer and in various other executive roles of a Fortune 500 public company.

Other Public Company Board Service:

   DaVita, Inc.

2023 Proxy Statement	23

Corporate Governance

Age: 68 Director since: 2020 Committees: Compensation and Talent, Nominating and Corporate Governance (Chair)

Anthony Welters

Independent

Mr. Welters joined our Board in October 2020. Mr. Welters is Founder, Chairman and Chief Executive Officer of CINQ Care Inc., a physician-led, community-based ambulatory care delivery system that delivers whole person care in the home, whenever possible, to Black and Brown communities. He is also Executive Chairman of the BlackIvy Group, an organization focused on building and growing commercial enterprises in Sub-Saharan Africa, and Chairman of Somatus, Inc., a value-based kidney care company. Mr. Welters founded AmeriChoice in 1989 and upon acquisition by UnitedHealth Group (UHG) in 2002, joined UHG as Senior Adviser to the Office of the Chief Executive Officer, Executive Vice President and Member of the Office of the Chief Executive Officer, until retiring in 2016. He currently serves on the board of directors of Loews Corporation and the Carlyle Group. Mr. Welters previously served on the board of directors of West Pharmaceutical Services, Inc. from 1997 to 2016, and C.R. Bard, Inc. from 1999 to 2017. He is Trustee Emeritus of Morehouse School of Medicine Board of Trustees, Chairman Emeritus of the Board of New York University School of Law, Vice Chairman of the Board of New York University, a Trustee of NYU Langone Medical Center, Vice Chair of the John F. Kennedy Center for the Performing Arts and a founding member of the National Museum of African American History and Culture. Mr. Welters is a graduate of Manhattanville College and received his law degree from New York University School of Law.

Relevant Skills and Experience:

Extensive experience in the health insurance and managed care industry. Demonstrated commitment to delivering healthcare to underserved communities.

Other Public Company Board Service:

	Loews Corporation	Carlyle Group

Independence of the Board of Directors

The Nasdaq listing rules require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by our Board. In addition, our Board Guidelines require that a substantial majority of our Board consist of “independent” directors as defined by the Board Guidelines. Our Board Guidelines are available on our website at www.gilead.com on the Investors page under “Governance.”

After a review of all relevant transactions and relationships between each director, as well as his or her family members, and us, our senior management and independent registered public accounting firm, our Board has determined that eight of our nine nominees for director are “independent” directors as specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. Mr. O’Day, our Chairman of the Board, is not an independent director because he is currently an executive officer of our company.

Majority Vote Standard for Election of Directors

Our bylaws require directors to be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of shares voted “against” that director). In a contested election (a situation in which the number of nominees for director exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares voting in the election of directors at any such meeting at which a quorum is present. Under our Board Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board to accept or reject the resignation or to take other action. Our Board will act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in our Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting, that nominee will not become a director.

24

Corporate Governance

Our Board’s Role and Responsibilities

Corporate Governance

We are committed to strong corporate governance structures and practices that reflect our commitment to integrity, accountability and excellence in conducting our business. Our Board has adopted certain corporate governance principles, which are set forth in our Board Guidelines and other key governance documents, to set forth a framework for how the Board, its various committees and individual directors should perform their functions. These principles are designed to drive effective functioning of the Board in its oversight role and to promote the interests of stockholders. Our Board regularly reviews and updates our governance materials in light of legal and regulatory requirements, evolving best practices and other developments. In considering possible modifications of our corporate governance structures and practices, our Board focuses on those changes that are best for our company and our business. Our focus is on advancing the long-term interests of our company, our stockholders and our other stakeholders. Provided below is a summary of our corporate governance practices. Additional information regarding our governance framework and associated governance documents, including our Board Guidelines, are available at www.gilead.com on the Investors page under “Governance.”

WHAT WE DO	WHAT WE DO NOT DO

  Annually Elect All Directors

  Majority Vote to Elect Directors

  Substantial Majority of Independent Directors

  Robust Lead Independent Director Role

  Regular Executive Sessions of Independent Directors

  Fully Independent Board Committees

  Independent Evaluation of Chief Executive Officer

  Robust Board Guidelines and Committee Charters

  Commitment to Board Diversity, including “Rooney Rule” in new director searches

  Robust Board-Level Oversight of ESG Matters

  Annual Corporate Responsibility Report

  Stockholder Right to Call Special Meetings - Lowered to 15% Threshold  NEW

  Stockholder Right to Act By Written Consent

  Proxy Access on Market Terms, with 3% / Three-Year Threshold

  Annual Say-on-Pay Vote

  Compensation Clawback Policy

  Proactive Year-Round Stockholder Engagement

  Annual Board and Committee Evaluations

  Director Succession Planning and Board Refreshment

No Classified Board No “Poison Pill” No Supermajority Voting Provisions No Dual Class Stock Structure with Unequal Voting Rights

2023 Proxy Statement	25

Corporate Governance

Oversight of Corporate Strategy

Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, financial results, potential corporate development opportunities and other matters that are material to the company. Our Board regularly receives information and formal updates from our management and actively engages with the senior leadership team with respect to the implementation of our corporate strategy. Our independent directors also hold regularly scheduled executive sessions during which they review and discuss our corporate strategy. Consistent with our corporate transaction approval policy, our Board also, directly or indirectly through a committee, reviews and approves strategic transactions that are material to our business, including significant acquisitions and collaborations.

Oversight of Risk

Our Board exercises its risk oversight responsibility directly and through its committees. Our Board considers specific risk topics directly, including, but not limited to, risks associated with our company’s strategic plan, capital allocation and risks relating to pricing strategies of newly approved products. Our Board has delegated responsibility to its committees for oversight of specific risks that fall within the committee’s areas of responsibility. Each of the committees periodically reports to the Board on its risk oversight activities. In addition to receiving reports from our Board committees, our Board is periodically briefed by Gilead’s management on specific material risks or legal developments. We believe our Board’s leadership structure effectively supports the Board’s independent evaluation and management of risk.

AUDIT COMMITTEE

Oversees risks associated with our financial and accounting systems, accounting policies and investment strategies, in addition to finance-related public reporting, regulatory compliance (other than healthcare compliance) and certain other matters delegated to the Committee, including risks associated with our information systems and technology (including cybersecurity).

COMPENSATION AND
TALENT COMMITTEE

Oversees risks related to our compensation practices to ensure that these practices are not reasonably likely to have a material adverse effect on Gilead or encourage employees to take unnecessary or excessive risks; also oversees risks related to talent management and succession planning of our executive officers.

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE

Oversees risks related to corporate governance matters and certain other non-financial or non-compensation-related risks, including, but not limited to, Gilead’s compliance program, clinical trials, manufacturing, human resources, competition law, political contributions (including payments to trade associations) and ESG matters.

Oversight of Human Capital Management

Our Board believes our success depends on the work of dedicated employees who embrace a shared sense of purpose and a culture of excellence. As such, our human capital objective is to make Gilead an employer of choice for the best talent in our industry. Our Compensation and Talent Committee has primary oversight responsibility for our strategies and policies related to human capital management, including with matters such as inclusion and diversity, culture, talent recruitment, development and retention and employee engagement and effectiveness. Our Compensation and Talent Committee receives regular updates from our management regarding human capital management matters throughout the year.

Our Board is actively involved in talent development and succession planning for our senior management team. Our Compensation and Talent Committee has responsibility for overseeing and making recommendations to our Board with respect to talent development and succession planning for the Chief Executive Officer and our other executive officers. In connection with these efforts, our Compensation and Talent Committee performs a formal evaluation of the performance of our senior leadership team on an annual basis.

INCLUSION AND DIVERSITY IN 2022

Inclusion is a core value of our company, and our Board remained focused on guiding our efforts to advance inclusion and diversity in our workforce and in our community. For information regarding the progress we made in 2022, see “Advancing Inclusion and Diversity” on page 7.

26

Corporate Governance

Oversight of Environmental, Social and Governance Matters

Our ESG program is at the heart of our mission to provide innovative medicines to prevent and treat life-threatening illnesses. We are committed to operating in a manner that is environmentally sustainable and socially responsible, as we believe doing so is critical to the success of our business and our ability to generate long-term, shared value for all of our stakeholders. This commitment is reflected in our ongoing investment in our ESG program as well as the involvement of the highest levels of company leadership in the program. Our Nominating and Corporate Governance Committee has primary responsibility for oversight of ESG matters and receives regular reports from our Corporate Responsibility Committee regarding our ESG program. Our Corporate Responsibility Committee, which is comprised of key members of leadership, manages our ESG program and, in consultation with our senior leadership team, sets and implements strategy, reporting and other initiatives to advance our program.

ESG ACHIEVEMENTS IN 2022 For additional information regarding our ESG program, including an overview of our key achievements in 2022, see “Our Environmental, Social and Governance Program” on page 9.

Oversight of Cybersecurity Matters

Our Audit Committee has primary responsibility for overseeing risks associated with our information systems and technology, including cybersecurity. Our Audit Committee receives quarterly reports from our Head of Information Security, Risk and Compliance and an annual report from our Chief Information Officer regarding our information systems and technology and associated policies, processes and practices for managing and mitigating cybersecurity and technology-related risks. As part of our risk mitigation program, we provide annual information security training to our employees. We also provide specialized trainings to our Security Operations team and employees with access to certain sensitive information systems. In addition, we engage a third-party advisory firm to review our security controls and maturity against the National Institute of Standards and Technology (NIST) cybersecurity framework. We have information security risk insurance policies for certain of our operating subsidiaries. We have not experienced any material information security breaches, including within the last three years, which reflects our commitment to maintaining the integrity and security of our systems and technology.

Stockholder Communications with Our Board

Stockholders may communicate with our Board by sending a letter to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. Our Corporate Secretary reviews all communications from stockholders, but may, in her sole discretion, disregard any communication that she believes is not: related to our business; within the scope of our responsibility; credible; or material or potentially material.

If deemed an appropriate communication, the Corporate Secretary will submit the stockholder communication to the member of our Board addressed in the communication and to our Lead Independent Director. We maintain a “Stockholders Communications with the Board” policy that outlines the applicable procedures and is available on our website at www.gilead.com on the Investors page under “Governance.”

2023 Proxy Statement	27

Corporate Governance

Our Stockholder Outreach and Engagement

Gilead recognizes the value of and is committed to engaging with our stockholders. We believe strong corporate governance includes proactive outreach and engagement with our stockholders on a regular basis throughout the year to better understand the issues that are important to them. This enables us to address these matters in a more meaningful and effective way and to drive improvements in our policies, communications and other areas. As part of our stockholder engagement program, our senior leadership team engages with investors on a variety of topics in a number of forums, including in quarterly earnings calls, investor and industry conferences, analyst meetings and individual corporate governance and ESG-related discussions with stockholders. In addition, our Lead Independent Director participates in many of our investor meetings and shares the investor views expressed in these meeting with the full Board.

Our Year-Round Stockholder Engagement Program

Fall 2022 Engagement

In Fall 2022, we contacted stockholders representing approximately 57% of our outstanding shares to gain valuable insights on the issues that matter most to our stockholders.

Of those that we contacted, our engagement team led by our General Counsel and leadership from our Investor Relations, Executive Compensation, Corporate Responsibility and Office of General Counsel teams met with stockholders representing approximately 47% of our outstanding shares as well as the two largest proxy advisory firms.

Our Lead Independent Director met with stockholders representing approximately 33% of our outstanding shares to provide a direct line of communication between our stockholders and the Board.

We gained constructive feedback during these engagements, which was shared with our Board and management. This ongoing feedback drives improvements in our governance policies and practices.

KEY TOPICS DISCUSSED WITH STOCKHOLDERS IN 2022:

2022 Stockholder Proposals	Corporate Governance	Compensation	Environmental, Social and Other
Appropriate threshold to call a special stockholder meeting	Board leadership structure, including Lead Independent Director role	Inclusion of non-financial and ESG metrics into the compensation program	Diversity and human capital management initiatives and targets, including data related to employee engagement, retention and turnover
Lobbying disclosures and proposed political congruency report	Board composition, refreshment and succession planning	Investors’ approaches to new SEC pay versus performance disclosure rules	Board oversight of ESG strategy and risks, including climate goals, access to medicine, diversity in clinical trials and human capital

28

Corporate Governance

Response to 2022 Stockholder Proposals

Our stockholder outreach and engagement since our 2022 annual meeting of stockholders (“2022 Annual Meeting”) included discussing with investors potential responses to two stockholder proposals that received majority or near-majority support.

Threshold to Call Special Meetings

At our 2022 Annual Meeting, holders of a majority of shares represented at the meeting approved an advisory proposal seeking to lower the ownership threshold required to call a special stockholder meeting from 20% to 10%. Investor outreach since that vote, among other things, sought stockholders’ input on the threshold percentage that should be required to call special meetings. During our engagement, we met with stockholders representing approximately 47% of our outstanding shares, including both investors who voted for and against the proposal. Several of these investors expressed the view that our then-existing 20% threshold continued to be appropriate. Some of these investors shared our concern that a 10% ownership threshold could be too low in light of the significant costs and diversion of resources associated with special meetings. Other investors indicated that while they supported the proposal because they believed 20% was too high a threshold, they would be supportive of a special meeting threshold between 20% and 10%.

After careful consideration of the views expressed during our stockholder outreach, in February 2023, our Board amended our bylaws to reduce the ownership threshold required to call a special stockholder meeting from 20% to 15%. Consistent with the feedback we received from the stockholders with whom we engaged, the Board believes that a 15% ownership threshold is a reasonable threshold that strikes an appropriate balance between ensuring that stockholders have a meaningful right to call a stockholder meeting and protecting against the risk that a small minority of stockholders could trigger a special meeting and its associated expense and disruption to Gilead’s business.

Political Congruency Report

At our 2022 Annual Meeting, a stockholder proposal requesting a third-party review of whether our lobbying activities align with our vision statement received support from holders of more than 49% of shares represented at the meeting. Given this significant support, our engagement with stockholders sought further feedback on this topic. Many investors expressed a desire for greater disclosure on the topic but indicated that a third-party review would be unnecessary.

After careful consideration of the views expressed by stockholders, the Board determined that it would be appropriate to publish a political congruency report. Accordingly, in March 2023, we published a report analyzing the congruency of the positions taken by our most significant trade association relationships against our publicly stated values and policies. Those trade associations are Biotechnology Innovation Organization, California Life Sciences, Pharmaceutical Research and Manufacturers of America, and the United States Chamber of Commerce. We analyzed the trade associations’ positions on Gilead’s core public policy priorities (Drug Pricing and Access, and Intellectual Property Rights) and two other important company priorities: Climate Change, and Diversity, Equity and Inclusion. The report is available on our website at www.gilead.com on the “Public Policy Engagement” page under “Our Company.” In addition, we have also enhanced our disclosures on the “Public Policy Engagement” page based on investor feedback.

2023 Proxy Statement	29

Corporate Governance

Board Structure

Board Leadership

Daniel P. O’Day

Chairman of the Board

Our Board believes that it is currently in the best interests of Gilead and its stockholders for Mr. O’Day to serve as our Chief Executive Officer and Chairman of the Board because it positions Mr. O’Day to effectively drive future strategy and decision-making for our organization. In addition to public, private and non-profit board experience, Mr. O’Day has a track record of success in highly scientific and competitive therapeutic areas, deep understanding of the evolving healthcare environment around the world and unwavering commitment to driving innovation across all aspects of the business. As the individual with primary responsibility and accountability for managing our day-to-day operations, Mr. O’Day can provide unified leadership of Gilead and ensure that key business and strategic issues, risks and opportunities are brought to our Board’s attention in a way that prioritizes and makes the best use of our Board’s time.

Kevin E. Lofton

Lead Independent Director

In May 2020, our Board unanimously appointed Kevin E. Lofton as our new Lead Independent Director, in recognition of his leadership, in-depth knowledge of Gilead and demonstrated commitment to our mission. Mr. Lofton has a deep knowledge of our operations and business cycles. He also has significant leadership experience on other public boards and in the healthcare industry, including experience serving as a chief executive officer and a board member of several large organizations. In addition, Mr. Lofton has demonstrated a commitment to improving access to medical care, particularly for the underserved. Given his proven leadership capability, breadth of industry experience and business success, our Board believes Mr. Lofton is a strong and effective partner to our Chairman of the Board.

Our Board Guidelines provide that the independent directors will designate a Lead Independent Director when the Chairperson is not an independent director. The role of Lead Independent Director at Gilead is modeled on the role of an independent Chairperson, ensuring a strong, independent and active Board of Directors. Our Board regularly reviews its leadership structure to evaluate whether it remains appropriate for our company, and we continue to believe the robust duties of our Lead Independent Director empower our independent directors to provide guidance and effective oversight of management. As set forth in the Lead Independent Director Charter, the Lead Independent Director has clearly delineated and comprehensive duties, which are described further below:

Consulting with the Chairperson as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with ongoing company operations;

Consulting with the Chairperson regarding and approving the information, agenda and schedules of meetings of the Board of Directors and Board committees;

Chairing meetings of the Board of Directors when the Chairperson is not present or when otherwise appropriate, including all executive sessions of independent directors;

Facilitating the effective functioning of key Board committees and providing input on functioning of the committees, when required;

Advising the Chairperson as to the information necessary or appropriate for the independent directors to effectively and responsibly perform their duties and provide feedback on the quality, quantity and timeliness of information submitted by management;

Advising the Board of Directors and its committees on the retention of advisers and consultants who report directly to the Board of Directors;

Calling meetings of the independent directors, as appropriate;

30

Corporate Governance

Serving as chairperson of meetings of the independent directors;

Serving as principal liaison between the independent directors and the Chairperson and between the independent directors and senior management;

Ensuring that independent directors have adequate opportunities to meet and discuss issues in meetings of the independent directors;

Encouraging director participation by fostering an environment of open dialogue and constructive feedback among independent directors;

Communicating to management, as appropriate, the results of private discussions among independent directors;

Participating on ad-hoc committees established to deal with extraordinary matters, such as investigations and mergers and acquisitions;

Providing guidance on director succession and development;

Ensuring Board agendas provide the Board with the ability to periodically review and provide input on the company’s long-term strategy and to monitor management’s execution of the long term-strategy;

Serving as the independent directors’ representative in crisis situations, unless otherwise directed by the Board;

Monitoring conflicts of interest of all directors, including the Chairperson;

Participating in succession planning for the Chief Executive Officer and in talent retention and development programs for members of senior management;

Responding to major stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairperson and other directors as the Lead Independent Director may deem appropriate;

Representing independent directors in communications with other stakeholders, as required; and

Performing such other duties as the Board of Directors may from time to time delegate.

The Lead Independent Director also frequently attends meetings of all our Board committees and leads our Board in conducting an annual assessment of our Board and the committees to evaluate their effectiveness. In addition, as required by our Board Guidelines, our independent directors meet without executive management on a regular basis to review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Consistent with our commitment to robust engagement with our stockholders, the Lead Independent Director also participates in meetings with stockholders as part of our year-round stockholder engagement program.

The Lead Independent Director Charter is available on our website at www.gilead.com on the Investors page under “Governance.”

Board Evaluations

Our Board believes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. Our Board and each of the committees conduct an annual evaluation of Board and committee performance, which is organized by our Nominating and Corporate Governance Committee and led by our Lead Independent Director. An overview of our 2022 annual evaluation process is provided below.

DEVELOPMENT OF ANNUAL EVALUATION PROCESS Our Nominating and Corporate Governance Committee develops an annual self-evaluation process and prepares the questionnaires for our Board and the committees.	WRITTEN SELF-ASSESSMENT Each director completes a written self-assessment evaluating the performance of the Board and their respective committees.	ONE-ON-ONE DISCUSSIONS Our Lead Independent Director and our Chairperson have one-on-one discussions with each director.

EVALUATION OF
RESULTS

  The full Board and each committee review and discuss the results from the written self-assessments.

  Our Lead Independent Director shares the feedback from the one-on-one discussions with the full Board for discussion and consideration.

2023 Proxy Statement	31

Corporate Governance

Meetings of Our Board of Directors and Board Committees; Attendance at Annual Meetings

All directors attended greater than 75% of the aggregate of all meetings of our Board and of the committees on which they served during the year ended December 31, 2022 (or the period for which they served in 2022), and on average we had a 98.5% attendance rate for such meetings. Current committee membership and the number of meetings of our full Board and committees held in 2022 are shown in the table below:

	Board	Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee	Science Committee
Jacqueline K. Barton, Ph.D.
Jeffrey A. Bluestone, Ph.D.
Sandra J. Horning, M.D.
Kelly A. Kramer
Kevin E. Lofton	Lead Independent Director
Harish Manwani
Daniel P. O’Day	Chairman
Javier J. Rodriguez
Anthony Welters
Number of 2022 Meetings	6	9	5	4	5

   Member    Chair

Our Board expects director attendance at our annual meetings of stockholders. All of our Board members attended the 2022 annual meeting of stockholders.

32

Corporate Governance

Committees of Our Board of Directors

Our Board has an Audit Committee, a Compensation and Talent Committee, a Nominating and Corporate Governance Committee and a Science Committee. The charter for each of these committees is available on our website at www.gilead.com on the Investors page under “Governance.”

Audit Committee 2022 Meetings: 9 Current Members: Kelly A. Kramer (Chair), Kevin E. Lofton, Javier J. Rodriguez

Our Board has determined that all members of our Audit Committee are “independent directors” under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. Our Board has determined that Ms. Kramer, Mr. Lofton and Mr. Rodriguez each qualify as an “audit committee financial expert,” as defined in applicable SEC rules.

Our Audit Committee oversees our corporate accounting, financial reporting process and systems of internal accounting and financial controls.

Among other responsibilities, our Audit Committee:

is directly responsible for the selection, appointment, retention, compensation, oversight and, where appropriate, the replacement of the independent registered public accounting firm (the “auditors”);

approves the engagement of proposed audit, review and attest services, as well as permissible non-audit services by our auditors;

evaluates the performance, independence and qualifications of the auditors;

reviews periodic reports prepared by the auditors regarding their internal quality control procedures and any material issues raised by internal quality-control reviews or by inquiries or investigations by governmental or professional authorities;

monitors the rotation of audit partners on our engagement team and is involved in the selection of the lead audit partner;

meets with the auditors and our financial management to review the scope and cost of proposed audits and the audit procedures to be utilized, and, following the conclusion thereof, reviews the results of such audits, including any findings, comments or recommendations of the auditors;

discusses with the auditors and our financial and accounting management the scope, adequacy and effectiveness of our internal control over financial reporting, including the adequacy of the systems of reporting to our Audit Committee;

reviews the potential effect of regulatory and accounting developments on our consolidated financial statements;

reviews significant reporting issues or judgments made in connection with the preparation of our consolidated financial statements;

reviews and approves, in advance, or ratifies all related party transactions in accordance with applicable laws, SEC rules and Nasdaq requirements;

oversees the establishment and maintenance of disclosure controls and procedures;

reviews draft earnings releases and the financial statements to be included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including the results of the annual audit and the results of the auditors’ review of our quarterly condensed consolidated financial statements;

meets with internal audit management to review and approve the annual internal audit plan and budget and to review the results of internal audit activities;

evaluates the performance and effectiveness of our internal audit function; and

oversees our management of risks associated with financial and accounting systems, accounting policies, public reporting, investment strategies and cybersecurity, including the periodic review with management of our efforts to identify and mitigate such risks.

We have established procedures for the confidential submission of employee concerns under our Complaint Procedure and Non-Retaliation Policy. Our Audit Committee receives quarterly reports from management on all complaints regarding accounting, internal accounting controls or auditing matters made under our Complaint Procedure and Non-Retaliation Policy.

2023 Proxy Statement	33

Corporate Governance

Our Audit Committee regularly meets in executive session and in private sessions with each of our Chief Financial Officer, our Vice President of Internal Audit and representatives of Ernst & Young LLP, and from time to time, our Chief Compliance Officer and our Chief Accounting Officer and Corporate Controller, during which candid discussions regarding financial management, legal, accounting, auditing and internal control matters take place.

Compensation and Talent Committee 2022 Meetings: 5 Current Members:

Kevin E. Lofton (Chair), Jacqueline K. Barton, Ph.D., Kelly A. Kramer, Harish Manwani, Anthony Welters

Our Board has determined that all members of our Compensation and Talent Committee are independent directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. The members of our Compensation and Talent Committee are “non-employee directors” as determined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Our Compensation and Talent Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs.

Among other responsibilities, our Compensation and Talent Committee:

takes any and all actions that may be taken by the Board with respect to the compensation level of our executive officers, including but not limited to the development of compensation policies and the review of compensation arrangements;

oversees the administration and review of our compensation plans;

evaluates the performance of our Chief Executive Officer, and reviews and approves the Chief Executive Officer’s compensation, subject to ratification by the independent directors of the Board;

reviews and approves the compensation arrangements for our other executive officers;

oversees talent management and succession planning with respect to our Chief Executive Officer and other executive officers, and recommends a succession plan for such officers on an annual basis;

establishes the stock ownership guidelines applicable to executive officers and recommends stock ownership guidelines applicable to the non-employee Board members;

assesses whether our compensation practices present risks that could have a material adverse effect upon us or could otherwise encourage unnecessary or excessive risk-taking;

oversees our strategies and policies related to human capital management, including with respect to matters such as inclusion and diversity, workplace environment and culture, talent recruitment, development and retention, and employee engagement and effectiveness;

reviews and discusses the “Compensation Discussion and Analysis” included in our Proxy Statement for each annual meeting;

reviews the results of the most recent stockholder advisory vote on executive compensation and oversees our submissions to stockholders on executive compensation matters; and

appoints, determines the compensation of and oversees the independent compensation advisers retained by the Compensation and Talent Committee.

34

Corporate Governance

Our Compensation and Talent Committee has the authority to engage the services of its own outside advisors to assist it in determining the compensation of our executive officers. After a robust evaluation process in 2021 that included the consideration of alternative candidates for the role, our Compensation and Talent Committee continued its engagement of Frederic W. Cook & Co. (“FW Cook”), a national compensation consulting firm, as its independent compensation consultant. FW Cook reports directly to and provides various executive compensation services to our Compensation and Talent Committee, including advising the Committee on the following matters:

the principal aspects of our Chief Executive Officer’s compensation;

evolving industry practices; and

market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee Board members.

FW Cook provides consulting services solely to our Compensation and Talent Committee and does not provide any other services to Gilead. Where advisable, our Compensation and Talent Committee meets in executive session from time to time with FW Cook to discuss compensation-related matters.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation and Talent Committee who served during 2022 is currently or has been, at any time since our formation, one of our officers or employees. During 2022, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation and Talent Committee. None of the members of our Compensation and Talent Committee who served during 2022 currently has or has had any relationship or transaction requiring disclosure pursuant to Item 404 of Regulation S-K.

2023 Proxy Statement	35

Corporate Governance

Nominating and Corporate Governance Committee 2022 Meetings: 4 Current Members:

Anthony Welters (Chair), Sandra J. Horning, M.D., Kevin E. Lofton, Harish Manwani

Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent directors under the criteria specified by applicable listing rules of Nasdaq and our Board Guidelines.

Our Nominating and Corporate Governance Committee oversees the corporate governance policies and practices of the company, including Board and committee structure and nominations, and monitors the compliance functions managed by the Chief Compliance Officer.

Among other responsibilities, our Nominating and Corporate Governance Committee:

develops and periodically reviews the desired qualifications of members of the Board and its committees;

advises our Board on matters of diversity, including race, ethnicity, gender, sexual orientation, culture, thought and geography;

evaluates the need for refreshment and succession planning for the Board and, as appropriate, leads the search for diverse individuals qualified to become members of the Board;

recommends director nominees to the Board to be presented for stockholder approval at the annual meeting of stockholders;

reviews the Board’s leadership structure and recommends changes as appropriate, including a recommendation to the independent directors regarding the appointment of our Lead Independent Director;

reviews the Board’s committee structure and recommends directors to serve as members and chairpersons of each committee for the Board’s approval;

determines on an annual basis the members of the Board who meet the independence requirements and members of the Audit Committee who meet the financial expert requirements;

reviews our corporate governance policies and practices and recommends new policies and changes to existing policies for the Board’s approval;

develops an annual self-evaluation process for the Board and its committees and, as appropriate, makes recommendations to the Board regarding its findings;

monitors risks related to corporate governance matters and certain other non-financial or non-compensation-related risks;

oversees our company’s stockholder engagement program;

approves the appointment and removal of the Chief Compliance Officer and meets periodically with the Chief Compliance Officer to monitor the company’s compliance program;

oversees ESG matters and receives periodic reports on our ESG program; and

reviews our political expenditure policies and expenditures, including payments to trade associations.

Our Nominating and Corporate Governance Committee regularly meets in executive session with our Chief Compliance Officer as part of its oversight of the company’s compliance program.

We have established procedures for the confidential submission of employee concerns under our Complaint Procedure and Non-Retaliation Policy. Our Nominating and Corporate Governance Committee receives quarterly reports from management on complaints made under our Complaint Procedure and Non-Retaliation Policy (other than those relating to accounting, internal accounting controls or auditing matters, which are reported to our Audit Committee).

36

Corporate Governance

Science Committee 2022 Meetings: 5 Current Members: Sandra J. Horning, M.D. (Chair), Jacqueline K. Barton, Ph.D., Jeffrey A. Bluestone, Ph.D.

Our Science Committee oversees, on behalf of our Board, our research and development strategy, including with respect to our commercial portfolio and clinical programs and the capabilities of our products and product candidates. Among other responsibilities, our Science Committee:

advises our Board on the direction of and progress made towards our research and development strategy;

assesses the quality of our commercial portfolio and clinical programs, and evaluates potential opportunities to enhance our portfolio and programs through opt-in programs, collaborations and other strategic transactions;

monitors the status, progress and outcomes of our key clinical trials; and

reviews the potential effect of developments in the competitive scientific landscape and emerging science trends on our commercial portfolio and clinical programs.

Executive Sessions

As required by our Board Guidelines, our independent directors meet in regularly scheduled executive sessions at which only they are present. Our Lead Independent Director presides over these executive sessions. At these executive sessions, the independent directors review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Additionally, executive sessions may be convened by the Lead Independent Director at his discretion and will be convened if requested by any other independent director.

Board Processes

Certain Relationships and Related Person Transactions

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers (including our Named Executive Officers) and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the full extent permitted under Delaware law and our bylaws.

Policies and Procedures

Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, in advance, all related person transactions. Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members, and transactions include any transaction or arrangement in which the amount involved exceeds $120,000 and where the company or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. The responsibility for reviewing and approving such transactions is set forth in writing in the Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at www.gilead.com on the Investors page under “Governance.”

2023 Proxy Statement	37

Corporate Governance

To assist us in identifying related person transactions, each year we require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their immediate family members have a material interest.

Conflicts of Interest

We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee determines, on an annual basis, which members of our Board meet the definition of independent director under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. The obligation for this determination is set forth in writing in the Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.gilead.com on the Investors page under “Governance.” Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

2022 Related Person Transactions and Conflicts of Interest

There were no related person transactions or conflicts of interest in 2022. Approval of any related person transaction or conflict of interest would require approval of the applicable Board committee (as described above) or the full Board.

In 2022, we hired Deborah H. Telman as our new EVP, Corporate Affairs and General Counsel. Ms. Telman’s spouse is a partner in a law firm that Gilead retained for legal matters prior to the search for or retention of Ms. Telman. While the firm continues to represent Gilead in these matters, we determined that the firm’s work does not give rise to a related person transaction because the spouse does not work on these matters and does not otherwise have a material interest in the fees paid by Gilead. In addition, in accordance with the terms of Gilead’s Code of Conduct and Conflict of Interest Policy, we established, and the Board reviewed and approved, certain procedures regarding Gilead’s work with the law firm that are designed to avoid a conflict of interest.

Code of Ethics

Our Code of Ethics establishes the corporate standards of behavior for all our employees, officers and directors and sets our expectations of contractors and agents. Our Code of Ethics supports our commitment to maintaining the highest standards of legal and ethical conduct and includes our expectations with respect to topics such as inclusion and diversity, human rights, anti-harassment and anti-bullying, international trade, intellectual property and political activity. The Code of Ethics is available on our website at www.gilead.com on the Investors page under “Governance.” Any person who becomes aware of any possible non-compliance of laws, regulations, our Code of Ethics or any other Gilead policy is responsible for notifying a member of management or the legal department. We have also implemented an Ethics Hotline through which concerns can be raised confidentially. We investigate all reports promptly, and we do not tolerate retaliation against anyone making reports in good faith and/or assisting in investigations of possible violations.

Compensation of Non-Employee Board Members

The members of our Board play a critical role in guiding our strategic direction and overseeing our management. In light of the demanding nature of the role and responsibilities of a public company board, including the time commitment and risks associated with board service, the market for highly qualified and experienced individuals who are capable of serving as the directors of a large public company has remained highly competitive.

These dynamics make it imperative that we provide a competitive compensation program for our non-employee directors. Such directors are accordingly compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees, and receive a combination of annual cash retainers and equity compensation in the form of stock options and restricted stock unit awards. In addition, our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and committee meetings and related activities. Our employee directors do not receive additional compensation for their service on our Board.

Our Compensation and Talent Committee reviews our non-employee director compensation program on an annual basis with its independent advisor. Any recommended changes to the program are then presented to the independent members of our Board for their consideration and approval.

Our non-employee directors are compensated through annual equity awards under a pre-established grant-date fair value formula and annual cash retainers for Board and Board committee service.

38

Corporate Governance

Cash Payments and Equity Awards

The following table sets forth the compensation arrangements for our non-employee Board members during 2022:

	2022 Non-Employee Board Member Compensation
			Grant-Date Value of Equity Awards(2)
	Cash Payment	(1)	Options	(4)	Restricted Stock Units	(4)
All Non-Employee Board Members	$75,000 retainer		$150,000		$150,000
Lead Independent Director	$40,000 / $75,000 additional cash retainer	(3)	None		None
Audit Committee Chair	$20,000 additional cash retainer		None		None
Compensation and Talent Committee Chair	$15,000 additional cash retainer		None		None
Nominating and Corporate Governance Committee Chair Science Committee Chair	$15,000 additional cash retainer		None		None
Committee Member (in addition to any Committee Chair fees)	$20,000 additional cash retainer for each committee		None		None

(1)	A non-employee Board member’s actual cash retainer is equal to the aggregate of his or her retainer fee for Board service ($75,000) plus his or her retainers for service on one or more Board committees (e.g., if the Audit Committee Chair also serves as a member on the Compensation and Talent Committee, the total dollar amount of the cash retainer will be $135,000). In addition, the cash retainer amounts presented in the table represent the annualized amounts payable to a non-employee Board member. Actual payments were made on a quarterly, pro-rated basis.
(2)	The number of shares of our common stock subject to the option portion of the annual equity award is calculated by dividing $150,000 by the fair value of option on the grant date, with any fractional share rounded down to the next whole share. The fair value of option is based on Black-Scholes option valuation model. The number of shares of our common stock subject to the restricted stock unit portion of the annual equity award is calculated by dividing $150,000 by the closing market price per share of our common stock on the award date, with any fractional share rounded down to the next whole share.
(3)	The Lead Independent Director receives an additional retainer of $75,000 should the Lead Independent Director not serve on any committees of the Board or $40,000 should the director serve on a committee (in addition to any retainer amounts for committee service).
(4)	The Lead Independent Director, committee chairs and other committee members do not receive any additional equity awards for their Lead Independent Director or committee service.

Deferred Compensation Plan

Our Deferred Compensation Plan allows our non-employee directors to defer all or a portion of their cash retainer each year. The deferred amount may either be immediately converted into phantom shares of our common stock or invested in a designated group of investment funds, neither of which results in above-market interest under disclosure rules. To the extent that a non-employee director elects to defer his or her cash retainer into phantom shares, the resulting number of phantom shares of our common stock will be determined by dividing the deferred amount by the fair market value per share of our common stock on the conversion date. The resulting number of phantom shares will be paid out in actual shares of our common stock at the end of the deferral period. If the non-employee director elects to defer his or her retainer into investment funds, then he or she may select from among the investment funds available under the Deferred Compensation Plan. These investment funds are substantially the same as those available under our broad-based Section 401(k) employee savings plan.

A non-employee director may elect to receive his or her deferred account balance at a designated age that is no earlier than age 50 and no later than age 75, or on the date of his or her cessation of Board service or on the second or fifth anniversary of that cessation date, in a lump sum or in annual installments not to exceed 10 years. An early distribution is permitted in the event of a financial hardship. In the event of death, an account balance will be distributed in a lump sum to the director’s designated beneficiary.

Stock Ownership Guidelines

We have stock ownership guidelines to encourage our non-employee directors to retain a significant portion of their shares of our common stock. These stock ownership guidelines require our non-employee directors to hold shares of our common stock with an aggregate fair market value equal to or greater than five times their annual retainer. This guideline is to be achieved over a five-year period, measured from the date the non-employee director first joins our Board. As of December 31, 2022, all members of our Board were in compliance.

2023 Proxy Statement	39

Corporate Governance

Terms of Equity Awards

The stock options granted to our non-employee directors have an exercise price equal to the fair market value per share of our common stock on the date of grant (based on the closing market price for our common stock on that date as reported on the Nasdaq Global Select Market). Each option has a maximum term of 10 years, subject to earlier termination three years after the non-employee director’s cessation of Board service. Stock option and restricted stock unit awards granted to non-employee directors vest immediately upon grant. Initial equity awards for new non-employee directors are prorated based on the number of days remaining in the compensation period in which they commence Board service. The shares that vest under restricted stock unit awards may, pursuant to a director’s advance election, be subject to a deferred issuance in up to five annual installments following his or her cessation of Board service.

The table below summarizes the compensation paid by us to our non-employee Board members for the 2022 fiscal year:

2022 Director Compensation

The table below summarizes the compensation paid by us to non-employee Board members for the 2022 fiscal year:

Name	Fees Earned or Paid in Cash	(1)	Stock Awards	(2)(3)	Option Awards	(3)(4)	Total
Jacqueline K. Barton	$114,946		$149,939		$149,993		$414,878
Jeffrey A. Bluestone	$95,000	(5)	$149,939		$149,993		$394,932
Sandra J. Horning	$130,000	(5)	$149,939		$149,993		$429,932
Kelly A. Kramer	$135,000		$149,939		$149,993		$434,932
Kevin E. Lofton	$190,000		$149,939		$149,993		$489,932
Harish M. Manwani	$115,000		$149,939		$149,993		$414,932
Javier J. Rodriguez	$95,000		$149,939		$149,993		$394,932
Anthony Welters	$130,000		$149,939		$149,993		$429,932

(1)	Represents cash retainer for serving on our Board and committees of the Board for the full year ended December 31, 2022.
(2)	Represents RSU awards comprised of 2,444 shares granted under our 2022 Equity Incentive Plan (the “2022 Plan”) to each Board member on May 5, 2022 and vested immediately on the same date. Market values are calculated by multiplying the number of shares of our common stock subject to the award by the closing price per share of our common stock on the award date of $61.35.
(3)	The following table shows, for each named individual, the aggregate number of stock awards, option awards and phantom shares (under our Deferred Compensation Plan) held by that individual as of December 31, 2022:

Name	Aggregate Stock Awards Outstanding as of December 31, 2022	(a)	Aggregate Option Awards Outstanding as of December 31, 2022	Aggregate Phantom Shares as of December 31, 2022	(b)
Jacqueline K. Barton	4,553		61,865	—
Jeffrey A. Bluestone	—		36,395	—
Sandra J. Horning	5,491		42,239	—
Kelly A. Kramer	13,397		75,733	—
Kevin E. Lofton	9,830		95,920	3,103
Harish M. Manwani	—		59,746	—
Javier J. Rodriguez	—		39,183	—
Anthony Welters	—		38,234	—

(a)	Aggregate stock awards include vested RSUs for which receipt of the underlying shares of our common stock has been deferred. RSUs accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding RSUs. Dividend equivalents are accumulated and paid in cash when the underlying shares are issued.
(b)	Dividends on phantom shares are accrued and reinvested to acquire additional phantom shares quarterly.
(4)	Represents the grant-date fair value of stock option awards comprised of 15,851 options with an exercise price of $61.35 per share made to each Board member on May 5, 2022 under the 2022 Plan. The applicable grant-date fair value of each award was calculated in accordance with Topic 718 and did not take into account any estimated forfeitures related to such service vesting. Assumptions used in the calculation of grant-date fair value are set forth in Note 15 to our Consolidated Financial Statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for such fiscal year filed with the SEC.
(5)	Each of Mr. Bluestone and Dr. Horning elected to defer their entire retainer fees of $95,000 and $130,000, respectively, as a cash deferral under our Deferred Compensation Plan.

40

Audit Matters

Ratification of the Selection of Independent Registered Public Accounting Firm

PROPOSAL 2

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987.

Our Board unanimously recommends a vote “FOR” Proposal 2.

Annual Evaluation and Selection of Independent Auditor

To help ensure continuing auditor independence, our Audit Committee annually reviews Ernst & Young LLP’s independence and performance in connection with the Committee’s determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In the course of these reviews, our Audit Committee considers, among other things:

Ernst & Young LLP’s historical and recent performance on the Gilead audit;

Ernst & Young LLP’s institutional knowledge and expertise regarding Gilead’s global business, accounting policies and practices and internal control over financial reporting;

the professional qualifications of Ernst & Young LLP, the lead audit partner and other key engagement partners;

Ernst & Young LLP’s disclosures related to audit quality and performance, including recent Public Company Accounting Oversight Board (the “PCAOB”) inspections;

the appropriateness of Ernst & Young LLP’s audit fees, including the fees that Ernst & Young LLP receives for non-audit services;

the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management; and

the potential impact of changing our independent registered public amounting firm.

Based on this evaluation, our Audit Committee has determined that Ernst & Young LLP is independent and that it is in the best interest of Gilead and its stockholders to continue to retain Ernst & Young LLP to serve as our independent auditors for the 2023 fiscal year.

Rotation of Lead Audit Partner

The Audit Committee requires the lead audit partner to be rotated at least every five years. The process for selection of Gilead’s lead audit partner pursuant to this rotation involves a meeting between the Chair of our Audit Committee and the candidate for the role as well as discussion by the full Audit Committee and management. Our last rotation of lead audit partner was in 2023.

2023 Proxy Statement	41

Audit Matters

Principal Accountant Fees and Services

Our Audit Committee is responsible for audit firm compensation. The aggregate fees billed or expected to be billed by Ernst & Young LLP for the years ended December 31, 2022 and 2021 for the professional services described below are as follows:

Name	2022	2021
Audit Fees(1)	$9,903,005	$8,934,000
Audit-Related Fees	$—	$—
Tax Fees(2)	$1,118,024	$1,452,000
All Other Fees(3)	$486,440	$209,000
Total	$11,507,469	$10,595,000

(1)	Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim condensed consolidated financial statements, as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other statutory or regulatory filings or engagements.
(2)	Represents fees primarily incurred in connection with domestic and international tax compliance and tax consultation services.
(3)	Represents fees incurred in providing miscellaneous permitted advisory services, including fees related to system pre-implementation and accessing Ernst & Young LLP’s online research database.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by Ernst & Young LLP would not affect their independence.

Pre-Approval Policy and Procedures

To minimize relationships that could impair the objectivity of Ernst & Young LLP, our Audit Committee adopted policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. Under this policy, our Audit Committee must pre-approve all services provided by Ernst & Young LLP, and the policy prohibits the engagement of Ernst & Young LLP for certain specified services. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is a persuasive business reason for using Ernst & Young LLP over other providers. The policy provides that, as a general rule of thumb, the fees for these other services should be less than 25% of total audit fees. Pre-approval may be given as part of our Audit Committee’s approval of the scope of Ernst & Young LLP’s engagement or on an explicit case-by-case basis before Ernst & Young LLP is engaged to provide each service. The pre-approval of services may be delegated by our Audit Committee to a member of the Audit Committee. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Gilead and our stockholders.

42

Audit Matters

Audit Committee Report

Our Audit Committee is composed of three directors and operates under a written charter adopted by the Board of Directors. Our Board has determined that all members of our Audit Committee are “independent” directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls. Management has the primary responsibility for the financial statements, the reporting process, and the system of internal control over financial reporting.

Our Audit Committee is responsible for the selection, appointment, retention, compensation and oversight of Gilead’s independent registered public accounting firm, Ernst & Young LLP. Our Audit Committee reviewed and discussed with Ernst & Young LLP the auditors’ independence from Gilead and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and our Audit Committee discussed Ernst & Young LLP’s independence from Gilead. We also considered whether Ernst & Young LLP’s provision of non-audit services to Gilead is compatible with the auditor’s independence.

We adopted auditor independence policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is an appropriate business reason for using Ernst & Young LLP over other providers. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Our Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2022 with management and Ernst & Young LLP. Our Audit Committee has reviewed and discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

Based upon these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Gilead’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. Our Board has approved this inclusion.

Audit Committee

Kelly A. Kramer, Chair
Kevin E. Lofton
Javier J. Rodriguez

2023 Proxy Statement	43

Executive Officers

The names of our executive officers who are not also directors of Gilead and certain information about each of them as of March 23, 2023 are set forth below.

See Mr. O’Day’s biography above under “Nominees” on page 20.

Andrew D. Dickinson

Mr. Dickinson serves as Gilead’s Chief Financial Officer, responsible for the oversight of the company’s global finance, corporate development, information technology, operations and strategy organizations.

Mr. Dickinson joined Gilead in 2016 and prior to his current role served as head of the company’s corporate development and strategy group. In that role, Mr. Dickinson drove all of Gilead’s licensing, partnership and acquisition transactions and guided investments into new areas. Prior to his tenure at Gilead, Mr. Dickinson was the global Co-Head of Healthcare Investment Banking at Lazard. Earlier in his career, he served as General Counsel and Vice President of Corporate Development at Myogen, Inc., which was acquired by Gilead in 2006.

Mr. Dickinson received his bachelor’s degree in molecular, cellular and developmental biology from the University of Colorado at Boulder and his law degree from Loyola University of Chicago.

He currently serves on the board of directors of Sutter Health, a non-profit hospital system based in California, and previously served on the board of directors of the Fosun Pharma and Kite joint venture in China, which was established in 2017.

Age: 53 JOINED GILEAD: 2016 POSITION: Chief Financial Officer

Johanna Mercier

Ms. Mercier serves as Gilead’s Chief Commercial Officer, with responsibility for the global commercialization of all the company’s medicines throughout the product lifecycle. Under her leadership, Gilead works to ensure that patients around the world have access to the company’s transformational medicines.

Ms. Mercier joined Gilead in 2019 after 25 years at Bristol-Myers Squibb, where she served in a number of executive leadership positions, including head of the U.S. business and head of the European region, gaining broad experience across geographies and in all aspects of the commercial business. In her time there, she successfully evolved the culture and drove strong commercial execution with double-digit growth and multiple launches that changed the standard of care in melanoma and renal cancers.

Ms. Mercier holds a bachelor’s degree in biology from the University of Montreal and an MBA from Concordia University.

She currently serves on the board of directors of Neurocrine Biosciences, Inc. and the University of Southern California’s Leonard D. Schaeffer Center for Health Policy and Economics.

Age: 53 JOINED GILEAD: 2019 POSITION: Chief Commercial Officer

44

Executive Officers

Merdad V. Parsey, M.D., Ph.D.

Dr. Parsey is Gilead’s Chief Medical Officer, responsible for overseeing the company’s global clinical development and medical affairs organizations. In his role, Dr. Parsey supervises all clinical trials and development operations. Together with the leadership team, he works to advance clinical development strategies and programs with the goal of changing the trajectory of disease, and transforming care for the patients of today and tomorrow.

Dr. Parsey joined Gilead in 2019, after serving as Senior Vice President of Early Clinical Development at Genentech, where he led clinical development for areas including inflammation, oncology and infectious diseases. Prior to Genentech, Dr. Parsey served as President and CEO of 3-V Biosciences (now Sagimet BioSciences), held development roles at Sepracor, Regeneron and Merck and was Assistant Professor of Medicine and Director of Critical Care Medicine at the New York University School of Medicine.

He completed his M.D. and Ph.D. at the University of Maryland, Baltimore, his residency in Internal Medicine at Stanford University and his fellowship in Pulmonary and Critical Care Medicine at the University of Colorado.

Dr. Parsey currently serves on the board of directors for Sagimet BioSciences and Arcus Biosciences.

Age: 60 JOINED GILEAD: 2019 POSITION: Chief Medical Officer

Deborah H. Telman

Ms. Telman serves as Executive Vice President of Corporate Affairs and General Counsel, with responsibility for Gilead’s Government Affairs and Policy, Public Affairs, Legal and Compliance functions.

Ms. Telman joined Gilead in 2022 and prior to her current role, she served as Executive Vice President, General Counsel and Corporate Secretary at Organon, a women’s healthcare company, building out the Legal, Ethics and Compliance, and Environmental Health and Safety organizations following the company’s separation from Merck. Prior to joining Organon, Ms. Telman was the Senior Vice President, General Counsel and Corporate Secretary at Sorrento Therapeutics, a clinical stage biopharmaceutical company.

Over the course of her more than 25-year career, Ms. Telman has provided legal counsel both in an in-house capacity and in private practice, including experience in global mergers and acquisitions, governance and litigation. She received her Juris Doctor degree from Boston University School of Law and a bachelor’s degree in mathematics from the University of Pennsylvania.

Ms. Telman currently serves on the board of directors of AtriCure, Inc., a medical tech company focused on the treatment of atrial fibrillation and related conditions, as well as on the board of directors of Chicago Humanities Festival.

Age: 58 JOINED GILEAD: 2022 POSITION: Executive Vice President, Corporate Affairs and General Counsel

2023 Proxy Statement	45

Executive Compensation

Advisory Vote to Approve the Compensation of Our Named Executive Officers

PROPOSAL 3

Based upon a vote of stockholders at our 2022 annual meeting of stockholders, and following our Board’s recommendation for an annual advisory vote to approve the compensation of the Named Executive Officers, we are providing stockholders with an advisory vote to approve the compensation of our Named Executive Officers. Although the vote is non-binding, our Board and Compensation and Talent Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We encourage our stockholders to read the Compensation Discussion and Analysis, beginning on page 47, which describes the details of our executive compensation program and the decisions made by the Compensation and Talent Committee in 2022. Our 2022 corporate achievements are described under “Corporate Performance Metrics and Achievements for 2022” in the Compensation Discussion and Analysis.

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the Named Executive Officers in this Proxy Statement:

“RESOLVED, that Gilead’s stockholders hereby approve the compensation paid to Gilead’s executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this Proxy Statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Under our Board’s policy of providing annual advisory votes on executive compensation, subject to the Board’s consideration of the stockholder vote on Proposal 4, the next such vote will occur at the 2024 annual meeting of stockholders.

Our Board unanimously recommends a vote “FOR” Proposal 3.

46

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the components of our executive compensation program and the 2022 decisions of the Compensation and Talent Committee of our Board of Directors (our “Compensation and Talent Committee” or “Committee”) for our 2022 Named Executive Officers (or “NEOs”), who were:

DANIEL P. O’DAY Chairman and Chief Executive Officer (“Chief Executive Officer”)	ANDREW D. DICKINSON Chief Financial Officer	JOHANNA MERCIER Chief Commercial Officer	MERDAD V. PARSEY, M.D., PH.D. Chief Medical Officer	DEBORAH H. TELMAN Executive Vice President, Corporate Affairs and General Counsel(1)

(1)	Ms. Telman commenced employment on July 25, 2022, and commenced service as Gilead’s Executive Vice President, Corporate Affairs and General Counsel on August 1, 2022.

2022 Business Highlights

In 2022, Gilead had a transformational year in which we saw strong financial performance and consistent execution across our portfolio. In virology, we achieved a milestone with the first approvals for lenacapavir, the foundation of our long-acting HIV portfolio, and we are positioned for continued growth. Our momentum in oncology is continuing to accelerate after a year that saw strong commercial performance and clinical progress, including positive data readouts and several regulatory approvals. We continued our expansion into inflammatory disease through internal growth and the acquisition of MiroBio Ltd., a company which develops agonists targeting immune inhibitory receptors. And, for the third year, Veklury remained an important tool to combat the COVID-19 pandemic around the world. Our financial performance was robust, driven by growth in HIV and oncology, including cell therapy. We are approaching 2023 from a very strong position with a diverse and sustainable business.

Achieving Innovation and Maintaining Leadership in HIV. Our goal in partnership with the HIV community is to end the epidemic for everyone, everywhere. In 2022, we made progress in the pursuit of new options in HIV treatment and prevention and in our early HIV cure research program.

In 2022, Sunlenca (lenacapavir), a long-acting first-in-class capsid inhibitor, was approved in both the U.S. and Europe for highly treatment experienced people with multi-drug resistant HIV-1 infections. It offers a new, twice-yearly treatment option for adults with HIV who have previously had limited therapy choices. Additionally, we continue to evaluate lenacapavir for prevention, while exploring a broad range of agents that can be paired with Sunlenca for treatment.

Biktarvy, a once-a-day pill, remains the leading HIV treatment for people starting treatment in the U.S. and Europe, achieving 20% year-over-year growth and adding an additional 2-3% of market share in the U.S. and EU in 2022. Biktarvy revenue for 2022 was $10.4 billion, marking the first time that it has had full-year revenue of more than $10 billion.

There remains a significant unmet need for HIV prevention options among people who could benefit from pre-exposure prophylaxis (PrEP); only 1 in 4 people in the U.S. who could benefit currently take it. Demand for Descovy for PrEP continues to increase with demand in 2022 up more than 20% year-over-year. At the end of 2022, Descovy held a 43% market share in the U.S.

Lastly, in September we resolved litigation related to our tenofovir alafenamide (TAF) patents against the last of generic manufacturers who were seeking to market and manufacture generic versions of Descovy, Vemlidy and Odefsey. These settlement agreements demonstrate the innovativeness of our products and the strength of our intellectual property.

2023 Proxy Statement	47

Executive Compensation

Growing and Strengthening our Oncology Presence. As we continue developing our pipeline and market presence in oncology, the impact on our business is substantial. Revenues from the Gilead and Kite oncology programs increased by 71% from 2021 to more than $2.1 billion, exceeding $2 billion for the first time, with oncology now representing 8% of our full-year revenue in 2022. Oncology revenue in 2022 accounted for approximately 50% of our core business year-over-year revenue growth.

Trodelvy, the cornerstone of our solid tumor portfolio, is reaching a growing number of patients for the treatment of second-line metastatic triple-negative breast cancer (TNBC) and metastatic urothelial (bladder) cancer. Trodelvy is now approved for second-line metastatic TNBC in more than 40 countries, and we continue to work with regulators, payers and clinicians around the world to broaden access overall. Trodelvy revenue was $680 million for 2022, a 79% increase over 2021. We also reached important milestones last year with statistically significant and clinically meaningful progression-free survival and overall survival data from the Phase 3 TROPiCS-02 study, and with the FDA granting priority review of our supplemental biologics license application (“sBLA”) submission based on these data.

Full year revenue in cell therapy was $1.5 billion, up 68% year-over-year, exceeding a billion for the first time, driven by continued demand for Yescarta in large B-cell lymphoma and follicular lymphomas, as well as Tecartus in mantle cell lymphoma and adult acute lymphoblastic leukemia. We received U.S., EU and Japan approvals for Yescarta for second-line relapsed and refractory large B-cell lymphoma, making it the first CAR T-cell therapy to be approved for use in the earlier second-line setting, and we received EU approval for Tecartus in adult acute lymphoblastic lymphoma. In addition, we greatly expanded our network of authorized treatment centers globally where Kite products are made available. From a manufacturing perspective, we activated a state-of-the-art industry leading manufacturing site in Maryland and implemented a variety of optimization efforts across Kite’s global CAR T manufacturing network, further enabling the company to increase its manufacturing network capacity to meet increasing demand. With this facility and the recently FDA-approved viral vector manufacturing facility in California, Kite remains well positioned to ensure clinical and commercial supply availability while it continues to execute on its geographic expansion.

In 2022, we made significant progress in growing the oncology pipeline, which includes the potential to deliver more than 20 transformative indication approvals in solid tumors and blood cancers by 2030. Partnerships play a key role in our pipeline and capability build, and we are actively collaborating with dozens of oncology’s most promising companies. A core partnership includes our 10-year research and clinical collaboration with Arcus, and in late 2022 we jointly announced clinically meaningful data from the ARC-7 Phase 2 study in patients with first-line metastatic non-small cell lung cancer. This reinforces our confidence in the TIGIT pathway and our four Phase 3 trials in lung and upper GI cancer.

Sustaining the Fight Against COVID-19. Veklury (remdesivir) continues to play a crucial role in the COVID-19 pandemic, as it remains the antiviral standard of care for the treatment of people hospitalized with COVID-19. Veklury is also recommended for use in those who do not require supplemental oxygen or hospitalization and are at an increased risk of progressing to severe COVID-19. In the U.S., Veklury is used in more than 50% of hospitalized patients being treated for COVID-19. Veklury and generic remdesivir have been made available to nearly 13 million patients around the world, including more than 8 million people in low- and middle-income coutnries through Gilead’s voluntary licensing program. Veklury revenue was $3.9 billion in 2022, down from 2021 as expected. In addition, in 2022 we continued to advance the development of an oral treatment for COVID-19.

Achieving Financial Results that Position Us for Long-Term Shareholder Growth. In 2022, we reported total product revenue of $27.0 billion, which exceeded our initial guidance of between $23.8 billion to $24.3 billion. We reported total product revenue excluding Veklury of $23.1 billion, which represented a year-over-year increase of 8% and the strongest full-year growth in our core business since 2015. We returned over $5.1 billion to our shareholders through dividends and share repurchases, and we repaid $1.5 billion of debt.

Our strong financial performance and the strength of our core business resulted in one- and three-year total shareholder return of 24% and 14% respectively, as illustrated.

TOTAL SHAREHOLDER RETURN

48

Executive Compensation

Stockholder Engagement and 2022 Vote on Named Executive Officer Compensation

At the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), 92% of votes were cast in favor of the compensation of our named executive officers, which reflects an increase from 87% in the prior year. Our Compensation and Talent Committee carefully reviews voting results and feedback from our stockholder engagement activities when making executive compensation decisions and remains committed to open and ongoing stockholder engagement. The insights we have gained from our stockholder engagement over the years have been helpful to management and the Board in guiding our corporate policies and practices.

In Fall 2022, we contacted stockholders representing approximately 57% of our outstanding shares to gain valuable insights into the issues they care most about. Of those we contacted, we met with stockholders representing approximately 47% of our outstanding shares as well as the two largest proxy advisory firms. During these meetings, we discussed Gilead’s response to the stockholder proposals at the 2022 Annual Meeting, our continued efforts on diversity and inclusion, key environmental, social and governance topics, board oversight, leadership structure and human capital management, and asked our stockholders for their perspectives and feedback on our executive compensation program. Throughout these engagements, our Lead Independent Director met with stockholders representing approximately 33% of our outstanding shares.

Our stockholders expressed general satisfaction and did not raise any material concerns regarding our executive compensation programs. After taking this feedback into account, our Compensation and Talent Committee determined that no changes to our executive compensation programs were necessary in response to the voting results at our 2022 Annual Meeting.

Stockholders may express their views directly to our Compensation and Talent Committee as described in our “Stockholder Communications with the Board” policy, available on our website at www.gilead.com on the Investors page under “Governance.”

2023 Proxy Statement	49

Executive Compensation

Compensation Philosophy

At Gilead, our mission is to discover, develop and deliver innovative therapeutics for people with life-threatening diseases. To succeed, we must attract, engage and retain highly talented individuals who are committed to our mission and core values of integrity, inclusion, teamwork, accountability and excellence. Our executive compensation program is built on the following six fundamental principles that we believe are imperative to achieving our mission while also balancing the long-term interests of our stockholders:

Pay-for-Performance	Short- and Long-Term Balance	Cost-Effectiveness
Market Competitiveness	Stockholder Alignment	Egalitarian Approach

We maintain “best-in-class” governance standards for the oversight of our executive compensation program, as evidenced by the following policies and practices in effect during 2022:

WHAT WE DO	WHAT WE DO NOT DO

  Ongoing outreach and engagement with major stockholders on executive compensation governance

  Rigorous annual incentive performance metrics with financial goals weighted at 50% of the total award opportunity and product, pipeline and people goals weighted at 50%, and with an individual performance modifier applicable to all NEOs other than our CEO

  Clawback policy covers both cash and equity and allows for clawback for misconduct that results in the restatement of financial results or significant misconduct, including a failure to supervise a subordinate, that otherwise causes financial, operational or reputational harm

  Cap annual cash incentive and long-term performance share award payouts at reasonable levels

  Set pre-established grant dates for executive officers’ annual equity awards

  Compensation and Talent Committee’s independent consultant performs no other work for Gilead

  Conduct annual assessments to identify and mitigate risk in our compensation programs

  Robust executive stock ownership guidelines

  No repricing of stock options without stockholder approval

  No single trigger change in control severance benefits

  No change in control excise tax gross-ups

  Employees and directors are prohibited from hedging and pledging our stock

  No dividend or dividend equivalent rights payable on unearned or unvested equity awards

50

Executive Compensation

Compensation Overview

Elements of Annual Compensation

Our Compensation and Talent Committee annually reviews our Named Executive Officers’ compensation, payment criteria, goals and pay outcomes. Based on this review, the Committee believes our executive compensation program is fair and delivers pay that is aligned with execution against financial and strategic goals and long-term stockholder value.

A summary of our Named Executive Officers’ compensation awarded or earned during 2022 is set forth below:

Compensation Components

Base Salary	Long-Term Incentive (“LTI”) Compensation

Payment Criteria

Fixed annual compensation reviewed annually with any increases generally effective March 1

2022 Compensation Summary

  Our Named Executive Officers received base salary increases ranging from 3% to 5% over 2021 base salaries, consistent with increases given to salaried employees company-wide

Payment Criteria

  50% delivered in performance shares earned over three years based on relative Total Shareholder Return (“TSR”) and annual revenue targets

  There is no payout if performance falls below a minimum threshold

  Relative TSR awards are capped at target if absolute TSR is negative, regardless of relative performance

  25% delivered in stock options that vest over four years beginning one year after grant, with quarterly vesting after year one

  25% delivered in restricted stock units that vest over four years beginning one year after grant, with quarterly vesting after year one

2022 Compensation Summary

  2020 performance shares were earned as follows:

  Relative TSR performance shares were earned at 168.5% of target

  Absolute Revenue performance shares were earned at 200% of target

Annual Cash Incentive

Payment Criteria

  Corporate performance assessed on:

  Financial results: 50%

  Pipeline, Product and People results: 50%

  Individual performance modifier applies for all Named Executive Officers other than the CEO

  Maximum payout = 200% of target

2022 Compensation Summary

  Annual incentive earned at 185% of target for our Chief Executive Officer, based on corporate performance against pre-set rigorous metrics

  Annual incentive earned at 136% to 184% of target for other Named Executive Officers, based on corporate and individual performance

2023 Proxy Statement	51

Executive Compensation

Pay and Performance Alignment

Our industry’s business model is characterized by significant capital investment, long lead times for discovery and development and unpredictable outcomes due to the nature of developing medicines for human use.

Our business involves multi-year development cycles, in which the return on investments in our product pipeline may take up to 12 years or more. Thus, our executive compensation program focuses not only on the successful progression of research programs, clinical trials and the launch of new products, but also on performance across a range of shorter-term metrics that advance our long-term strategy and longer-term value creation for our stockholders. As a result of long development cycles, success in the early phases of development, while critical to achieving our long-term strategy and short-term goals, may not be reflected in our operating performance and share price until several years in the future.

Long-term equity incentives, awarded in the form of performance shares, stock options and restricted stock units, make up the single biggest component of our executives’ annual pay opportunity. As a result, a substantial portion of the target total direct compensation (“TDC”) for each Named Executive Officer is at-risk and tied directly to Gilead’s performance with an appropriate balance between the short- and long-term, as shown below. Target TDC is comprised of annual base salary, target annual incentive, and target annual long-term equity incentives.

CHIEF EXECUTIVE OFFICER	OTHER NAMED EXECUTIVE OFFICERS (AVERAGE)(1)

(1)	Ms. Telman is excluded from this chart as she did not participate in the 2022 annual cycle due to her start date of July 25, 2022.

Our programs are structured so that the target pay opportunity is not representative of actual realized pay unless we perform. For example, our performance share awards are directly impacted by our revenue achievement, relative TSR performance and stock price. When actual revenue and relative TSR performance is below target, the number of shares earned is also below the target number granted. This realizable value is then further impacted when the stock price declines below grant value. In addition, our restricted stock units decrease in value when our stock price declines, and our stock options have no value unless and until the stock price exceeds the grant date exercise price.

Named Executive Officers’ 2022 Annual Compensation

Base Salaries

Our Compensation and Talent Committee reviews and approves our Chief Executive Officer’s base salary, subject to ratification by the independent members of our Board of Directors. For 2022, the Compensation and Talent Committee approved, and our Board ratified, a 3% increase for Mr. O’Day.

Mr. O’Day presented his recommendations for base salary increases for our other Named Executive Officers (other than Ms. Telman, who commenced employment in July 2022) to our Compensation and Talent Committee. The recommendations for our other Named Executive Officers were based on individual achievements during 2021 and expectations for their roles moving forward, as well as competitive market positioning, with the approved increases aligning with increases given to salaried employees company-wide. Named Executive Officer’s 2022 base salary increases were effective as of March 1, 2022.

52

Executive Compensation

The 2022 base salaries for our Named Executive Officers were as follows:

Named Executive Officer	2022 Base Salary (Annualized)	% Base Salary Increase
Mr. O’Day	$1,700,000	3.0%
Mr. Dickinson	$1,027,000	5.0%
Ms. Mercier	$1,087,000	3.0%
Dr. Parsey	$1,082,000	5.0%
Ms. Telman(1)	$900,000	N/A%

(1)	Ms. Telman commenced employment on July 25, 2022.

Annual Incentive

Our annual incentive plan is designed to reward performance that supports our corporate strategy and to drive desired leadership behaviors. The annual incentive plan aligns with our corporate strategy by focusing on short-term financial, pipeline, product and people metrics that serve as building blocks for our future product development and position us to deliver longer term value to stockholders.

In 2022, our Chief Executive Officer’s annual incentive was tied solely to our corporate performance, with our Chief Executive Officer’s individual performance goals being the same as our corporate performance metrics. Our other Named Executive Officers’ annual incentive was based on the achievement of the same corporate performance metrics that applied to our Chief Executive Officer, as well as individual performance goals, with award amounts determined by the following formula:

Base Salary	x	Target Incentive	x	Corporate Performance Factor 0% – 150%	x	Individual Performance Factor 0% – 150%	=	Actual Incentive Award 0% – 200%

Both the Company Performance Factor and Individual Performance Factor can range from 0% to 150% achievement, with the maximum cash incentive payout capped at 200% of target. If the overall corporate performance factor for the year was less than 50%, no award would have been earned.

Target Annual Incentive Opportunities

Consistent with past years, the Compensation and Talent Committee set the 2022 target annual incentive opportunity at 150% of salary for our CEO and 100% of salary for our other Named Executive Officers. Actual earned amounts could range from 0% to 200% of the target opportunity, based on achievement of the relevant corporate and individual performance objectives.

Corporate Performance Metrics and Achievements for 2022

Our Compensation and Talent Committee established performance metrics, weighted 50% financial and 50% strategic, under the annual incentive plan in January 2022 after careful consideration of key short-term financial, pipeline, product and people goals. Each of our financial goals and many of our strategic goals are quantitative and tied to pre-established targets. The Committee then reviewed our performance against these metrics after the end of the year. Based on our performance, the Committee calculated a corporate performance factor between 0% and 150% achievement for each of the metrics, as shown below.

Net product revenue and non-GAAP operating income goals comprise 50% of the corporate performance factor because they drive our ability to invest in and advance our pipeline which in turn positions us to deliver longer term value to stockholders. For purposes of the 2022 annual incentive plan, the Committee approved net product revenue and non-GAAP operating income performance goals that excluded Veklury revenue, as it did previously for the 2021 annual incentive plan. At that same time, the Committee approved a process to separately assess Veklury performance when determining incentive plan results by applying a .75x to 1.25x modifier to the corporate performance factor which the Committee determined was an appropriate modifier to reflect the potential impact of Veklury performance while maintaining focus on other parts of the business. This was done in light of the highly unpredictable nature of COVID-19 infection rates (and resulting Veklury revenues), changing treatment dynamics and the Committee’s desire to incentivize performance around our core businesses which are vital to our longer-term performance. In addition, the Committee approved a

2023 Proxy Statement	53

Executive Compensation

non-GAAP operating income target, excluding Veklury revenue, below the 2021 actuals due to the expected increased investments in Oncology for 2022.

Veklury 2022 revenue exceeded our guidance but as expected decreased year-over-year. After considering Gilead’s strong 2022 financial performance within our core businesses, which was consistent with our strong Veklury revenue, the Committee approved a 1.00x modifier to the corporate performance factor for Veklury performance, resulting in no change to otherwise earned annual incentive payouts.

Based on this assessment and the achievements described below, our Compensation and Talent Committee certified an overall corporate performance factor of 136% of target for our Named Executive Officers.

FINANCIAL METRICS

Metric	Weighting	Threshold	Target	Maximum	Actual	Performance Factor	Resulting Payout Percentage
Net Product Revenue(1)	30%	$21,100M	$22,211M	$22,766M	$23,077M	150%	45%
Non-GAAP Operating Income(2)	20%	$8,159M	$9,065M	$9,292M	$9,430M	150%	30%
						Financial Results 75%

(1)	Net product revenue excludes all revenue received from Veklury sales. Actual net product revenue for 2022 including Veklury sales was $26,982M.
(2)	This financial metric and actual non-GAAP operating income excludes Veklury sales and upfront payments related to collaboration agreements. The actual achievement reflects further adjustments for other items that are considered unusual or not representative of underlying trends of Gilead’s business. Actual non-GAAP operating income including Veklury sales, upfront payments related to collaboration agreements, and the aforementioned adjustments was $12,180M.

54

Executive Compensation

PIPELINE, PRODUCT AND PEOPLE METRICS

Metric	Overall Weighting	Actual	Performance Factor	Resulting Payout Percentage
Introduce five (5) new molecular entities into the Development portfolio	10%	► Introduced a total of nine (9) new molecular entities (“NMEs”) into the Development portfolio as of year-end: ► 6 Internal NMEs ► 3 External NMEs	150%	15%
Achieve key pipeline milestones	15%	► Submitted TROPiCS-02 sBLA in August 2022 ► Received ZUMA-7 second line DLBCL (Diffuse large B-cell lymphoma) approval in the U.S., ahead of schedule; EU approval received in October 2022 ► Exceeded Trodelvy Phase 3 initiation goal with four site activations: ASCENT-03, ASCENT-04, ASCENT-05, and EVOKE-03 ► Completed Bictegravir/Lenacapavir (ARTISTRY-1 study) initiation in August 2022 ► Achieved the initiation of Yescarta in first line treatment for high-risk patients in DLBCL study in November 2022	130%	20%
Achieve commercialization milestones ► Achieve Biktarvy U.S. exit share of 46.3% ► Achieve Trodelvy 2L U.S. patient share of 26% ► Achieve Veklury U.S. hospitalized exit share of 52.5% ► Achieve Yescarta & Tecartus patient delivery of 3,892	15%	► Achieved Biktarvy U.S. exit share of 45.2% ► Achieved Trodelvy 2L U.S. patient share of 25% ► Achieved Veklury U.S. hospitalized exit share of 39%; achieved U.S. hospitalized and treated exit share of 58% ► Exceeded Yescarta and Tecartus total patient delivery with 4,640 patients delivered	95%	14%
Increase employee engagement & advance inclusion & diversity	10%	► Conducted an employee survey which showed an increase in overall employee approval in Gilead ► Achieved one-year representation goals by maintaining more than 50% female global representation, increased Hispanic/ Latino (U.S.) representation to 12.8% but slightly missed the Black (U.S.) representation target by ending the year at 7.7% ► Exceeded diverse supplier and Black-owned supplier spend targets by achieving 119% and 129% of target respectively ► Advanced efforts to increase diversity in clinical trials through a comprehensive program that included the training of 10 diverse physicians	120%	12%
		Pipeline, Product and People Results 61%
		Overall Corporate Performance Factor 136%

2023 Proxy Statement	55

Executive Compensation

Individual Performance

Other than with respect to our Chief Executive Officer, whose annual incentive opportunity was based entirely on corporate performance, our Compensation and Talent Committee also considered the individual contributions of our Named Executive Officers to the achievement of key research and development, commercial, financial and operational objectives that supported our corporate goals, with a focus on both the results and the officer’s demonstration of our Core Values – Accountability, Excellence, Inclusion, Integrity and Teamwork and our Leadership Commitments, as described in the box to the left.

Individual performance objectives were determined and communicated to executives at the beginning of the year (or, with respect to Ms. Telman, at the time of her hiring). The individual performance factors could range from 0% to 150% and reflect the extent to which each Named Executive Officer’s personal contributions were determined to benefit our overall corporate performance, to exceed or fall short of the officer’s individual objectives for the year and took into account the executives demonstration and role in modeling our Leadership Commitments.

I AM BOLD in aspiration and AGILE in execution.

I CARE and make time for people.

I LISTEN, speak openly and explain the “why.”

I TRUST others and myself to make sound decisions.

I OWN the impact of my words and actions.

The table below summarizes select achievements for each Named Executive Officer, other than our Chief Executive Officer.

Executive Officer	Select 2022 Achievements
Mr. Dickinson	►	In 2022, Mr. Dickinson led the execution of 25 transactions, including strategic collaborations with Dragonfly and MacroGenics, the acquisition of rights to Trodelvy from Everest in China and certain other Asian countries, and the acquisition of MiroBio.
	►	Under Mr. Dickinson’s leadership, in 2022, we generated $9.1 billion in operating cash flow, returned over $5.1 billion to our shareholders through dividends and share repurchases and repaid $1.5 billion of debt.
	►	Through Mr. Dickinson’s leadership, Corporate Operations delivered multiple transformational initiatives, including the opening of a park and wellbeing center in Foster City, and new facilities in Munich and Singapore while being recognized as an industry leader in sustainability.
	►	Additionally, Mr. Dickinson continued to cultivate long-term efficiencies and cost savings for Gilead and has made significant progress on a multi-year SAP implementation while achieving all-time Gilead records on small business, diverse, and Black-owned supplier spend. Mr. Dickinson is an Executive Sponsor to the Pride Alliance Employee Resource Group which is focused on ensuring LGBTQ+ employees and allies can be their authentic selves while also celebrating diverse identities.
Ms. Mercier	►	In 2022, Ms. Mercier was instrumental in ensuring access, affordability and sustainability of our HIV and HCV medicines through patient access programs, contract pharmacy initiative and community partnerships.
	►	Ms. Mercier’s focus in 2022 was on ensuring that Biktarvy became the standard of care worldwide, which resulted in an increase of over 3% market share both in the U.S. and the EU. In addition, Ms. Mercier focused on ensuring that Trodelvy becomes the #1 choice for physicians and patients in 2LTNBC. Under Ms. Mercier’s leadership, Trodelvy’s 2022 revenue increased 79% over 2021.
	►	Since the start of the pandemic, under her leadership, Veklury was made available in more than 60 countries with generic remdesivir supplied to other countries in the world by licensed generic partners. Veklury or generic remdesivir have been made available to nearly 13 million patients worldwide.
	►	As an Executive Sponsor to the Women at Gilead Employee Resource Group, Ms. Mercier continued her concentration on ensuring that every woman at Gilead feels empowered and is given ample opportunities to thrive within our organization.

56

Executive Compensation

Executive Officer	Select 2022 Achievements
Dr. Parsey	►	Under Dr. Parsey’s leadership, Gilead’s clinical portfolio continued to expand significantly in Oncology and HIV, including the positive results and filing of TROPiCS-02 and the U.S. approval of Sunleca. Dr. Parsey was instrumental in moving 9 programs from Gilead Research or external partners into Development. In addition, as of the end of 2022, 59 clinical stage programs are underway under Dr. Parsey’s leadership.
	►	Dr. Parsey managed the Medical Affairs organization that helped to launch Trodelvy and provide medical information across our therapeutic areas to practicing caregivers around the world for all of Gilead’s therapies, including Biktarvy.
	►	In addition, Dr. Parsey is an Executive Sponsor to the Gilead Veterans Engagement Team (GVET) Employee Resources Group, which focuses on supporting veterans, active duty military and their families by providing employment opportunities, professional development, team-building and joint service to our communities.
Ms. Telman	►	Ms. Telman’s individual performance modifier reflects her impact on Gilead since her appointment as Executive Vice President, Corporate Affairs and General Counsel. During this time, Ms. Telman was able to drive efficiency and leverage her expertise across the Corporate Affairs and Legal Organization.
	►	In addition, Ms. Telman successfully oversaw the company’s efforts in resolving litigation related to our tenofovir alafenamide (TAF) patents against generic manufacturers who were seeking to market and manufacture generic versions of Descovy, Vemlidy and Odefsey.
	►	Ms. Telman quickly showed her commitment to promoting an inclusive and productive work environment by becoming an Executive Sponsor to the Gilead Leadership Organization of Black Employees (GLOBE) Employee Resource Group. Upon stepping into her new role, Ms. Telman made it a priority to support the development of Black leaders within the company.

Annual Incentive Decisions

The Committee approved final annual incentive awards based on our corporate performance and individual performance for our Named Executive Officers other than our Chief Executive Officer. Based on our corporate performance, the Committee recommended, and the independent members of our Board ratified, the incentive award for our Chief Executive Officer. As a result, the following payments were approved for 2022:

Named Executive Officer	Base Salary	Target Incentive Opportunity (as % of Salary)	Target Incentive Opportunity	Corporate Performance Factor	Individual Performance Factor		Total Award Value
Mr. O’Day	$1,700,000	150%	$2,550,000	136%	136%	(1)	$4,716,480
Mr. Dickinson	$1,027,000	100%	$1,027,000	136%	135%		$1,885,572
Ms. Mercier	$1,087,000	100%	$1,087,000	136%	135%		$1,995,732
Dr. Parsey	$1,082,000	100%	$1,082,000	136%	135%		$1,986,552
Ms. Telman(2)	$900,000	44%	$396,000	136%	100%		$536,548

(1)	CEO performance is tied 100% to corporate performance. For purposes of calculating the CEO award the individual performance factor is set equal to the corporate performance factor.
(2)	Ms. Telman’s bonus opportunity was pro-rated based on her July 25, 2022 start date.

Long-Term Equity Compensation

Our long-term equity compensation program is designed to link our Named Executive Officers’ pay with the long-term interests of our stockholders, help competitively position target compensation opportunities for our executives, and provide meaningful retentive value. Consistent with last year, our Compensation and Talent Committee granted performance shares, stock options and restricted stock units, with performance shares emphasized, as shown below:

2023 Proxy Statement	57

Executive Compensation

2022 Annual Long-Term Equity Decisions

Our Compensation and Talent Committee approved equity awards in the amounts set forth below, which reflect approved grant-date values and not actual delivered or realized compensation. When setting target long-term equity award values, our Compensation and Talent Committee evaluated each Named Executive Officer’s performance during the prior year, his or her expected future contributions and our performance compared to the competitive market.

The following table sets forth the value of the equity awards approved by our Compensation and Talent Committee and, for our Chief Executive Officer, ratified by the independent members of our Board of Directors.

Total Equity Award Value Approved by the Compensation and Talent Committee
Named Executive(1)	2022
Mr. O’Day	$15,000,000
Mr. Dickinson	$5,900,000
Ms. Mercier	$6,450,000
Dr. Parsey	$6,450,000

(1)	Ms. Telman is excluded from this table as she did not receive annual equity awards in March due to her start date of July 25, 2022. For more information on Ms. Telman’s 2022 equity awards, see “New Hire Arrangements” below.

2022 Performance Share Awards

Consistent with prior years, the performance share awards granted by our Compensation and Talent Committee in 2022 were divided into two equally weighted tranches: one subject to three-year relative TSR performance conditions and one subject to three annual revenue-based performance goals. Our Compensation and Talent Committee selected relative TSR and revenue as our performance measures in order to drive the key behaviors that the Committee wants to reinforce and align pay with stockholder returns. Our Compensation and Talent Committee conducts a thorough review of the performance measures and associated payout levels, the rigor of the performance goals and their alignment with performance.

Relative TSR Portion. The performance-based vesting requirement for the relative TSR performance shares is tied to our TSR for the performance period from March 1, 2022 through December 31, 2024, relative to the companies comprising the S&P Healthcare Sub-Index. The S&P Healthcare Sub-Index was selected for comparison because it enables our Compensation and Talent Committee to assess our performance against an objective peer group of industry relevant competitors. The Committee evaluated relative TSR performance against the same comparator group in prior years.

TSR Percentile vs. Comparator Group	% of Target Paid
81st or above	200%
50th	100%
20th or below	0%

If our absolute TSR is negative, the vesting opportunity is capped at 100% of target, regardless of our relative performance. To receive the earned shares, an executive officer must generally remain employed with us through the date following the end of the performance period when our Compensation and Talent Committee certifies performance achievement.

Absolute Revenue Portion. One-third of the revenue-based performance shares granted in 2022 is tied to achievement of our 2022 net product revenue goal, one-third is tied to a 2023 net product revenue goal and one-third is tied to a 2024 net product revenue goal. Each year’s net product revenue goal is established by our Compensation and Talent Committee in the first quarter of that year,

58

Executive Compensation

and the payout level can range from 0% to 200% of the target allocated to each year’s goal. Revenue is a key objective used in both our short- and long-term incentive plans due to our historically high margin commercialized products and the strategic importance of investments within research and development. Revenue supports investment in research and development which is necessary for long-term growth. The uncertainty of many external factors that influence our business and industry, such as unanticipated pricing pressures, product-approval timing and volatility in the foreign currency exchange rates, make it difficult to forecast net product revenue beyond a one-year period. As a result, our Compensation and Talent Committee has determined that the current design appropriately measures performance over the long-term, as it provides line of sight for our executive officers while making the final value of awards earned contingent on net product revenue performance over a three-year period.

In February 2022, our Compensation and Talent Committee established the net product revenue performance goal for 2022 of $24.2 billion (at target), which included Veklury revenue. The same 2022 net product revenue performance goal also applies to one-third of the revenue-based performance shares granted in 2021 and 2020. In contrast to the separate revenue assessments established under the annual incentive plan, the Compensation and Talent Committee included revenue from Veklury in setting the performance share program revenue target. The Committee made the decision to differentiate its evaluation of the revenue measures under the annual and long-term incentive programs given the unusual circumstances of the pandemic; the short-term incentive was intended to focus executives on the drivers of core business, with a separate modifier to incentivize and reward Veklury performance, while the long-term incentive is designed to incentivize holistic long-term performance achievement, including the importance of revenue in supporting research and development, as discussed above.

The 2022 net product revenue goal aligned with our forecast for the 2022 fiscal year. While total product revenue excluding Veklury was forecasted to grow year-over-year, the 2022 net product revenue goal represented a slight decrease from the 2021 goal due to the anticipated decrease in Veklury revenue due to uncertainty on the frequency and severity of COVID-19 surges and projected decreases in hospitalizations.

For purposes of determining the achievement level, any product revenue realized during the fiscal year by any entity that we acquired during that year and the effect of any accounting change is excluded. The 2022 performance share awards will not become vested until the final performance results are certified in early 2025. To receive the earned shares, an executive officer must generally remain employed with us through the date when our Compensation and Talent Committee certifies performance achievement.

Annual Revenue Goal(1)
Year of Grant	2020	2021	2022	2023	2024
2020 Performance Share Award
Absolute Revenue Tranche	$22.1B Target	$24.4B Target	$24.2B Target
2021 Performance Share Award
Absolute Revenue Tranche		$24.4B Target	$24.2B Target	TBD
2022 Performance Share Award
Absolute Revenue Tranche			$24.2B Target	TBD	TBD

(1)	Threshold and maximum performance levels for each tranche are disclosed in the table below.

2022 Stock Options

Our Compensation and Talent Committee believes that stock options provide an appropriate incentive for our executives because they will realize value only if our stock price appreciates from the date of grant, which benefits all stockholders. Stock options granted to our Named Executive Officers vest over a four-year service period. One-quarter of these options vest one year from the grant date and the remaining options vest in equal quarterly installments thereafter (assuming the continued service of the executive officer over the next three years).

2022 Restricted Stock Units

Our Compensation and Talent Committee believes that restricted stock units promote long-term retention and alignment with stockholders. Restricted stock units granted to our Named Executive Officers vest over a four-year service period. One-quarter of these awards vest one year from the grant date and the remaining shares vest in equal quarterly installments thereafter (assuming the continued service of the executive officer over the next three years).

2023 Proxy Statement	59

Executive Compensation

2020 Performance Share Awards Earned

As with the performance shares granted in 2022, awards approved for our then-serving Named Executive Officers in 2020 were subject to an approximate three-year performance period and continued employment through certification of performance achievement:

►	The vesting requirement for the first tranche was tied to our relative TSR for the performance period from March 1, 2020 through December 31, 2022, compared to the TSR of the companies comprising the S&P Healthcare Sub-Index over such period; and
►	The vesting requirement for the second tranche was based on net product revenue goals established for each of 2020, 2021 and 2022 (one-third each year).

In January 2023, our Compensation and Talent Committee certified final performance achievements for the 2020 performance share awards. Our three-year relative TSR was at the 77.4th percentile, resulting in a payout of 168.50% of target for the TSR-based awards. Our net product revenue exceeded the target revenue goal in 2020, 2021 and 2022, resulting in a payout of 200% of target for the revenue-based awards.

Performance Share Awards	Weighting	Threshold	Target	Maximum	Percentage Earned
Relative TSR Tranche					168.50%
Net Product Revenue Tranche: 2020 Net Product Revenue					200.00%
2021 Net Product Revenue(1)					200.00%
2022 Net Product Revenue(1)					200.00%

(1)	Also included as a sub-tranche of the 2021 and 2022 performance share awards.

2020 Performance Share Award

Named Executive Officer	Target Number of TSR Shares	Earned TSR Shares	Target Number of Revenue Shares	Earned Revenue Shares
Mr. O’Day	29,820	50,247	43,200	86,400
Mr. Dickinson	8,350	14,070	12,100	24,200
Ms. Mercier	8,350	14,070	12,100	24,200
Dr. Parsey	9,540	16,075	13,820	27,640

New Hire Arrangements

Ms. Telman did not participate in our 2022 annual long-term equity program. However, in connection with her hiring, our Compensation and Talent Committee approved the following one-time make-whole payments:

►	A $1,500,000 award of RSUs to compensate Ms. Telman for the value of certain equity awards granted by her former employer that she forfeited as a result of accepting employment with Gilead. The one-time make-whole RSUs, which parallel the form, value and timing of equity awards granted by her former employer, vest in three annual installments from the date of grant, subject to Ms. Telman’s continued service.

60

Executive Compensation

►	A $1,200,00 sign-on bonus, to offset the value of her annual bonus and certain unvested equity awards forfeited from her prior employer which were scheduled to vest shortly after starting Gilead and other economic implications of Ms. Telman’s joining Gilead. A pro-rata portion of the sign-on bonus is subject to repayment should Ms. Telman terminate her employment without good reason (as defined in her offer letter with Gilead) or be terminated for Cause (as defined in Gilead’s 2022 Equity Incentive Plan) on or prior to July 25, 2024.

In addition to the above make-whole payments, the Committee approved new hire equity awards composed of $500,000 in stock options and $500,000 in RSUs. Like our 2022 annual equity awards, one-quarter of each of these awards vests one year from the grant date and the remaining portion vests in equal quarterly installments thereafter (assuming the continued service of Ms. Telman over the next three years).

Consistent with our executive mobility program, Ms. Telman also received a relocation allowance of $20,000, as well as certain other relocation benefits as part of her offer, which are described further in the footnotes to the Summary Compensation Table below. Should her employment be terminated for Cause or she resign without good reason on or prior to July 25, 2024, the full cash amount of such relocation benefits will be subject to repayment to Gilead.

Other Executive Compensation Policies and Practices

Role of Chief Executive Officer

Our Chief Executive Officer makes recommendations to our Compensation and Talent Committee with respect to the compensation for our Named Executive Officers other than himself. In formulating his recommendations, our Chief Executive Officer reviews internal base salary data and external compensation data provided by our Human Resources Department. The Human Resources Department has engaged Compensia Inc. (“Compensia”), a national compensation consulting firm, to provide comparable market data, including tally sheets, financial performance reports, market compensation reviews and other analyses to aid our Chief Executive Officer in developing his recommendations. During 2022, Compensia served solely as a consultant to management in the compensation decision-making process. When setting 2022 compensation levels, our Compensation and Talent Committee placed considerable weight on our Chief Executive Officer’s compensation recommendations because of his direct knowledge of each Named Executive Officer’s performance and contributions.

Role of Compensation Consultant

Our Compensation and Talent Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, as its independent compensation consultant. FW Cook reports directly to our Compensation and Talent Committee, which has the direct authority to appoint, compensate, oversee the work of and dismiss its compensation consultant. FW Cook, attends meetings of our Compensation and Talent Committee, as requested. FW Cook provides various executive compensation services to our Compensation and Talent Committee, including advising our Compensation and Talent Committee on the principal aspects of our Chief Executive Officer’s compensation and evolving industry practices, and providing market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee members of our Board. During 2022, FW Cook served solely as a consultant to our Compensation and Talent Committee and did not provide any other services to Gilead.

Our Compensation and Talent Committee has determined that FW Cook is independent and the work of FW Cook on behalf of our Compensation and Talent Committee did not raise any conflict of interest based on the six factors for assessing independence and identifying potential conflicts of interest as set forth in Exchange Act Rule 10C-1(b)(4), the listing standards of Nasdaq and such other factors as were deemed relevant under the circumstances.

2023 Proxy Statement	61

Executive Compensation

Use of Market Data

Individual compensation levels and opportunities for our Named Executive Officers are compared to a peer group of biopharmaceutical and pharmaceutical companies headquartered in the United States that are most similar to us in terms of business strategy, labor market competition, market capitalization, revenue and number of employees. Our compensation peer group for 2022, which was identified based on these objective selection criteria, comprised these 10 companies:

Compensation Peer Group
AbbVie Inc.	Bristol Myers Squibb Company	Merck & Co., Inc.	Vertex
Amgen Inc.	Eli Lilly and Company	Pfizer Inc.
Biogen Inc.	Johnson & Johnson	Regeneron

The following chart represents our position relative to our peer group on two key selection criteria at the time the 2022 compensation peer group was approved in July 2021 (based on publicly available information as of June 2021).

	Revenue in $ Millions (as of June 10, 2021)	Market Capitalization in $ Millions (as of June 10, 2021)
Peer Group Median	$34,148	$163,367
Gilead Sciences, Inc.	$25,564	$84,139

Our compensation peer group includes industry competitors we believe are most like us in terms of business complexity and product life cycle. We also include companies that fall within specified revenue and market capitalization ranges. These ranges are broad enough to ensure we can maintain a sufficient number of peer companies. This is especially important as our industry experiences a number of mergers and acquisitions each year, thereby reducing the number of relevant peer company choices. Our Compensation and Talent Committee reviews the companies in our compensation peer group annually and makes adjustments as necessary so that the comparator companies properly reflect the market in which we compete for executive talent. We also review the executive pay practices of similarly situated companies as reported in industry surveys and reports. In practice, our Compensation and Talent Committee has not targeted a specific percentile relative to our compensation peer group for individual components of our total compensation. Instead, we take a holistic perspective in establishing total compensation for our executive officers, considering internal pay equity that recognizes officers’ relative experience, responsibilities and individual capabilities in addition to external market compensation practices.

Use of Tally Sheets

Our Compensation and Talent Committee annually reviews tally sheets in its evaluation of the total compensation provided to each Named Executive Officer. These tally sheets estimate dollar amounts for each compensation component, including current cash compensation (base salary and annual incentive), outstanding vested and unvested equity awards, employee benefits, perquisites and other personal benefits and potential severance payments and benefits.

Nonqualified Deferred Compensation

Eligible employees (including our executive officers) can enroll in our Deferred Compensation Plan and defer a portion of their base salaries and part or all their annual incentives and commissions. Gilead generally does not provide any matching contributions to the Deferred Compensation Plan; however, to compensate for pension benefits Mr. O’Day forfeited with his previous employer when he joined Gilead, we agreed as part of the negotiations over his offer letter to credit a $750,000 employer contribution to Mr. O’Day’s individual deferred compensation account for each of the first five years of his service. Each participant may direct the investment of his or her deferred compensation account balance into investment choices that mirror substantially all the investment funds available under our 401(k) savings plan. None of these investment alternatives result in “above-market” interest for disclosure purposes. For further information on the deferred compensation arrangements of our Named Executive Officers, see the 2022 Nonqualified Deferred Compensation table on page 76.

62

Executive Compensation

Benefits and Perquisites

We provide medical and other benefits to our executive officers that are generally available to other full-time employees, including participation in our employee stock purchase plan, a group term life insurance plan and a section 401(k) savings plan. Under the 401(k) plan, we make matching contributions on behalf of each participant equal to 100% of his or her contributions to the plan, up to an annual maximum matching contribution of $15,000. All our 2022 Named Executive Officers participated in the 401(k) plan during 2022 and received matching contributions.

We do not provide defined benefit retirement plans, post-retirement health coverage or any other supplemental retiree benefits for our executive officers.

Our Named Executive Officers are permitted limited use of the company-provided aircraft and company car and driver for personal travel, which allow for enhanced security, efficiency and availability, contributing to the amount of time they can spend on company business. We generally do not provide other perquisites or other personal benefits to our executive officers.

For further information on the perquisites and other personal benefits provided to our Named Executive Officers during 2022, see the Summary Compensation Table on page 69.

Stock Ownership Guidelines

We have stock ownership guidelines that require each of our Named Executive Officers to hold a meaningful amount of our common stock, further promoting a long-term perspective, aligning the interests of our Named Executive Officers and stockholders and helping to mitigate potential compensation related risk. Our stock ownership guidelines require each Named Executive Officer to maintain a stock ownership level equal to a specified multiple of his or her annual base salary, as set forth in the table below.

STOCK OWNERSHIP GUIDELINES (AS MULTIPLE OF BASE SALARY)

6x Chief Executive Officer 3x All other Named Executive Officers	Individuals newly hired or appointed are allowed a specified number of years to comply with their ownership guidelines. Named Executive Officers who are not in compliance with their guidelines following the specified number of years, are required to hold all shares until the guidelines are met. Shares owned outright, including those acquired from company equity awards, unvested restricted stock units and unvested but earned performance share units count toward meeting the guidelines; however, stock options and unvested and unearned performance shares do not count toward meeting the guidelines. As of December 31, 2022, all our Named Executive Officers were in compliance.

Clawback Policy

Our Board believes our executives should be financially responsible for misconduct covered by our “clawback” policy, under which the Compensation and Talent Committee has authority to recoup any cash incentive payments, performance-based equity compensation and certain proceeds realized from other equity-based compensation from an executive officer whose misconduct contributed to Gilead’s obligation to file a financial restatement. The Committee also has authority to recoup all or any portion of the amounts or shares of stock (including proceeds realized on a sale of such shares) attributable to cash or equity-based incentive compensation from any executive officer whose significant misconduct results in a violation of significant company policy, law or regulation that caused material financial, operational or reputational harm to Gilead, including the failure to appropriately supervise a subordinate employee who engaged in misconduct.

Our policy requires the company to publicly disclose actions taken to recoup compensation from an executive so long as the underlying facts have been previously disclosed, subject to certain legal and privacy rights considerations.

The Board has multiple mechanisms to enforce the clawback policy, including:

1.	Withholding or recouping cash incentive payments under our annual incentive plan;

2.	Cancelling outstanding unvested performance shares, which would otherwise vest at the end of the applicable performance period;

3.	Cancelling outstanding unvested stock options or restricted stock units which would otherwise generally vest over four years; and

4.	Recovering the proceeds realized from the sale of shares of Company stock issued under any equity-based incentive during or with respect to the period during which the misconduct occurred.

2023 Proxy Statement	63

Executive Compensation

In addition, as discussed below, forfeiture provisions in our equity award agreements apply in the event of a termination for cause. We intend to adopt a clawback policy consistent with the requirements of Exchange Act Rule 10D-1 following the release and effectiveness of Nasdaq listing standards in accordance with such rule.

Hedging and Pledging Prohibitions

We maintain an insider trading policy which, among other provisions, prohibits our directors and all employees, including our Named Executive Officers, from engaging in transactions that hedge Gilead securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and that prohibits derivative securities transactions related to Gilead securities, including put or call options. In addition, the policy prohibits directors and executive officers from pledging Gilead securities.

Severance Benefits

We maintain the Gilead Sciences, Inc. Severance Plan, as amended and restated effective May 5, 2020 (the “Severance Plan”) that offers severance payments and benefits to all our employees, including our executive officers, upon certain involuntary terminations of employment. The intent of our Severance Plan is to:

►	Enable us to provide a standard set of payments and benefits to new and current executive officers and employees.

►	Align the interests of our executive officers with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interests of our stockholders and other stakeholders without undue concern over whether a transaction may jeopardize their employment.

►	Assure our executive officers of fair treatment in connection with a change in control of Gilead by providing for payments and benefits under the Severance Plan subject to a “double trigger,” which means that an executive officer will be eligible to receive payments and benefits under the Severance Plan in connection with a change in control of Gilead only if he or she incurs a qualifying termination of employment.

In addition, the Severance Plan does not provide “gross-up” payments on any excise tax imposed on any change in control benefits.

Compensation-Related Risk

Our Compensation and Talent Committee and its independent consultant, with input from our Human Resources Department, annually reviews the compensation program to determine whether it encourages excessive risk-taking that would create a material risk to the company’s economic viability. As part of this review, our Compensation and Talent Committee specifically considers (i) the balance of the program, including the appropriate mix of short- and long-term goals and incentives; (ii) whether the appropriate controls and governance policies are in place to manage risk; and (iii) whether broad-based employee incentive plans (including sales plans) have appropriate leverage and do not promote undue risk taking.

Based on this annual review, our Compensation and Talent Committee concluded it was not reasonably likely that any of our compensation policies and practices in place during 2022, whether individually or in aggregate, would have a material adverse effect upon Gilead. As discussed in prior years, our Compensation and Talent Committee considered the following factors:

►	Our overall compensation structure is applied uniformly throughout the organization, with the only major exception relating to the form in which equity compensation is awarded.

►	For our broad-based employee population with a title of Senior Director or higher, a significant component of compensation is in the form of equity awards tied to the value of our common stock.

►	The vesting of performance share awards is tied to our relative TSR and revenue achievement over prescribed performance periods.

►	Our overall compensation structure is not excessively oriented toward short-term incentives.

►	The performance goals for our 2022 annual incentive program were based on both financial and non-financial corporate measures as well as individual performance (except with respect to our Chief Executive Officer, whose performance is evaluated solely on corporate measures).

►	Our stock ownership guidelines require our executive officers to maintain a substantial ownership interest in Gilead.

64

Executive Compensation

►	Our current clawback policy permits us to recoup cash incentives and equity awards paid to our executive officers if financial results have to be subsequently restated as a result of their misconduct or our executive officers engage in significant misconduct resulting in a violation of significant company policy, law or regulation that caused material financial, operational or reputational harm to Gilead, including the failure to appropriately supervise a subordinate employee who engaged in misconduct.
►	Hedging transactions in our common stock, such as put and call options or pre-paid forward sale contracts by executive officers, employees and directors, as well as pledging of our securities, are not allowed under our insider trading policy.

For the foregoing reasons, our Compensation and Talent Committee has concluded that it was not reasonably likely that our overall employee compensation structure, when analyzed either in terms of its company-wide application or its specific application to our various major business units, would have a material adverse effect upon Gilead.

Compensation and Talent Committee Report(1)

Our Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation and Talent Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Talent Committee

Kevin E. Lofton, Chair
Jacqueline K. Barton
Kelly A. Kramer

Harish Manwani

Anthony Welters

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Severance and Change in Control Arrangements with Named Executive Officers

Although the employment of the Named Executive Officers is “at will,” they are eligible to receive certain severance payments and benefits upon their termination of employment under certain defined circumstances. There are four general categories of termination:

►	Voluntary Termination/For Cause Termination: includes a voluntary termination of employment by the Named Executive Officer (other than in connection with a resignation for Good Reason) prior to reaching applicable retirement age and a termination of the Named Executive Officer’s employment by us for Cause.
►	Retirement: includes a termination of employment by the Named Executive Officer after reaching the applicable retirement age, other than a termination of the Named Executive Officer’s employment by us for Cause.
►	Involuntary Termination Without Cause/Good Reason Resignation: includes a termination of the Named Executive Officer’s employment by us for reasons not constituting Cause, including a resignation as a result of a change in the executive’s work location by more than a specified distance.
►	Change in Control Termination: includes a termination of the Named Executive Officer’s employment by us without Cause, or the resignation of the Named Executive Officer for Good Reason, within the applicable change in control protection period following a change in control of Gilead (i.e., “double trigger”).

For purposes of determining a Named Executive Officer’s eligibility for the various severance payments and benefits available under the Severance Plan, individual offer letters, and our equity plan, the following definitions are relevant:

A “change in control of Gilead” will be deemed to occur upon:

►	a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders continue to own more than 50% of the total combined voting power of the voting securities of the successor corporation;
►	a sale of all or substantially all our assets; or

2023 Proxy Statement	65

Executive Compensation

►	the acquisition by any person or related group of persons of more than 50% of the total combined voting power of our outstanding securities, or a change in the majority of the members of our Board over a 12-month or shorter period by reason of one or more contested elections for Board membership.

Under the Severance Plan and our equity plan, a resignation for Good Reason is defined as “Constructive Termination” and generally will be deemed to occur should a Named Executive Officer resign from his or her employment with us for any of the following reasons during the applicable change in control protection period:

►	an adverse change in his or her title, position or responsibilities (including reporting responsibilities) or the assignment to him or her of any duties or responsibilities which are inconsistent with his or her title, position or responsibilities;

►	a reduction in his or her annual base compensation;

►	his or her permanent relocation to any place outside a 50-mile radius of the location serving as his or her existing principal work site;

►	the failure by the new company to continue in effect any material compensation or employee benefit plan in which he or she was participating or to provide him or her with an aggregate level of compensation and benefits comparable to that in effect for him or her prior to the change; or

►	any material breach by the new company of any provision of any agreement we have with the Named Executive Officer.

In addition, a resignation following a required relocation, without consent, to a new work location that is more than 50 miles from the executive’s previous work location is also a Good Reason trigger under our Severance Plan outside the context of a change in control.

Mr. O’Day and Ms. Telman also have definitions of “Good Reason” under their individual offer letters with us, which generally allow for a “Good Reason” resignation, after a notice and cure period, upon:

►	an adverse change in employment status, title, position or responsibilities (including reporting responsibilities);

►	a reduction in annual base compensation

►	a required relocation to any place outside a specified radius of the greater Foster City, California area; or

►	for Mr. O’Day, a material breach by the company or any subsidiary of the terms of his offer letter or of any written equity award agreement between him and the company.

A Named Executive Officer’s employment will be deemed to have been terminated “for Cause” if such termination occurs by reason of:

►	any act or omission in bad faith and to our detriment;

►	dishonesty, intentional misconduct, material violation of any company policy or material breach of any agreement with us;

►	commission of any crime involving dishonesty, breach of trust or physical or emotional harm to any person; or

►	poor performance, nonperformance or neglect of duties owed to us or insubordination.

66

Executive Compensation

The following table summarizes the payments and benefits that each currently employed Named Executive Officer is eligible to receive on various termination of employment scenarios.

Type of Termination
Voluntary or “For Cause” Termination	No severance payments. Accrued base salary and vacation pay. Vested but unpaid benefits.
Retirement(1)

   To the extent retirement occurs at least 12 months after grant date, continued vesting of and five-year post retirement exercise period (subject to existing expiration date) for stock options granted in or after 2019. Three-year post retirement exercise period for vested stock options granted in or prior to 2018.

   Continued vesting of 100% of performance shares for which performance goals are attained, provided retirement occurs at least 12 months after grant date.

   Continued vesting of 100% of restricted stock units granted in or after 2019 in accordance with the standard vesting schedule, provided retirement occurs at least 12 months after grant date.

Death or Disability

   Accelerated vesting of equity awards (based on actual performance for completed performance periods) and target performance for open performance periods).

   For Mr. O’Day, crediting of $1,500,000 in unpaid deferred compensation plan company contributions to his plan account.

Involuntary Termination without “Cause” or for “Good Reason”

   Cash severance equal to 1.5 times (2.0 times for Mr. O’Day) base salary + 1.0 times (2.0 times for Mr. O’Day) average cash incentive for prior three fiscal years (or such fewer number of complete fiscal years of employment).

   Pro-rata annual cash incentive for year of termination based on actual results attained.

   Lump-sum payment to cover the estimated cost of COBRA premiums for 18 months (or 24 months for Mr. O’Day).

   Outplacement services for 6 months (12 months for Mr. O’Day).

   For Mr. O’Day, crediting of $1,500,000 in unpaid deferred compensation plan company contributions to his plan account.

   For Ms. Telman, if termination occurs on or before July 25, 2024, accelerated vesting of make whole and new hire equity awards.

Change in Control Termination (Involuntary Termination without “Cause” or Resignation for “Good Reason” within Change in Control Protection Period(2))

   Cash severance equal to 2.5 times (3.0 times for Mr. O’Day) base salary + 2.5 times (3.0 times for Mr. O’Day) average incentive for prior three fiscal years (or such fewer number of complete fiscal years of employment).

   Pro-rata annual incentive for year of termination based on average incentive paid over the prior three years (or such fewer number of complete fiscal years of employment).

   Lump-sum payment to cover the estimated cost of COBRA premiums for 30 months (36 months for Mr. O’Day).

   Outplacement services for 6 months (12 months for Mr. O’Day).

   For Mr. O’Day, crediting of $1,500,000 in unpaid deferred compensation plan company contributions to his plan account.

   100% acceleration of stock option and restricted stock unit awards.

   Acceleration of unvested performance shares as follows:

   Accelerates at target if change in control occurs within first 12 months of performance period.

   If the change in control occurs following that 12-month period, then accelerates at greater of (i) target or (ii) actual performance through the end of the fiscal quarter prior to the change in control date.

(1)	For equity awards granted in 2018 and prior years, retirement is defined as the termination of a Named Executive Officer’s employment with a combined age and years of service of not less than 70 years. For awards granted in and after 2019, retirement is defined as termination of employment after the Named Executive Officer (i) attains age 55 and has completed at least ten (10) years of continuous service or (ii) attains age 65. As of December 31, 2022, no Named Executive Officers were retirement eligible.
(2)	The change in control protection period would begin six months prior to the consummation of a change in control transaction and continue for a specified period following the effective date of the change in control transaction (24 months for Mr. O’Day and 18 months for the other Named Executive Officers).

2023 Proxy Statement     67

Executive Compensation

A Named Executive Officer must deliver a general release of claims against Gilead as a condition of his or her receipt of payments and benefits under his or her offer letter or the Severance Plan. The cash severance component of those arrangements will be paid in a series of equal periodic installments in accordance with our normal payroll practices over a period of years corresponding to the applicable multiple of base salary indicated above for the Named Executive Officer. However, a portion of those installments may be subject to a six-month holdback to the extent required under applicable tax laws.

The estimated severance payments and benefits for which a Named Executive Officer would have become eligible if his or her employment terminated under these various scenarios are set forth in the table below. The estimated amounts assume:

that the covered termination of employment occurred on December 31, 2022; and

the value of any equity vesting is based on the closing market price of our common stock on December 31, 2022.

The table below does not include accrued wages, vacation accrual, vested deferred compensation or the intrinsic value (as of December 31, 2022) of any outstanding stock options or other stock awards held by the Named Executive Officer that were vested on that date. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the Named Executive Officers should a separation from service or change in control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, our stock price, target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event, and the executive’s age and prevailing tax rates.

68

Executive Compensation

Summary Compensation Table

The following table shows, for the fiscal years 2022, 2021 and 2020, compensation awarded to, paid to, or earned by, our Named Executive Officers (“NEOs”). Ms. Telman commenced employment with us in 2022 and was not an NEO prior to 2022.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation(1)(3)	All Other Compensation		Total
Daniel P. O’Day Chairman and Chief Executive Officer	2022	$1,691,154	$—		$10,603,901	(4)	$3,750,014	$4,716,480	$859,704	(5)(6)(7)(8)	$21,621,253
	2021	$1,650,000	$—		$9,764,060		$3,375,004	$3,446,190	$994,212		$19,229,466
	2020	$1,702,885	$—		$8,388,056		$3,125,041	$4,713,390	$1,068,723		$18,998,095
Andrew D. Dickinson Chief Financial Officer	2022	$1,018,419	$—		$3,992,603	(4)	$1,474,983	$1,885,572	$31,121	(5)(7)	$8,402,698
	2021	$973,567	$—		$2,862,493		$1,049,984	$1,558,751	$15,000		$6,459,795
	2020	$986,538	$—		$2,260,949		$874,968	$1,704,300	$15,000		$5,841,755
Johanna Mercier Chief Commercial Officer	2022	$1,081,471	$—		$4,301,757	(4)	$1,612,496	$1,995,732	$244,997	(5)(6)(7)(9)	$9,236,453
	2021	$1,050,428	$—		$2,620,663		$1,012,485	$1,557,231	$311,790		$6,552,597
	2020	$1,059,135	$1,600,000		$2,042,265		$874,968	$1,980,300	$220,243		$7,776,911
Merdad V. Parsey, M.D., Ph.D. Chief Medical Officer	2022	$1,072,800	$—		$4,350,004	(4)	$1,612,496	$1,986,552	$15,362	(5)	$9,037,214
	2021	$1,024,808	$—		$2,773,579		$1,062,502	$1,640,790	$15,000		$6,516,679
	2020	$1,038,462	$1,000,000		$2,332,860		$1,000,033	$1,794,000	$15,000		$7,180,355
Deborah H. Telman Executive Vice President, Corporate Affairs and General Counsel	2022	$380,769	$1,200,000	(10)	$1,999,890	(4)	$499,979	$536,548	$205,763	(5)(6)(7)(10)	$4,822,949

(1)	Includes amounts earned but deferred at the election of the NEO pursuant to our 401(k) savings plan and our non-qualified deferred compensation plan.
(2)	Represents the aggregate grant-date fair value of the equity-based awards, including restricted stock units (“RSUs”), performance shares and stock options granted to the NEOs for the applicable year under our 2022 Equity Incentive Plan (the “2022 Plan”), or our 2004 Equity Incentive Plan (the “2004 Plan,” collectively the “Equity Incentive Plans”), as applicable, calculated in accordance with FASB ASC Topic 718 (“Topic 718”), and does not take into account estimated forfeitures. Assumptions used in the calculation of such grant-date fair values are set forth in Note 15 to our Consolidated Financial Statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for such fiscal year. Also, see the 2022 Grants of Plan-Based Awards table on page 70 for additional information.
(3)	For 2022, represents amounts paid in March 2023 based on our Compensation & Talent Committee’s review and certification of corporate performance for Mr. O’Day and certification of corporate performance and individual achievements for all other NEOs in 2022 pursuant to our annual bonus plan.
(4)	Includes the aggregate grant-date fair value of the performance shares determined in accordance with Topic 718. Performance objectives have been set for only certain tranches of the awards granted in each year and the associated grant-date fair values of those tranches have been incorporated in the table above. Tranches for which performance objectives have not been set do not have a reportable grant-date fair value under Topic 718 and therefore, are not included in the table above. Accordingly, amounts reported for 2022 reflect the grant-date fair value of awards granted in 2022 that are subject to a three-year Relative TSR performance condition and the portions of the 2020, 2021 and 2022 awards that are subject to the 2022 revenue goal. The aggregate grant-date fair values of the awards reported for 2022 (the Relative TSR tranche of the 2022 performance shares and the 2022 revenue subtranches of the 2020, 2021 and 2022 performance shares, as applicable), assuming maximum attainment of the applicable performance goals in effect for those tranches and subtranches, are as follows: $13,707,741 for Mr. O’Day, $5,035,341 for Mr. Dickinson, $5,378,528 for Ms. Mercier and $5,475,023 for Dr. Parsey. As described in the Compensation Discussion and Analysis, the revenue subtranches of the 2021 and 2022 performance shares for which performance objectives have not yet been set do not at present have a reportable grant-date fair value under Topic 718. Assumptions used in the calculation of such grant-date fair values are set forth in Note 15 to our Consolidated Financial Statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for such fiscal year.
See footnotes 4, 5, 6, and 7 to the 2022 Grants of Plan-Based Awards table on page 70 for a detailed description of the terms of the 2022 performance shares.
(5)	Includes matching contributions of $15,000 made by us on such individual’s behalf in 2022 under our 401(k) plan.
(6)	Includes (i) $94,698 for Mr. O’Day; (ii) $68,545 for Ms. Mercier; (iii) $24,346 for Ms. Telman, which reflect the aggregate incremental cost incurred by us for the personal use of our corporate aircraft. The amounts are calculated based on the variable operating costs including fuel, landing fees, parking costs, crew travel expenses, on-board catering, and other trip-related maintenance costs. Because our aircraft is used primarily for business travel, this amount does not include any fixed costs that do not change based on usage, such as pilots’ salaries or general maintenance costs.
(7)	Includes the aggregate incremental cost incurred by Gilead for the personal use of our corporate automobiles, which allows for enhanced security, efficiency and availability, contributing to the amount of time each NEO can spend on company business.
(8)	Includes $750,000 in company contributions to Mr. O’Day’s deferred compensation plan account, which was credited in the first quarter of 2022. Generally subject to his continued employment, Mr. O’ Day’s deferred compensation plan account will be credited with $750,000 on each of the next two anniversaries of March 1, 2020, for an aggregate contribution of $3,750,000. These contributions were provided to compensate him for the forfeiture of his pension benefits with his former employer.
(9)	Includes $152,799 of relocation subsidy reimbursement to Ms. Mercier, which includes tax reimbursements of $12,729. The relocation support given to Ms. Mercier is consistent with Gilead’s standard practice for all employees eligible under Gilead’s mobility program.
(10)	Ms. Telman began her employment with us on July 25, 2022. The “Bonus” column reflects $1,200,000 of Ms. Telman’s sign-on bonus, which was paid in August 2022 and intended to offset the value of her annual bonus and certain unvested equity awards forfeited from her former employer which were scheduled to vest shortly after commencing employment with Gilead and other economic implications of Ms. Telman’s accepting our offer. A pro-rata portion of the sign-on bonus is subject to repayment should Ms. Telman terminate her employment without good reason (as defined in her offer letter with Gilead) or be terminated for cause (as defined in Gilead’s 2022 Equity Incentive Plan) on or prior to July 25, 2024. The “All Other Compensation” column amount includes $156,609 of relocation subsidy, including tax reimbursements of $57,321. As part of her offer package, Ms. Telman was provided with a $20,000 relocation allowance and certain other relocation benefits which are repayable if Ms. Telman’s employment terminates for cause or she resign without good reason on or prior to July 25, 2024. The relocation support given to Ms. Telman is consistent with Gilead’s standard practice for all employees eligible under Gilead’s mobility program.

2023 Proxy Statement     69

Executive Compensation

2022 Grants of Plan-Based Awards

The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the 2022 fiscal year:

		Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant-Date Fair Value of Stock and Option
Name	Award Type			Threshold	Target	Maximum	Threshold	Target		Maximum	or Units(2)		Options		Award	Award(3)
Daniel P. O’Day	2020 performance shares	3/10/2022	1/26/2022	—	—	—	2,880	14,400	(4)(5)	28,800	—		—		—	$834,048
	2021 performance shares	3/10/2022	1/26/2022	—	—	—	3,521	17,603	(4)(6)	35,206	—		—		—	$1,019,566
	2022 performance shares	3/10/2022	1/26/2022	—	—	—	4,332	84,782	(4)(7)	169,564	—		—		—	$5,000,257
	2022 option awards	3/10/2022	1/26/2022	—	—	—	—	—		—	—		399,235	(8)	$57.92	$3,750,014
	2022 restricted stock unit awards	3/10/2022	1/26/2022	—	—	—	—	—		—	64,745	(9)	—		—	$3,750,030
	Corporate bonus	N/A	NA	—	$2,550,000	$5,100,000	—	—		—	—		—		—	—
Andrew D. Dickinson	2020 performance shares	3/10/2022	1/26/2022	—	—	—	807	4,033	(4)(5)	8,066	—		—		—	$233,591
	2021 performance shares	3/10/2022	1/26/2022	—	—	—	1,095	5,477	(4)(6)	10,954	—		—		—	$317,228
	2022 performance shares	3/10/2022	1/26/2022	—	—	—	1,704	33,349	(4)(7)	66,698	—		—		—	$1,966,851
	2022 option awards	3/10/2022	1/26/2022	—	—	—	—	—		—	—		157,030	(8)	$57.92	$1,474,983
	2022 restricted stock unit awards	3/10/2022	1/26/2022	—	—	—	—	—		—	25,465	(9)	—		—	$1,474,933
	Corporate bonus	N/A	NA	—	$1,027,000	$2,054,000	—	—		—	—		—		—	—
Johanna Mercier	2020 performance shares	3/10/2022	1/26/2022	—	—	—	807	4,033	(4)(5)	8,066	—		—		—	$233,591
	2021 performance shares	3/10/2022	1/26/2022	—	—	—	1,056	5,282	(4)(6)	10,564	—		—		—	$305,933
	2022 performance shares	3/10/2022	1/26/2022	—	—	—	1,863	36,450	(4)(7)	72,900	—		—		—	$2,149,739
	2022 option awards	3/10/2022	1/26/2022	—	—	—	—	—		—	—		171,670	(8)	$57.92	$1,612,496
	2022 restricted stock unit awards	3/10/2022	1/26/2022	—	—	—	—	—		—	27,840	(9)	—		—	1,612,493
	Corporate bonus	N/A	NA	—	$1,087,000	$2,174,000	—	—		—	—		—		—	—
Merdad V. Parsey, M.D., Ph.D.	2020 performance shares	3/10/2022	1/26/2022	—	—	—	921	4,606	(4)(5)	9,212	—		—		—	$266,780
	2021 performance shares	3/10/2022	1/26/2022	—	—	—	1,108	5,542	(4)(6)	11,084	—		—		—	$320,993
	2022 performance shares	3/10/2022	1/26/2022	—	—	—	1,863	36,450	(4)(7)	72,900	—		—		—	$2,149,739
	2022 option awards	3/10/2022	1/26/2022	—	—	—	—	—		—	—		171,670	(8)	$57.92	$1,612,496
	2022 restricted stock unit awards	3/10/2022	1/26/2022	—	—	—	—	—		—	27,840	(9)	—		—	$1,612,493
	Corporate bonus	N/A	NA	—	$1,082,000	$2,164,000	—	—		—	—		—		—	—
Deborah H. Telman	2022 option awards	7/25/2022	5/26/2022	—	—	—	—	—		—	—		48,620	(8)	$60.75	$499,979
	2022 restricted stock unit awards	7/25/2022	5/26/2022	—	—	—	—	—		—	8,230	(9)	—		—	$499,973
	2022 restricted stock unit awards	7/25/2022	5/26/2022	—	—	—	—	—		—	24,690	(10)	—		—	$1,499,918
	Corporate bonus	N/A	NA	—	$396,000	$792,000	—	—		—	—		—		—	—

(1)	Actual amounts paid in early 2023 were based on our Compensation & Talent Committee’s review and certification of corporate performance and individual achievements in 2022 under our annual bonus program and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 69.

70

Executive Compensation

(2)	Performance shares and RSU awards granted under the Equity Incentive Plans accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding performance shares and RSU awards. Dividend equivalents are accumulated and paid in cash when and to the extent the underlying shares are issued. Amounts in the “Threshold” column represent the number of shares of our common stock issuable (e.g., 20% of the target number of performance shares allotted to the revenue subtranche and 0.025% of the target number of performance shares allotted to the Total Shareholder Return (Relative TSR) tranche) upon threshold-level achievement of the performance goals described in footnotes 5, 6 and 7 below. If threshold level performance is not achieved, no shares are issuable.
(3)	Represents the grant-date fair value of each equity award, calculated in accordance with Topic 718, and does not take into account estimated forfeitures. The grant-date fair value of the performance shares awarded is based on the probable outcome at 100% target level attainment of the pre-established performance objectives and the assumptions used in the calculation of the grant-date fair value of options are set forth in Note 15 to our Consolidated Financial Statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for such fiscal year.
(4)	Performance objectives were set for certain tranches of performance shares which were approved in prior years by our Compensation & Talent Committee and the associated grant-date fair value of those tranches has been incorporated in the table above (i.e., the performance objectives for the third subtranche of the 2020 revenue-based performance shares and the second subtranche of the 2021 revenue-based performance shares, for Mr. O’Day, Mr. Dickinson, Ms. Mercier and Dr. Parsey). Performance shares that had no grant date as the performance objectives had not yet been defined as of the close of the 2022 fiscal year, and therefore, do not have a reportable 2022 grant-date fair value under Topic 718 are excluded from the Summary Compensation Table and the table above (i.e., the performance objectives for the third subtranche of the 2021 revenue-based performance shares and the second and third subtranches of the 2022 revenue-based performance shares, for Mr. O’Day, Mr. Dickinson, Ms. Mercier and Dr. Parsey).
Because of changes in our stock price between the date of the approval by our Compensation & Talent Committee and the time when the performance objectives are established, the reported grant-date fair value of the performance shares differs from the award value approved by our Compensation & Talent Committee. In addition, because the second and third subtranches of the 2022 revenue-based performance shares are excluded from the Summary Compensation Table and the table above, only approximately two-thirds of the value of performance shares awarded in 2022 is included in the two tables. The value of the relevant performance shares awarded to our NEOs is as set forth below:

	Performance Share Award Value Approved By Our Compensation &	Performance shares at Target based on Compensation & Talent Committee Approval (# of Shares)
Executive Officer	Talent Committee	Relative TSR	Revenue
Daniel P. O’Day	$7,500,000	63,200	64,745
Andrew D. Dickinson	$2,950,000	24,860	25,465
Johanna Mercier	$3,225,000	27,170	27,840
Merdad V. Parsey, M.D., Ph.D.	$3,225,000	27,170	27,840

(5)	Represents the 2022 revenue subtranche of performance shares awarded in 2020 under the 2004 Plan, as that value was measured on March 10, 2022, the date on which the revenue target for that particular subtranche was first communicated to the NEOs (following approval by our Compensation & Talent Committee). Although such subtranche was part of the performance share awards originally made on March 10, 2020, no grant-date fair value could be determined for that subtranche under Topic 718 until March 10, 2022.
The 2020 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee similar to the description of the 2022 performance shares in footnote 7 below. Based on the terms of the awards, any shares accrued on the basis of the applicable level of Relative TSR goal attainment are also subject to a service-vesting condition that generally requires continued service with us through the date following the completion of the performance period on which our Compensation & Talent Committee certifies the Relative TSR level attained (the “Relative TSR-based Awards Certification Date”). The Relative TSR’s three-year performance period is from March 1, 2020 through December 31, 2022. Based on the terms of the awards, any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us through the date following the completion of the third subtranche performance period on which our Compensation & Talent Committee certifies the attained level of the consolidated net product revenue goal applicable to the third subtranche (the “Revenue-based Awards Certification Date”), subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
(6)	Represents the 2022 revenue subtranche of performance shares awarded in 2021 under the 2004 Plan, as that value was measured on March 10, 2022, the date on which the revenue target for that particular subtranche was first communicated to the NEOs (following approval by our Compensation & Talent Committee). Although such subtranche was part of the performance share awards originally made on March 10, 2021, no grant-date fair value could be determined for that subtranche under Topic 718 until March 10, 2022.
The 2021 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee similar to the description of the 2022 performance shares in footnote 7 below. Based on the terms of the awards, any shares accrued on the basis of the applicable level of Relative TSR goal attainment are also subject to a service-vesting condition that generally requires continued service with us through the Relative TSR-based Awards Certification Date. The Relative TSR’s three-year performance period is from March 1, 2021 through December 31, 2023. Based on the terms of the awards, any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us through the Revenue-based Awards Certification Date, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
Since the revenue goal for the third subtranche of the 2021 performance share award had not been set by our Compensation & Talent Committee as of the close of the 2022 fiscal year, that subtranche does not have a determinable grant-date fair value under Topic 718 for the 2022 fiscal year.
(7)	Represents 2022 performance shares awarded on March 10, 2022 under the 2004 Plan.
The 2022 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee. The performance-based vesting requirement for the Relative TSR tranche was set by our Compensation & Talent Committee on January 26, 2022 and is tied to the percentile level of our TSR for the three-year performance period from March 1, 2022 through December 31, 2024 relative to the TSR realized for that same period by the companies comprising the S&P Healthcare Sub-Index. Based on the terms of the awards, to receive any shares of our common stock accrued pursuant to this Relative TSR tranche, an executive officer must remain employed with us through the Relative TSR-based Awards Certification Date, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
The performance-based vesting requirement for the revenue tranche of each performance award is divided into three equal subtranches, each with its own one-year performance period and applicable service period of one or more specified years, as follows:
The performance-based vesting requirement for the first subtranche was the achievement of the target level of consolidated net product revenue for the 2022 fiscal year as set by our Compensation & Talent Committee. The grant-date fair value of that particular subtranche was measured on March 10, 2022, in accordance with Topic 718. Based on the terms of the awards, any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service through the Revenue-based Awards Certification Date.
Since the revenue goals for the second and third subtranches of the revenue tranche of the 2022 performance shares had not been set by our Compensation & Talent Committee as of the close of the 2022 fiscal year, those subtranches do not have a determinable grant-date fair value under Topic 718 for the 2022 fiscal year.

2023 Proxy Statement     71

Executive Compensation

(8)	Reflects option awards granted under our 2004 Plan (or the 2022 Plan for Ms. Telman), the terms of which are consistent with those of options granted to other employees under the Equity Incentive Plans. The options vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment over the next 36 months. Subject to earlier forfeiture, the maximum term of such options is 10 years. The exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date or the closing market price on the day before the grant date if the grant date is not on a business day.
(9)	Represents time-based RSU awards under the 2004 Plan (or the 2022 Plan for Ms. Telman) that vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the awardee’s employment over the next 36 months.
(10)	Represents time-based RSU awards under the 2022 Plan that were granted to Ms. Telman to compensate her for the value of certain equity awards granted by her former employer that she forfeited as a result of accepting employment with Gilead. These one-time make-whole RSUs, which parallel the form, value and timing of equity awards granted by her former employer, vest in three annual installments from the date of grant during Ms. Telman’s employment over the next 3 years.

72

Executive Compensation

2022 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option award and unvested stock award held by each of our NEOs as of December 31, 2022. Market values are based on our closing stock price on December 30, 2022, the last trading day of 2022, of $85.85:

	Option Awards(1)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Daniel P. O’Day	216,825	14,455	$66.01	3/1/2029	—		—	—		—

	176,426	80,194	$72.34	3/10/2030	—		—	—		—
	134,468	172,887	$63.91	3/10/2031	—		—	—		—
	—	399,235	$57.92	3/10/2032	—		—	—		—
	—	—	—	—	28,800	(4)	$2,472,480	—		—
	—	—	—	—	50,247	(5)	$4,313,705	—		—
	—	—	—	—	28,800	(6)	$2,472,480	—		—
	—	—	—	—	28,800	(7)	$2,472,480	—		—
	—	—	—	—	35,208	(8)	$3,022,607	42,730	(9)	$3,668,371
	—	—	—	—	35,206	(10)	$3,022,435	—		—
	—	—	—	—	43,164	(11)	$3,705,629	63,200	(12)	$5,425,720
	—	—	—	—	11,362	(13)	$975,428	—		—
	—	—	—	—	21,600	(13)	$1,854,360	—		—
	—	—	—	—	29,706	(14)	$2,550,260	—		—
	—	—	—	—	64,745	(14)	$5,558,358	—		—
Andrew D. Dickinson	65,960	—	$72.70	12/10/2026	—		—	—		—

	43,340	—	$72.70	8/10/2027	—		—	—		—
	18,630	—	$73.77	11/10/2027	—		—	—		—
	18,210	—	$83.49	2/1/2028	—		—	—		—
	15,600	—	$80.72	3/10/2028	—		—	—		—
	60,885	—	$71.91	6/10/2028	—		—	—		—
	31,556	2,104	$68.75	2/6/2029	—		—	—		—
	33,120	11,040	$65.38	11/10/2029	—		—	—		—
	49,397	22,453	$72.34	3/10/2030	—		—	—		—
	41,833	53,787	$63.91	3/10/2031	—		—	—		—
	—	157,030	$57.92	3/10/2032	—		—	—		—
	—	—	—	—	8,068	(4)	$692,638	—		—
	—	—	—	—	14,070	(5)	$1,207,910	—		—
	—	—	—	—	8,066	(6)	$692,466	—		—
	—	—	—	—	8,066	(7)	$692,466	—		—
	—	—	—	—	10,954	(8)	$940,401	13,290	(9)	$1,140,947
	—	—	—	—	10,954	(10)	$940,401	—		—
	—	—	—	—	16,978	(11)	$1,457,561	24,860	(12)	$2,134,231
	—	—	—	—	1,817	(13)	$155,989	—		—
	—	—	—	—	1,912	(13)	$164,145	—		—
	—	—	—	—	6,050	(13)	$519,393	—		—
	—	—	—	—	9,242	(14)	$793,426	—		—
	—	—	—	—	25,465	(14)	$2,186,170	—		—

2023 Proxy Statement     73

Executive Compensation

	Option Awards(1)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Johanna Mercier	120,339	27,771	$66.64	7/24/2029	—		—	—		—

	49,397	22,453	$72.34	3/10/2030	—		—	—		—
	40,340	51,865	$63.91	3/10/2031	—		—	—		—
	—	171,670	$57.92	3/10/2032	—		—	—		—
	—	—	—	—	8,068	(4)	$692,638	—		—
	—	—	—	—	14,070	(5)	$1,207,910	—		—
	—	—	—	—	8,066	(6)	$692,466	—		—
	—	—	—	—	8,066	(7)	$692,466	—		—
	—	—	—	—	10,564	(8)	$906,919	12,820	(9)	$1,100,597
	—	—	—	—	10,564	(10)	$906,919	—		—
	—	—	—	—	18,560	(11)	$1,593,376	27,170	(12)	$2,332,545
	—	—	—	—	7,505	(13)	$644,304	—		—
	—	—	—	—	6,050	(13)	$519,393	—		—
	—	—	—	—	8,913	(14)	$765,181	—		—
	—	—	—	—	27,840	(14)	$2,390,064	—		—
Merdad V. Parsey M.D., Ph.D.	66,236	22,079	$65.38	11/10/2029	—		—	—		—

	56,457	25,663	$72.34	3/10/2030	—		—	—		—
	42,332	54,428	$63.91	3/10/2031	—		—	—		—
	—	171,670	$57.92	3/10/2032	—		—	—		—
	—	—	—	—	9,214	(4)	$791,022	—		—
	—	—	—	—	16,075	(5)	$1,380,039	—		—
	—	—	—	—	9,214	(6)	$791,022	—		—
	—	—	—	—	9,212	(7)	$790,850	—		—
	—	—	—	—	11,084	(8)	$951,561	13,450	(9)	$1,154,683
	—	—	—	—	11,084	(10)	$951,561	—		—
	—	—	—	—	18,560	(11)	$1,593,376	27,170	(12)	$2,332,545
	—	—	—	—	6,910	(13)	$593,224	—		—
	—	—	—	—	9,351	(14)	$802,783	—		—
	—	—	—	—	27,840	(14)	$2,390,064	—		—
Deborah H. Telman	—	48,620	$60.75	7/25/2032	—		—	—		—
	—	—	—	—	8,230	(15)	$706,546	—		—
	—	—	—	—	24,690	(16)	$2,119,637	—		—

(1)	The options granted under the Equity Incentive Plans vest over a four-year period at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment. Each option is exercisable over a period not to exceed the contractual term of ten years from the grant date.
(2)	The exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date or the closing market price on the day before the grant date if the grant date was not a trading day.
(3)	Stock awards granted under the Equity Incentive Plans accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding stock awards. Dividend equivalents are accumulated and paid in cash when and to the extent that the underlying shares vest.
(4)	Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2020 performance shares, as described in footnote 5 to the 2022 Grants of Plan-Based Awards table on page 70, based on attainment of the applicable revenue goal at the 200% of the target level. The shares were released on January 24, 2023.
(5)	Represents the number of shares of our common stock that will vest and become issuable pursuant to the Relative TSR tranche of the 2020 performance shares, as described in footnote 5 to the 2022 Grants of Plan-Based Awards table on page 70, based on attainment of the relative TSR goal at 168.5% of the target level. The shares were released on January 24, 2023.
(6)	Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2020 performance shares, as described in footnote 5 to the 2022 Grants of Plan-Based Awards table on page 70, based on attainment of the applicable revenue goal at the 200% of the target level. The shares were released on January 24, 2023.
(7)	Represents the number of shares of our common stock that have accrued under the third revenue subtranche of the 2020 performance shares, as described in footnote 5 to the 2022 Grants of Plan-Based Awards table on page 70, based on attainment of the applicable revenue goal at the 200% of the target level. The shares were released on January 24, 2023.

74

Executive Compensation

(8)	Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2021 performance shares, as described in footnote 6 to the 2022 Grants of Plan-Based Awards table on page 70, based on attainment of the applicable revenue goal at the 200% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
(9)	Represents the number of shares of our common stock that will vest and become issuable pursuant to the Relative TSR tranche of the 2021 performance shares, as described in footnote 6 to the 2022 Grants of Plan-Based Awards table on page 70, assuming the established performance goal is attained at the target level.
(10)	Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2021 performance shares, as described in footnote 6 to the 2022 Grants of Plan-Based Awards table on page 70, based on attainment of the applicable revenue goal at the 200% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
(11)	Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2022 performance shares, as described in footnote 7 to the 2022 Grants of Plan-Based Awards table on page 70, based on attainment of the applicable revenue goal at the 200% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
(12)	Represents the number of shares of our common stock that will vest and become issuable pursuant to the Relative TSR tranche of the 2022 performance shares, as described in footnote 7 to the 2022 Grants of Plan-Based Awards table on page 70, assuming the established performance goal is attained at the target level.
(13)	Represents time-based RSU awards under the 2004 Plan that vest at the rate of 25% on the first anniversary of the grant date and 25% on each subsequent anniversary during the awardee’s employment over the next 3 years.
(14)	Represents time-based RSU awards under the 2004 Plan that vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the awardee’s employment over the next 36 months.
(15)	Represents time-based RSU awards under the 2022 Plan that vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the awardee’s employment over the next 36 months.
(16)	Represents time-based RSU awards under the 2022 Plan that vest at the rate of 33% on the first anniversary of the grant date and 33% on each subsequent anniversary during the awardee’s employment over the next 2 years.

2023 Proxy Statement     75

Executive Compensation

2022 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon the vesting of RSUs and performance shares for each of our NEOs during the year ended December 31, 2022. None of our NEOs exercised any stock options during the year ended December 31, 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Daniel P. O’Day	170,858	$10,934,638
Andrew D. Dickinson	31,512	$2,058,753
Johanna Mercier	17,462	$1,072,841
Merdad V. Parsey, M.D., Ph.D.	15,828	$1,084,400
Deborah H. Telman	—	$—

(1)	Stock awards value realized is determined by multiplying (i) the closing market price of our common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

2022 Nonqualified Deferred Compensation

The following table shows the contributions, earnings and account balances as of 2022 fiscal year end for our NEOs under our Deferred Compensation Plan:

Name	Executive Contributions in Last Fiscal Year		Company Contributions in Last Fiscal Year		Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Daniel P. O’Day	$861,548	(2)	$750,000	(2)	$(474,727)	$—	$3,046,134	(2)
Andrew D. Dickinson	$—		$—		$—	$—	$—
Johanna Mercier	$—		$—		$—	$—	$—
Merdad V. Parsey, M.D., Ph.D.	$599,517	(3)	$—		$(211,377)	$—	$1,590,059	(3)
Deborah H. Telman	$—		$—		$—	$—	$—

(1)	The reported amount corresponds to a composite of the actual market earnings on a group of investment funds selected by the applicable NEOs for purposes of tracking the notional investment return on his or her balance for the 2022 fiscal year.
(2)	Includes $861,548 of deferred annual incentive plan amount reported for such individual in the 2021 Summary Compensation Table, $750,000 of deferred other compensation reported as “All Other Compensation” in the 2022 Summary Compensation Table, and $1,500,000 reported as “All Other Compensation” in prior year Summary Compensation Tables.
(3)	Includes $107,280 of deferred salary reported for such individual in the 2022 Summary Compensation Table, $492,237 of deferred annual incentive plan amount reported in the 2021 Summary Compensation Table, and deferred salary and annual incentive plan amounts of $1,157,181 reported in prior year Summary Compensation Tables.

76

Executive Compensation

2022 Potential Payments Upon Involuntary Termination or Change in Control Termination

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause or Resignation for Good Reason(1) Without a Change in Control		Involuntary Termination Without Cause or Resignation For Good Reason Within Change in Control Protection Period		Death/Disability
Daniel P. O’Day
Cash severance	$10,919,720		$16,379,580		$—
Pro-rata bonus	$4,716,480	(2)	$3,759,860	(2)	$—
Equity award vesting acceleration	$1,262,215	(3)	$63,044,866	(3)	$63,044,866	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$51,076		$76,614		$—
Outplacement services	$10,950		$10,950		$—
Deferred Compensation Plan contribution	$1,500,000		$1,500,000		$1,500,000
Total	$18,460,441		$84,771,870		$64,544,866
Andrew D. Dickinson
Cash severance	$2,990,450		$6,192,376		$—
Pro-rata bonus	$1,885,572	(2)	$1,449,950	(2)	$—
Equity award vesting acceleration	$—	(3)	$21,776,174	(3)	$21,776,174	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$53,863		$89,772		$—
Outplacement services	$3,975		$3,975		$—
Total	$4,933,860		$29,512,247		$21,776,174
Johanna Mercier
Cash severance	$3,026,344		$6,207,109		$—
Pro-rata bonus	$1,995,732	(2)	$1,395,844	(2)	$—
Equity award vesting acceleration	$—	(3)	$23,261,010	(3)	$23,261,010	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$43,424		$72,373		$—
Outplacement services	$3,975		$3,975		$—
Total	$5,069,475		$30,940,311		$23,261,010
Merdad V. Parsey, M.D., Ph.D.
Cash severance	$3,340,395		$6,998,488		$—
Pro-rata bonus	$1,986,552	(2)	$1,082,000	(2)	$—
Equity award vesting acceleration	$—	(3)	$23,379,358	(3)	$23,379,358	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$43,867		$73,112		$—
Outplacement services	$3,975		$3,975		$—
Total	$5,374,789		$31,536,933		$23,379,358
Deborah H. Telman
Cash severance	$2,250,000		$4,500,000		$—
Pro-rata bonus	$536,548	(2)	$900,000	(2)	$—
Equity award vesting acceleration	$4,046,544	(3)	$4,046,544	(3)	$4,046,544	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$33,741		$56,235		$—
Outplacement services	$3,975		$3,975		$—
Total	$6,870,808		$9,506,754		$4,046,544

(1)	Per the terms of his offer letter, all such amounts are also payable to Mr. O’Day in the event of his resignation for Good Reason. The other named executive officers are also entitled to all listed amounts other than the Equity award vesting acceleration on a resignation following a required relocation, without consent, to a new work location that is more than 50 miles from the executive’s previous work location under the Severance Plan.

2023 Proxy Statement     77

Executive Compensation

(2)	Amount reflects the pro-rated amount of the bonus payable for the year of termination based on 2022 actual performance pursuant to the Severance Plan (as amended and restated May 5, 2020) in the event of a termination outside the context of a change in control, and a pro-rated annual bonus for year of termination based on the average bonus paid over the prior three years (or such fewer number of complete fiscal years of employment or target bonus if employment is less than one fiscal year) in the context of a termination within the change in control protection period.
(3)	Amount reflects $85.85 (our closing stock price on December 30, 2022, the last trading day of 2022) multiplied by the number of shares covered by each accelerating award and for stock options, less the applicable exercise price. The 2020 relative TSR performance shares reflect payout at 168.5% of target. The 2020 revenue-based performance shares reflect payout at 200% of target (200% for first subtranche, 200% for second subtranche, 200% for third subtranche). The 2021 relative TSR performance shares assume payout at 100% of target. The 2021 revenue-based performance shares reflect payout at 167% of target (200% for the first subtranche, 200% for the second subtranche, 100% for the third subtranche). The 2022 relative TSR performance shares assume payout at 100% of target. The 2022 revenue-based performance shares reflect payout at 133% of target (200% for the first subtranche, 100% for the second subtranche, 100% for the third subtranche).

78

Executive Compensation

CEO Pay Ratio

We present below the ratio of annual total compensation of our median compensated employee to the annual total compensation of Mr. O’Day.

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For 2022, we used the same median employee identified for purposes of calculating our 2021 pay ratio because we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. In identifying such median compensated employee, we applied the following steps:

We identified our median compensated employee from the 13,857 full-time and part-time workers who were included as employees on our payroll records as of October 1, 2021 based on year-to-date base salary, incentive, commissions and equity, with conforming adjustments for employees who were hired during that period but did not work the full nine months.

We then disregarded employees at the median who had anomalous compensation characteristics to select the median compensated employee.

The 2022 total compensation for Mr. O’Day was $21,621,253. The 2022 annual total compensation as determined under Item 402 of Regulation S-K for our median compensated employee was $242,033. The ratio of Mr. O’Day’s total compensation to our median compensated employee’s total annual compensation for fiscal year 2022 is 89 to 1.

2023 Proxy Statement	79

Executive Compensation

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the company. For further information regarding our pay for performance philosophy and how we align executive compensation with corporate performance, refer to the “Compensation Discussion and Analysis” on page 47.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Mr. O’Day(1)	Compensation Actually Paid to Mr. O’Day(2)	Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (in millions)(7)	Net Product Revenue (in millions)(8)
2022	$21,621,253	$54,965,255	$7,874,828	$18,182,586	$150	$114	$4,566	$26,982
2021	$19,229,466	$31,485,348	$6,279,776	$9,693,178	$121	$126	$6,201	$27,008
2020	$18,998,095	$16,117,322	$6,616,768	$6,126,435	$93	$126	$89	$24,355

(1)	The dollar amounts reported are the amounts reported in the “Total” column of the Summary Compensation Table for our Chairman and Chief Executive Officer, Mr. O’Day.
(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules, for Mr. O’Day. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Summary Compensation Table Total for Mr. O’Day	Less: Summary Compensation Table Reported Value of Equity Awards(a)	Plus: Equity Award Adjustments(b)	Equals: Compensation Actually Paid to Mr. O’Day
2022	$21,621,253	$14,353,915	$47,697,917	$54,965,255
2021	$19,229,466	$13,139,064	$25,394,946	$31,485,348
2020	$18,998,095	$11,513,097	$8,632,324	$16,117,322

(a)	Represents the aggregate grant-date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year were as set forth in the table below. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted during the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividend Equivalents Accrued or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2022	$34,153,918	$14,183,571	$(1,966,582)	$1,327,010	$47,697,917
2021	$17,162,219	$6,011,125	$707,262	$1,514,340	$25,394,946
2020	$8,885,442	$(1,693,496)	$409,911	$1,030,467	$8,632,324

(3)	The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Andrew D. Dickinson, Johanna Mercier, Merdad V. Parsey and Deborah H. Telman; and (ii) for 2021 and 2020, Andrew D. Dickinson, Johanna Mercier, Merdad V. Parsey and Brett A. Pletcher.
(4)	The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs identified in footnote 3, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the any NEO during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs for each year to determine the compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Other NEOs	Less: Summary Compensation Table Average Reported Value of Equity Awards	Plus: Average Equity Award Adjustments(a)	Equals: Average Compensation Actually Paid to Other NEOs
2022	$7,874,828	$4,961,052	$15,268,810	$18,182,586
2021	$6,279,776	$3,625,534	$7,038,936	$9,693,178
2020	$6,616,768	$3,087,064	$2,596,731	$6,126,435

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

80

Executive Compensation

Year	Average Year End Fair Value of Equity Awards Granted during the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Value of Dividend Equivalents Accrued or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2022	$11,751,514	$3,365,229	$(289,102)	$441,169	$15,268,810
2021	$4,989,853	$1,461,574	$271,571	$315,938	$7,038,936
2020	$2,488,166	$(365,446)	$269,145	$204,866	$2,596,731

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of each year shown and the beginning of the measurement period by our share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.
(6)	The peer group used for this purpose is Nasdaq Biotechnology Index.
(7)	The dollar amounts reported represent the amount of net income reflected in our Consolidated Statements of Income included in our Annual Report on Form 10-K for the applicable year. Included in our net income for 2020 was a $4.5 billion charge to acquired in-process research and development (“IPR&D”) expense recorded in connection with our acquisition of Forty Seven, Inc. Our 2022 net income included a $2.7 billion partial impairment charge related to certain IPR&D assets acquired from Immunomedics, Inc.
(8)	The dollar amounts reported represent the amount of net product sales revenue reflected in our Consolidated Statements of Income included in our Annual Report on Form 10-K for the applicable year. Our product revenue excluding Veklury (remdesivir) increased by $1.6 billion from 2021 to 2022 primarily due to increased sales in HIV and Oncology, whereas Veklury revenue decreased by $1.7 billion over the same period, as expected, primarily driven by lower rates of COVID-19 related hospitalizations.

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” on page 47, our executive compensation program reflects a pay-for-performance philosophy, with a focus not only on the successful progression of research programs, clinical trials and the launch of new products but also on performance across a range of shorter-term metrics that advance our long-term strategy and longer-term value creation for our stockholders. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our company for our stockholders. As required by Item 402(v), the most important financial performance measures used by our company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the company’s performance are as follows:

a.	Net Product Revenue

b.	Relative TSR

c.	Non-GAAP Operating Income

Analysis of the Information Presented in the Pay versus Performance Table

While we utilize several performance measures to align executive compensation with company performance, all of those company measures are not presented in the Pay versus Performance table on page 80. Moreover, we generally seek to incentivize long-term performance, and therefore we do not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid Versus TSR 2020 – 2022

2023 Proxy Statement	81

Executive Compensation

Compensation Actually Paid Versus Net Income 2020 – 2022

Compensation Actually Paid Versus Net Revenue 2020 – 2022

82

Executive Compensation

PROPOSAL 4	Advisory Vote to Approve the Frequency of Future Advisory Stockholder Votes on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote on how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they prefer an advisory vote on named executive officer compensation every 1 year, 2 years or 3 years. Stockholders also will have the option to abstain from voting on the matter.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Gilead, and therefore our Board recommends that you vote for a one-year interval for future advisory stockholder votes on executive compensation.

Our Board believes an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices on a more consistent basis. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for Gilead, and we look forward to hearing from our stockholders on this proposal.

The stockholder vote on this proposal is advisory and not binding on our Board or Gilead. The particular frequency that receives the highest number of votes cast by stockholders will be the recommendation to the Board for the frequency for future advisory stockholder votes on executive compensation. Stockholders will be asked to vote on the frequency of an advisory vote on executive compensation at least once every six years. A vote was last held at the company’s 2017 annual meeting of stockholders, at which our stockholders voted for a frequency of every year.

Our Board unanimously recommends “1 YEAR” for Proposal 4.

2023 Proxy Statement	83

Employee Stock Purchase Plans

PROPOSAL 5	Approval of the Amended and Restated Gilead Sciences, Inc. Employee Stock Purchase Plan and International Employee Stock Purchase Plan

We are asking stockholders to approve an amendment and restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) and an amendment and restatement of the Gilead Sciences, Inc. International Employee Stock Purchase Plan (the “International Plan”), collectively, the “Plans”. The Purchase Plan originally was adopted in 1991. In November 2009, our Board separated the International Plan from the Purchase Plan in order to provide greater administrative flexibility for non-U.S. employees. Although the Purchase Plan and the International Plan are separate plans, their terms are substantially similar and they share the same pool of authorized shares of our common stock (meaning that when a share of common stock is issued to an employee under one of the Plans, it reduces the number of shares available for issuance under either of the Plans).

On January 25, 2023, our Board approved an amendment and restatement of each of the Plans, subject to stockholder approval, which will:

increase the number of shares of common stock authorized and reserved for issuance under the Plans by an additional 25,000,000 shares;

extend the term of each of the Plans for an additional ten years from the date the Board approved the changes to the Plans, until January 25, 2033; and

make certain other administrative changes (collectively, the “2023 Amendments”).

The Plans, as amended and restated, are attached hereto as Appendix A and Appendix B.

An aggregate of 1,946,000 shares remained available as of March 15, 2023 for purchase under the Plans, and the Plans were scheduled to expire on January 22, 2025, prior to giving effect to the foregoing amendments. Our Board believes that these amendments to the Plans are in the best interests of our company and our stockholders as they would enable employees to continue to purchase shares of our company, and thereby align our employees’ interests with those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Plans. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

Key Provisions

Purpose

The purpose of the Plans is to provide a means by which our employees and employees of any of our affiliates designated by our Board to participate in the Plans (and with respect to the International Plan, employees of designated affiliates and related entities in which our company has any kind of ownership interest who reside outside of the United States) may be given an opportunity to purchase our common stock, and to assist us in:

securing and retaining the services of new employees;

retaining the services of existing employees; and

providing incentives for such persons to exert maximum efforts for our success.

84

Employee Stock Purchase Plans

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code (the “Code”). The International Plan is not maintained under Section 423(b) of the Code, and therefore, the rights to purchase common stock granted under the International Plan are not intended to qualify under Section 423(b) of the Code.

Administration

The Plans are administered by our Board, which has the final power to construe and interpret the Plans and the rights granted under them. Our Board has the power, subject to the provisions of the Plans, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any affiliate (defined in the Purchase Plan as any parent or subsidiary of the company and in the International Plan as any entity directly or indirectly controlled by or under common control with the company) or related entities (only for purposes of the International Plan) shall be eligible to participate in the Plans. Our Board has the power to delegate administration of the Plans to a committee of two or more Board members. Our Board may abolish any such committee at any time and revest in the Board the administration of the Plans. As used herein with respect to the Plans, “Board” refers to such committee as well as to our Board itself.

Offerings

The Plans are implemented by offerings of rights to all eligible employees from time to time by our Board. Such offerings have a duration not exceeding 27 months and may contain multiple purchase periods. Our offering period is currently 6 months.

Shares Subject to the Plans

After giving effect to the 2023 Amendments, an aggregate of 26,946,000 shares of common stock is authorized for issuance under the Plans, of which 25,000,000 shares had been issued under the Plans as of January 25, 2023. If rights granted under the Plans expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Plans. As the Plans each use a common share pool, shares issued under the International Plan reduce the shares available for issuance under the Purchase Plan and shares issued under the Purchase Plan reduce the shares available for issuance under the International Plan.

As of March 15, 2023, we have outstanding 1,248,816,053 shares of our common stock. The additional 25,000,000 shares requested for the Plans represents approximately 2% of these outstanding shares. As of March 15, 2023, approximately 10,990 employees were eligible to participate in the Purchase Plan and 5,859 employees were eligible to participate in the International Plan. The closing price of a share of the company’s common stock as of March 15, 2023 was $79.65 per share.

Eligibility

Generally, any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any affiliate designated from time to time by our Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan. Rights under the International Plan may be granted only to an employee of an affiliate or related entity designated by the Board who resides outside the United States. For both Plans, employees must have been continuously employed for such period of time preceding the first day of the offering period as determined by our Board, which period must be in all cases less than two years. If, during the course of an offering, an employee satisfies the foregoing eligibility requirements, our Board may provide that such employee may participate in that offering.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Plans if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of us or of any affiliate (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans in any calendar year.

Participation in the Plans

An eligible employee becomes a participant in the relevant Plan by submitting an enrollment form to the company, in a form approved by the company, or if available in the employees’ jurisdiction, by accessing the third party administrator’s website and electronically enrolling within the time set forth in the offering. During such enrollment process, the employee shall authorize payroll deductions of up to 20% (or such other percentage as our Board may determine for a particular offering) of such employee’s earnings (as defined in the relevant Plan) during the offering. To the extent required by applicable law, eligible employees may be permitted to contribute to the International Plan by means other than, or in addition to, payroll deductions.

2023 Proxy Statement	85

Employee Stock Purchase Plans

Purchase Price

The purchase price per share at which shares are sold in offerings under the Plans cannot be less than the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering period, or (ii) 85% of the fair market value of a share of common stock on the date of purchase.

Payment of Purchase Price; Payroll Deductions & Contributions

The purchase price of the shares is accumulated by payroll deductions (or contributions to the extent required for International Plan participants) over the purchase period. A participant may increase, reduce, or commence such payroll deductions or contributions after the beginning of any purchase period only as provided for in the offering. All payroll deductions or contributions made for a participant are credited to his or her account under the relevant Plan and deposited with our general funds, unless otherwise required by applicable foreign law. A participant may make additional payments into such account only if specifically provided for in the offering, and only if the participant has not had the maximum allowable amount withheld during the offering.

Purchase of Stock

By enrolling in the Purchase Plan or the International Plan, an employee is entitled to purchase shares under the relevant Plan. In connection with offerings made under the Plans, our Board may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such offering. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering were to exceed the maximum aggregate number, our Board would make a pro rata allocation of shares available in as nearly a uniform manner as equitable and practicable under the circumstances. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

The Board may require the shares purchased under the Plans to be held in a brokerage account designated by the company for a designated period of time.

Withdrawal

A participant may withdraw from a given offering and terminate his or her payroll deductions by submitting a withdrawal notice to the company or, if made available by the company to employees in a particular jurisdiction, by accessing the third party administrator’s website and electronically electing to withdraw. Such withdrawal may be elected at any time prior to the end of the applicable purchase period. Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions or contributions (for employees under the International Plan) without interest (unless the terms of the offering specifically so provide), and such employee’s interest in the offering will be automatically terminated. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan, but the employee will be required to re-enroll in order to participate in subsequent offerings.

Transfers or Termination of Employment

Rights granted pursuant to any offering under the Plans terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to the employee all of his or her accumulated payroll deductions or contributions (for employees under the International Plan) under the offering, without interest unless the terms of the offering specifically so provide.

A participating employee who transfers employment from the company or any affiliate participating in the Purchase Plan to an affiliate or related entity participating in the International Plan will immediately cease to participate in the Purchase Plan. However, his or her accumulated payroll deductions for the purchase period in which such transfer occurs will be transferred to the International Plan, and such individual will immediately join the then current offering under the International Plan on the same terms and conditions in effect for his or her participation in the Purchase Plan, except for modifications required by applicable law. A participating employee who transfers employment from an affiliate or related entity participating in a current offering under the International Plan to the company or any other affiliate participating in the Purchase Plan will remain a participant of the International Plan until the earlier of (i) the end of the current offering period under the International Plan or (ii) the start date of the first offering under the Purchase Plan in which he or she participates following such transfer.

86

Employee Stock Purchase Plans

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable by a participant other than by will and the laws of descent and distribution, or for Purchase Plan participants by a beneficiary designation, and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

Our Board may suspend or terminate the Plans at any time. Unless terminated earlier, each of the Plans, as amended, will terminate on January 25, 2033. Prior to giving effect to the 2023 Amendments, the Plans were scheduled to expire on January 22, 2025.

Our Board may amend the Plans at any time. Any amendment of either Plan must be approved by the stockholders within 12 months of its adoption by our Board to the extent such amendment requires stockholder approval in order to (i) increase the total number of shares reserved for issuance and sale in the aggregate under the Plans, (ii) modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to maintain employee stock purchase plan treatment under Section 423 of the Code (for the Purchase Plan) or to comply with applicable Nasdaq or securities exchange listing requirements), or (iii) modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to maintain employee stock purchase plan treatment under Section 423 of the Code (for the Purchase Plan) or to comply with any applicable Nasdaq or securities listing requirements. Subject to the foregoing limitations, our Board retains the authority to re-combine the Plans into a single plan.

Rights granted before amendment or termination of the Plans will not be materially and adversely altered or impaired by any amendment or termination of the Plans without consent of the person to whom such rights were granted except as necessary to comply with applicable laws or governmental regulations, or to ensure that the rights granted comply with the requirements of Section 423 of the Code (for purposes of the Purchase Plan only).

Adjustments upon Changes in Stock

In the event of a change in control (as such term is defined in our 2022 Equity Incentive Plan or any successor omnibus equity plan), then, as determined by our Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those outstanding under the Plans, (ii) such rights may continue in full force and effect, (iii) participants’ accumulated payroll deductions or contributions (for employees under the International Plan) may be used to purchase common stock immediately prior to the transaction described above and the participants’ rights under the ongoing offering terminated, or (iv) the ongoing offering may be terminated and participants’ accumulated payroll deductions or contributions be returned to such participants.

Plan Benefits

Future benefits under the Plans are not currently determinable, as they will depend on the actual purchase price of our shares of common stock in future offering periods, the market value of the our common stock on various future dates, the amount of contributions eligible employees elect to make under the Plans, and similar factors.

Pursuant to SEC rules, the following table sets forth the number of shares purchased under the Plans through February 15, 2023 (the most recent purchase date).

Name and Position	Number of Shares(1)
Daniel P. O’Day, Chairman and Chief Executive Officer	0
Andrew D. Dickinson, Chief Financial Officer	2,123
Johanna Mercier, Chief Commercial Officer	0
Merdad V. Parsey, M.D., Ph.D., Chief Medical Officer	1,271
Deborah H. Telman, Executive Vice President, Corporate Affairs and General Counsel	376
All current executive officers as a group	3,770
All non-employee directors as a group	0
All employees as a group (excluding executive officers)	76,614,000

(1)	The share amounts so indicated have been adjusted to reflect the five (5) two-for-one stock splits of the Common Stock effected in February 2001, March 2002, September 2004, June 2007 and January 2013.

2023 Proxy Statement	87

Employee Stock Purchase Plans

Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of rights under the Purchase Plan, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Plans should consult their own professional tax advisors concerning tax aspects of rights under the Plans. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below. Accordingly, this summary does not describe any tax consequences of rights under the International Plan.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. No other income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

If the stock purchased in an offering is sold (or otherwise disposed of) more than two years after the beginning of the offering and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price and (ii) the excess of the fair market value of the stock as of the beginning of the offering over the purchase price (determined as of the beginning of the offering) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term or short-term depending on how long the stock has been held.

There are no U.S. federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts realized from a disposition of stock are taxed as ordinary income to a participant, subject to the requirement of reasonableness and the satisfaction of any tax reporting obligation.

Our Board unanimously recommends a vote “FOR” Proposal 5.

88

Stockholder Proposals

PROPOSAL 6	Stockholder Proposal Requesting a Policy Requiring More Director Candidates than Board Seats

Jing Zhao has submitted a stockholder proposal for consideration at the Annual Meeting. Mr. Zhao’s address is 1745 Copperleaf Ct, Concord, California 94519. We have been notified that Mr. Zhao has continuously held 60 shares of our common stock since at least March 6, 2019.

If properly presented at the Annual Meeting, our Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Mr. Zhao to the stockholders for approval is as follows:

Stockholder Proposal

Resolved: stockholders recommend that Gilead Sciences, Inc. (the Company) reform the election of the board to list more candidates than the number of directors of the board to be elected.

Supporting Statement

“Director compensation has now soared to a level that inevitably makes pay a subconscious factor affecting the behavior of many non-wealthy members. . . . Frequently, the possession of one such directorship bestows on its holder three to four times the annual [originally emphasized] median income of U.S. households. . . . If the NWD [non-wealthy director] has seriously challenged his/her present CEO’s compensation or acquisition dreams, his or her candidacy will silently die. When seeking directors, CEOs don’t look for pit bulls. It’s the cocker spaniel that gets taken home.” –Warren E. Buffett, Chairman of the Board of Berkshire Hathaway, February 22, 2020.

Shareholders in JPMorgan Chase & Co., Intel, and other big companies voted in 2022 against their companies’ compensation for their top executives.

The American corporate boards and executives have become a class of oligarchy, as defined by Aristotle, according to his _Politics_. In this great classic, Aristotle demonstrated that in a stable polis, the ratio of the rich citizen’s land to the poor citizen’s land should not be over 5 to 1.

One of the main problems is that corporate boards are not democratically elected. The board needs democratic reform to elect members from more diversified candidates. Shareholders should have the right to choose from more candidates than the number of the board of directors to be elected.

This democratic reform proposal should be implemented as not to violate any contractual obligations, with amendments to the Company’s governing documents as needed. The board has the flexibility to implement this proposal to design the criteria and process to nominate at least one more candidate than the number of directors of the board to be elected.

2023 Proxy Statement	89

Stockholder Proposals

Our Board Recommends a Vote AGAINST This Proposal

Our Current Director Nominating and Evaluation Process Results in Highly Qualified Candidates being Nominated for Election to the Board

Our Board believes in the importance of sound processes for identifying and nominating director candidates, and that our current process is preferable to the unusual approach requested by this proposal. We do not believe the nomination of more candidates than available directorships would better ensure qualified candidates are elected to our Board because we strongly believe our current process effectively identifies and recruits qualified and diverse directors with a broad range of experience, backgrounds, and interests who are able to effectively oversee our business strategy and risks. Our Nominating and Corporate Governance Committee establishes, and regularly reviews with the Board, the skills and experience that it believes are desirable to be represented on our Board to meet the needs of our business and align with our long-term strategy.

As described in the “Evaluating Director Candidates” section of this Proxy Statement, the Board considers a number of factors when evaluating director candidates, including experience, the number and nature of other board memberships held and possible conflicts of interest. Our Board also has a strong commitment to inclusion and diversity, which is formally reflected in our Board Guidelines and our Nominating and Corporate Governance Committee Charter. In evaluating candidates for membership on the Board, our Nominating and Corporate Governance Committee considers matters of diversity, including race, ethnicity, gender, sexual orientation, culture, thought and geography, and seeks to nominate director candidates that will contribute to the overall effectiveness and diversity of the Board. We believe effective oversight starts with a board of directors representing a diverse range of experience and perspectives, which provides the collective skills, qualifications, backgrounds and experience necessary for sound governance.

The Proposal Could Disrupt Our Board Planning and Effectiveness

Adoption of this proposal, which would be highly unusual, could result in a board composition that fails to represent the diverse range of experiences and perspectives most appropriate to meet the needs of overseeing our business and aligning with our long-term strategy. The proposal also could result in significant director turnover in any given year, which would be detrimental to the effective functioning of our Board, and could impede the Nominating and Corporate Governance Committee’s ability to ensure appropriate board composition that serves the long-term interest of our stockholders.

In addition, competing nominees for election to the Board could result in less collaboration and more divisiveness among directors, and ultimately undermine the effectiveness of our Board. Moreover, nominating competing candidates would create a contested director election process and likely deter many talented candidates who would prefer being considered for election in an uncontested process.

Finally, the proposed increase in candidates would be burdensome and inefficient, as the Board and Nominating and Corporate Governance Committee already devote significant time and attention to identifying and recruiting each candidate, which includes a lengthy review of qualifications, experience and expertise. Recruiting additional candidates to stand for election in a process designed so that some candidates will not be elected would not be a good use of Board and Nominating and Corporate Governance Committee resources, and could ultimately result in a Board that does not have the optimal balance of skills and experiences to meet the needs of our business and align with our long-term strategy.

Gilead Already Provides Stockholders Effective Input Regarding Our Director Nomination and Election Process

Gilead already offers several methods for stockholders to voice their views concerning our Board composition. First, we maintain a strong engagement program with our stockholders. Each year, we meet with stockholders who collectively own a significant percentage of Gilead’s outstanding common stock, along with the two largest proxy advisory firms, to solicit feedback on our Board and our corporate governance practices. For instance, during our Fall 2022 engagement program, we met with stockholders collectively holding 47% of Gilead’s outstanding common stock. Stockholders also have the ability to communicate directly with our Board throughout the year by sending a letter to our Corporate Secretary.

In addition, stockholders may recommend director candidates by sending such recommendations to our Corporate Secretary. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.

90

Stockholder Proposals

Finally, our director nominees are elected annually by majority voting in uncontested elections. Our Board Guidelines provide that any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board, and our Nominating and Corporate Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board to accept or reject the resignation or to take other action.

Gilead’s Stockholders Already Have Nomination Rights That, if Exercised, Could Result in More Candidates Than Available Directors

Our stockholders have two means of nominating candidates for election to our Board under our bylaws, either of which would achieve the goal sought by this proposal (i.e., the nomination of more candidates than available directorships). Under the proxy access provisions of our bylaws, a stockholder, or a group of up to 20 stockholders, owning 3% or more of Gilead’s outstanding common stock continuously for at least three years, may nominate and include director nominees constituting up to 20% of the Board (or at least two directors) in Gilead’s proxy materials. Under our advance notice bylaws, stockholders may nominate director nominees constituting up to 100% of the Board if the advance notice bylaw procedures are followed, and unlike the proxy access provisions, there are no minimum ownership or holding requirements.

Conclusion

We believe Gilead stockholders have ample opportunity to communicate with the company and the Board regarding our Board composition and to recommend or directly nominate candidates for election. Modifying our nomination and election framework in the manner requested by the proposal is unnecessary and would not be in the best interests of stockholders.

Our Board unanimously recommends a vote “AGAINST” Proposal 6.

2023 Proxy Statement	91

Stockholder Proposals

PROPOSAL 7	Stockholder Proposal Requesting that Shares Held in Street Name Be Able to Call a Special Stockholder Meeting

John Chevedden has submitted a stockholder proposal for consideration at the Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278. We have been notified that Mr. Chevedden has continuously held 50 shares of our common stock since at least November 23, 2019.

If properly presented at the Annual Meeting, our Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Mr. Chevedden to the stockholders for approval is as follows:

Stockholder Proposal

Proposal 7 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give street name shares and non-street name shares an equal right to call for a special meeting.

One of the main purposes of this proposal is to give all shares, including street name shares, the right to formally participate in calling for a special shareholder meeting to the fullest extent possible and to clear up any ambiguity on whether street name shares can formally participate in calling for a special shareholder meeting without converting their shares to another class of stock.

One of the main purposes of this proposal is to make sure that all street name shares can count 100% toward the 20% of shares needed to call for a special shareholder meeting.

Currently it takes a theoretical 20% of all shares outstanding to call for a special shareholder meeting.

It then appears that all the shares that are held in street name are 100% disqualified from participating in the calling of a special shareholder meeting. It 50% of Gilead Sciences shares are held in street name then it would take 40% of non-street name shares (20% times 2) to call a special shareholder meeting.

A right for 40% of a limited class of shares to call a special shareholder meeting, and excluding all other shares, is not much of a right for the Board to brag about. Plus Gilead shareholders have a useless right to act by written consent that shareholders would avoid and instead call for a special shareholder meeting. Calling a special shareholder meeting is a less difficult method to put an important issue in front of shareholders compared attempting to acting by written consent – given the cumbersome Gilead written consent rules.

Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders, instead of stonewalling, if shareholders have a realistic Plan B option of calling a special shareholder meeting.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 7

92

Stockholder Proposals

Our Board Recommends a Vote AGAINST This Proposal

Stockholders Currently Have a Meaningful, Balanced Right to Call a Special Meeting

After careful consideration, effective February 6, 2023, our Board amended our bylaws to permit record holders of shares who own 15% or more of Gilead’s outstanding common stock to call a special meeting. We believe that the right of stockholders to call a special meeting, as provided under our bylaws, strikes an appropriate balance between ensuring that stockholders have a means of calling a stockholders meeting and protecting against the risk that a small minority of stockholders could trigger a special meeting and its associated financial expense and disruption to Gilead’s business.

Requiring Special Meeting Requests to Be Submitted by Stockholders of Record Is Not Unduly Restrictive

It is critical to know with certainty that stockholders requesting a special meeting are, in fact, stockholders. The company’s stock register is the authoritative source for this information. Investors in Gilead are free to choose whether to be holders of record or to hold their Gilead shares in “street name.” The vast majority of investors choose to hold their shares of Gilead common stock in street name due to the various associated benefits, including the enhanced efficiency in the ability to promptly execute open market securities transactions. A “street name” holder who is otherwise eligible and wishes to call a special meeting can do so either by switching holding arrangements to become a holder of record or by requesting that the record holder of such “street name” holder’s shares submit a special meeting request on his or her behalf. There is no restriction on a “street name” stockholder taking either of these steps. Thus, the requirement that a special meeting be called by stockholders recorded as such in the company’s stockholder records does not impose any limitation on a stockholder’s ability to request a special meeting. Accordingly, there is no reason to modify this basic and typical requirement.

In addition, convening a meeting of stockholders imposes significant administrative and operational costs, including preparing required disclosures, printing and distributing materials, soliciting proxies and tabulating votes. A significant amount of attention by our Board, management and employees is required to prepare for special meetings, distracting them from their primary focus of maximizing long-term financial returns and operating Gilead’s business in the best interests of stockholders. Because special meetings require a considerable diversion of resources, they should be limited to circumstances where we can clearly identify the stockholders of record that are making the request, evidencing that our verified stockholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings.

Our Board Has Adopted Governance Structures that Create Accountability to Stockholders

In addition, adoption of this proposal is unnecessary because our Board has already taken significant steps to ensure accountability to stockholders. For example:

We maintain a strong engagement program with our stockholders. Each year, we meet with stockholders who collectively own a significant percentage of Gilead’s outstanding common stock, along with the two largest proxy advisory firms, to solicit their feedback on our corporate governance practices. For instance, during our Fall 2022 engagement program, we met with stockholders collectively holding 47% of Gilead’s outstanding common stock.
In February 2023, in response to requests from our stockholders, we amended our bylaws to reduce the ownership threshold required to call a special meeting of stockholders from 20% to 15% of our outstanding shares of common stock.
We adopted proxy access, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of Gilead’s outstanding common stock continuously for at least three years, to nominate and include director nominees constituting up to 20% of the Board (or at least two directors) in Gilead’s proxy materials.
We permit stockholders to act by written consent.
A substantial majority of our directors (eight out of the nine director nominees) are independent.
Our board structure provides strong independent leadership with a Lead Independent Director, whose robust duties empower our independent directors to provide guidance and oversight of management.
We have eliminated all supermajority voting provisions in our certificate of incorporation and bylaws.
Our director nominees are elected annually by majority voting in uncontested elections, with a policy requiring any director who fails to receive at least a majority of the votes cast in an uncontested election to tender his or her resignation to our Board.
Our stockholders have equal voting rights with a single class of stock.

Gilead has consistently demonstrated and maintained strong corporate governance policies and practices. Accordingly, this proposal would not enhance stockholder value and is not in the best interests of Gilead and all of its stockholders.

Our Board unanimously recommends a vote “AGAINST” Proposal 7.

2023 Proxy Statement	93

Stockholder Proposals

PROPOSAL 8	Stockholder Proposal Requesting that the Board
Establish and Report on a Process to Consider
the Impact of Extended Patent Exclusivities on
Product Access in Deciding Whether to Apply for
Secondary and Tertiary Patents

The Adrian Dominican Sisters and co-filers have submitted a stockholder proposal for consideration at the Annual Meeting. Adrian Dominican Sisters’ address is 1257 East Siena Heights Drive, Adrian, MI 49221. We have been notified that Adrian Dominican Sisters has continuously held shares of our common stock worth at least $2,000 since at least November 16, 2019. We will provide the name, address and known share holdings of the co-filers of this proposal upon written or oral request to the Corporate Secretary at the address set forth in question 17 in “Questions and Answers.”

If properly presented at the Annual Meeting, our Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Adrian Dominican Sisters and co-filers to the stockholders for approval is as follows:

Stockholder Proposal

RESOLVED, that shareholders of the Gilead Sciences Inc. (“Gilead”) ask the Board of Directors to establish and report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents. Secondary and tertiary patents are patents applied for after the main active ingredient/molecule patent(s) and which relate to the product. The report on the process should be prepared at reasonable cost, omitting confidential and proprietary information, and published on Gilead’s website.

Supporting Statement

Access to medicines, especially costly specialty drugs, is the subject of consistent and widespread public debate in the U.S. A 2021 Rand Corporation analysis concluded that U.S. prices for branded drugs were nearly 3.5 times higher than prices in 32 OECD member countries.1 The Kaiser Family Foundation has “consistently found prescription drug costs to be an important health policy area of public interest and public concern.”2

This high level of concern has driven policy responses. The Inflation Reduction Act empowers the federal government to negotiate some drug prices.3 State measures, including drug price transparency legislation, copay caps, and Medicaid purchasing programs, have also been adopted.4 The House Committee on Oversight and Reform (the “Committee”) launched a far-reaching investigation into drug pricing in January 2019.5

Intellectual property protections on branded drugs play an important role in maintaining high prices and impeding access. When a drug’s patent protection ends, generic manufacturers can enter the market, reducing prices. But branded drug manufacturers may try to delay competition by extending their exclusivity periods.

Among the abuses described by the Committee’s December 2021 report is construction of a “patent thicket,” which consists of many “secondary patents covering the formulations, dosing, or methods of using, administering, or manufacturing a drug”; they are granted after the drug’s primary patent, covering its main active ingredient or molecule, has been granted.6 In June 2022, citing the impact of patent thickets on drug prices, a bipartisan group of Senators urged the U.S. Patent and Trademark Office to “take regulatory steps to . . . eliminate large collections of patents on a single invention.”

Gilead markets hepatitis C treatments Sovaldi and Harvoni, whose costs are so high that public payors have had to limit access. Senator Elizabeth Warren publicly criticized Gilead for erecting a thicket of “questionable” patents around these drugs.7

[1]	https://www.rand.org/news/press/2021/01/28.html
[2]	https://www.kff.org/health-costs/poll-finding/public-opinion-on-prescription-drugs-and-their-prices/
[3]	https://www.kff.org/medicare/issue-brief/explaining-the-prescription-drug-provisions-in-the-inflation-reduction-act/
[4]	https://www.americanprogress.org/article/state-policies-to-address-prescription-drug-affordability-across-the-supply-chain/
[5]	tps://oversight.house.gov/sites/democrats.oversight.house.gov/files/DRUG%20PRICING%20REPORT%20WITH%20APPENDIX%20v3.pdf, at i.
[6]	https://oversight.house.gov/sites/democrats.oversight.house.gov/files/DRUG%20PRICING%20REPORT%20WITH%20APPENDIX%20v3.pdf, at 79.
[7]	https://www.warren.senate.gov/imo/media/doc/2021.06.04%20Letter%20to%20CEO%20of%20Gilead%20re%20Subcommittee%20Hearing%20.pdf

94

Stockholder Proposals

In our view, a process that considers the impact of extended exclusivity periods on patient access would ensure that Gilead considers not only whether it can apply for secondary and tertiary patents but also whether it should do so. Gilead’s current approach subjects the company to reputational risks and potential regulatory blowback resulting from high drug prices and perceptions regarding abusive patenting practices.

Our Board Recommends a Vote AGAINST This Proposal

While we share the proponents’ concern regarding the importance of maintaining patient access to medicines and the risks associated with perceived abuses of the patent system, we believe patents and patient access are not at odds with each other.

The proposal, with its focus on patent exclusivities and discouraging so-called secondary or tertiary patents, would not advance the interests of Gilead or our stakeholders in the goal of providing improved patient access to medicine. Instead, it could hinder the necessary innovation behind the company’s core mission — to discover, develop and deliver innovative therapeutics for people with life-threatening diseases. In addition, Gilead is already committed to increasing access to medicine, even for medications currently under patent exclusivity, as further described below.

Patent Protection Incentivizes Innovation and Encourages Further Research and Development of Life-Changing Medicines

We take a responsible approach to patents and intellectual property protection, and we strongly believe that the exclusivity protection granted by patents, which is only for a limited time, incentivizes innovation, encourages further research and development of life-changing medicines and ultimately enables our efforts to ensure access to our medicines. We also believe that, as the innovator and patent holder, we can more easily ensure that potentially dangerous counterfeit products are kept off the market and more carefully manage the supply chain for the product.

All of Gilead’s patents represent innovations that advance therapies for patients and are integral to support the protection of our intellectual property and long-term stockholder value. Gilead will often have multiple patents for a medicine, but these patents cover aspects of the medicine that have required separate innovation and investment. There is more to a medicine than just the active ingredient or compound. For example, there may be separate new inventions for ways to deliver the compound to a target, ways of using the compound or ways of making a compound. Any patents covering these types of inventions are sometimes referred to as secondary or tertiary patents in relation to the initial patent for the active ingredient or compound. However, these are all patents and have the same requirements for being granted. These so-called secondary or tertiary patents would not be granted unless the national patent office[s] determine[s] that they cover new and non-obvious inventions. After a patent on the active ingredient or compound in a medication expires, others would not be excluded from making or using the active ingredient or compound just because there are secondary or tertiary patents related to the medication.

Gilead Already Has Robust Board Oversight over Our Access Strategy

Access to medicine is core to our purpose and is taken very seriously by our Board and management. Our Board oversees Gilead’s research and development strategy as well as its commercial and access strategy and the related operational execution and risks of those strategies. Our Board also has direct oversight over patent- and access-related risk topics and regularly receives and reviews reports from management on risks and other aspects of our business, including potential reputational or regulatory risks from our patent practices.

Gilead Already Supports Many Programs to Increase Patient Access to Our Medications

We support programs to increase patient access even while our medicines remain under patent exclusivity. For example, our Access to Medicines programs help people overcome barriers to treatment in more than 140 low- and middle-income countries. These programs expand disease awareness, address stigma and support front-line services and care, including through tiered pricing with discounts based on disease burden and national per-capital income. In addition, we have a long track record of licensing HIV patents to companies that produce generic medicines for distribution in low-income countries. In the U.S., our patient support programs help ease the burden that a complex and difficult-to-manage healthcare landscape can place on patients and families. Our patient support programs provide improved access to medicines, such as co-pay assistance and counseling across our therapeutic areas. We have received recognition from the U.S. Patent and Trademark Office for our efforts relating to our patents and improving patient access, including receipt of a 2022 Patents for Humanity award for development of our product remdesivir to treat COVID-19 and our related expanded access efforts throughout the world that allowed companies to manufacture generic remdesivir for distribution in 127 countries.

2023 Proxy Statement	95

Stockholder Proposals

Conclusion

Integral to our business as a developer and manufacturer of innovative medicines and our Board’s fiduciary duties is an obligation to protect our intellectual property. The proposal would potentially work against these purposes to the detriment of the company and all of our stakeholders. While we share the proponents’ concern regarding the importance of patient access to medication, we believe that the patent system ultimately encourages the continued innovation of medications to be made available to patients, including in relation to secondary or tertiary patents. In addition, Gilead has demonstrated a strong commitment to programs designed to increase patient access to our medications, even while still under an exclusive patent.

Our Board unanimously recommends a vote “AGAINST” Proposal 8.

96

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock by: (i) each beneficial owner of more than 5% of our common stock known to us, as of December 31, 2022; and (ii) each director and nominee for director, each of the individuals named in the Summary Compensation Table on page 69 and all of our current executive officers and directors as a group, as of February 28, 2023 (unless otherwise noted). The applicable percentages are based on 1,246,515,957 shares of common stock outstanding on February 28, 2023, adjusted as required by the rules promulgated by the SEC.

Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
BlackRock, Inc.	131,555,769(2)	10.55%
The Vanguard Group	112,038,324(3)	8.99%
Capital World Investors	68,900,998(4)	5.52%
Jacqueline K. Barton, Ph.D.	82,208(5)	*
Jeffrey A. Bluestone, Ph.D.	42,103(6)	*
Andrew D. Dickinson	510,271(7)	*
Sandra J. Horning, M.D.	43,983(8)	*
Kelly A. Kramer	77,072(9)	*
Kevin E. Lofton	191,112(10)	*
Harish Manwani	69,241(11)	*
Johanna Mercier	329,414(12)	*
Daniel P. O’Day	958,278(13)	*
Merdad V. Parsey, M.D., Ph.D.	278,484(14)	*
Deborah H. Telman	376	*
Javier J. Rodriguez	45,688(15)	*
Anthony Welters	44,269(16)	*
All current executive officers and directors as a group (13 persons)	2,672,499(17)	*

*	Less than 1% of the outstanding shares of our common stock.
(1)	This table is based upon information supplied by our directors and officers and a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”), a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”), a Schedule 13G/A filed with the SEC by Capital Research Global Investors, and a Schedule 13G/A filed with the SEC by Capital World Investors. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on January 31, 2023 by BlackRock reporting sole voting power over 121,231,315 shares and sole dispositive power over 131,555,769 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.
(3)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2023 by Vanguard reporting shared voting power over 1,811,013 shares, sole dispositive power over 106,634,244 shares and shared dispositive power over 5,404,080 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	Based solely on information set forth in a Schedule 13G filed with the SEC on February 13, 2023 by Capital World Investors reporting sole voting power over 68,772,576 shares and sole dispositive power over 68,900,998 shares. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(5)	Includes 61,865 shares subject to stock options exercisable within 60 days of February 28, 2023.
(6)	Includes 36,395 shares subject to stock options exercisable within 60 days of February 28, 2023.
(7)	Includes 433,120 shares subject to stock options exercisable within 60 days of February 28, 2023 and 10,419 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2023.
(8)	Includes 42,239 shares subject to stock options exercisable within 60 days of February 28, 2023.
(9)	Includes 75,733 shares subject to stock options exercisable within 60 days of February 28, 2023.
(10)	Includes 95,920 shares subject to stock options exercisable within 60 days of February 28, 2023 and 95,192 shares held in trust.
(11)	Includes 59,746 shares subject to stock options exercisable within 60 days of February 28, 2023.
(12)	Includes 281,761 shares subject to stock options exercisable within 60 days of February 28, 2023 and 10,976 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2023.
(13)	Includes 677,231 shares subject to stock options exercisable within 60 days of February 28, 2023 and 41,650 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2023.
(14)	Includes 224,644 shares subject to stock options exercisable within 60 days of February 28, 2023 and 11,454 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2023.

2023 Proxy Statement	97

Stock Ownership Information

(15)	Includes 39,183 shares subject to stock options exercisable within 60 days of February 28, 2023.
(16)	Includes 38,234 shares subject to stock options exercisable within 60 days of February 28, 2023.
(17)	Includes an aggregate of 2,066,071 shares subject to stock options exercisable by current executive officers and directors within 60 days of February 28, 2023 and 74.499 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, among others, to file forms with the SEC to report their ownership of our stock and any changes in ownership. Based on our review of reports filed with the SEC and related written representations, we believe that all of the required reports for our directors and officers were filed on a timely basis under Section 16(a) for 2022, except as follows:

On March 15, 2022, a Form 4 on behalf of Mr. Dickinson to report (1) the grant of restricted stock units and stock options and (2) the vesting and payment of tax liability of previously issued restricted stock units, was filed one day late.

98

Other Information

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through a broker and would prefer to receive a separate Notice, please notify your broker. If you hold your shares directly and would prefer to receive a separate Notice, please submit a written request to Gilead Sciences, Inc., Attention: Investor Relations, 333 Lakeside Drive, Foster City, California 94404 or contact Broadridge Financial Solutions, Inc. at (866) 540-7095. Stockholders who currently receive multiple copies of the Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice to a stockholder at a shared address to which a single copy of the documents was delivered.

Deborah H. Telman

Corporate Secretary

March 23, 2023

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or by accessing a copy through Gilead’s website at www.gilead.com on the Investors page under “Financials - SEC Filings.”

Other Legal Matters

Forward-Looking Statements

Statements included in this Proxy Statement that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Website References

Website references are provided throughout this document for convenience. The content on the referenced websites does not constitute part of and is not incorporated by reference into this, including our inaugural ESG Report, Proxy Statement.

Use of Trademarks

We own or have rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, KITE™, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, SUNLENCA®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report also refers to trademarks, service marks and trade names of other companies, which are the property of their respective owners.

2023 Proxy Statement	99

Questions and Answers

1.	Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. This approach conserves natural resources and reduces our costs of printing and distributing our proxy materials, while providing stockholders with a convenient way to access our proxy materials. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials, including a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

2.	How may I obtain a copy of Gilead’s Annual Report on Form 10-K and other financial information?

A copy of our 2022 Annual Report on Form 10-K for the year ended December 31, 2022 is available at investors.gilead.com/annual-meeting or may be requested from our Investor Relations department as described elsewhere in this Proxy Statement. Our 2022 Annual Report is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

3.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on March 15, 2023 are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, there were 1,248,816,053 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

4.	Who can attend the Annual Meeting?

The Annual Meeting will be held virtually by webcast. Only holders of our common stock at the close of business on March 15, 2023 or holders of a valid legal proxy for the Annual Meeting are entitled to vote and ask questions during the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GILD2023, you must enter the 16-digit control number printed on your Notice. If you are a beneficial stockholder, you may contact your broker, bank or other institution where you hold your account if you have questions about obtaining your control number.

We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. We will also make the Annual Meeting viewable to anyone interested in a webcast at www.virtualshareholdermeeting.com/GILD2023. Interested persons who were not stockholders at the close of business on March 15, 2023 may view the webcast as guests, but will not be able to vote or ask questions during the meeting.

5.	What if I need technical assistance?

Beginning 30 minutes prior to the start of and during the Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the support team listed on the virtual meeting website at www.virtualshareholdermeeting.com/GILD2023.

100

Questions and Answers

6.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

To elect the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified;

To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in this Proxy Statement;

To approve, on an advisory basis, the frequency of future advisory stockholder votes on executive compensation;

To approve an amendment and restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan and the Gilead Sciences, Inc. International Employee Stock Purchase Plan;

To vote on a stockholder proposal, if properly presented at the meeting, requesting the Board implement a process to nominate at least one more candidate than the number of directors to be elected;

To vote on a stockholder proposal, if properly presented at the meeting, requesting the Board amend the company governing documents to give street name shares and non-street name shares an equal right to call a special stockholder meeting; and

To vote on a stockholder proposal, if properly presented at the meeting, requesting a report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents.

We also will consider any other business that properly comes before the Annual Meeting. See question 12, “Could other matters be decided at the Annual Meeting?” on page 104.

7.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

“FOR” each of the nine director nominees named in this Proxy Statement;

“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement;

“1 YEAR,” on an advisory basis, for the frequency of future advisory stockholder votes on executive compensation;

“FOR” the approval of amendment and restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan and the Gilead Sciences, Inc. International Employee Stock Purchase Plan;

“AGAINST” the stockholder proposal requesting the Board implement a process to nominate at least one more candidate than the number of directors to be elected;

“AGAINST” the stockholder proposal requesting the Board amend the company governing documents to give street name shares and non-street name shares an equal right to call a special stockholder meeting; and

“AGAINST” the stockholder proposal requesting a report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents.

2023 Proxy Statement	101

Questions and Answers

8.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. Shares represented by proxies marked “abstain” and “broker non-votes” are counted in determining whether a quorum is present.

Proposal	Vote Required
Proposal 1 – Election of the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified.	Majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director).
Proposal 2 – Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 3 – Approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 4 – Approval, on an advisory basis, of the frequency of future advisory stockholder votes on executive compensation.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 5 – Approval of the Gilead Sciences, Inc. Employee Stock Purchase Plan and the Gilead Sciences, Inc. International Employee Stock Purchase Plan	The frequency receiving the most votes will be considered the recommendation of stockholders.
Proposal 6 – Vote on a stockholder proposal, if properly presented at the meeting, requesting the Board implement a process to nominate at least one more candidate than the number of directors to be elected.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 7 – Vote on a stockholder proposal, if properly presented at the meeting, requesting the Board amend the company governing documents to give street name shares and non-street name shares an equal right to call a special stockholder meeting	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 8 – Vote on a stockholder proposal, if properly presented at the meeting, requesting a report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.

If your shares are held by a broker and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal 2 is a “routine” matter. As a result, your broker is permitted to exercise discretionary voting authority to vote your shares for this proposal. Your broker may not exercise discretionary voting authority and may not vote your shares with respect to the other proposals unless you provide your broker with voting instructions. This is known as a “broker non-vote.”

With respect to Proposals 1 and 4, abstentions will have no effect on the outcome of the vote. With respect to Proposals 2, 3 and 5-8, abstentions will have the same effect as an “against” vote. “Broker non-votes” will have no effect on the outcome of the vote for Proposals 1-8.

9.	How do I vote?

You may vote by completing and returning a proxy by mail or voting your shares by Internet or telephone by 11:59 p.m., Eastern Daylight Time, on May 2, 2023. You may also vote by Internet during the Annual Meeting.

If your shares are registered directly in your name with Gilead’s transfer agent, Computershare, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for how to vote their shares from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

By mail before the Annual Meeting

To vote your proxy by mail, be sure to complete, sign and date the proxy card (if you request one) or voting instruction card that may be delivered to you and return it in the envelope provided. We will vote your shares as directed. However, if you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board.

102

Questions and Answers

By Internet or telephone before the Annual Meeting

Stockholders may vote their shares by Internet or telephone before the Annual Meeting. The law of the State of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies so long as each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. The Internet and telephone voting procedures below are designed to authenticate stockholders’ identities to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting shares via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Stockholders of record may go to www.proxyvote.com to vote their shares. You will be required to provide the control number printed on your Notice. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Stockholders of record who are using a touch-tone telephone may vote their shares by calling (800) 690-6903 and following the recorded instructions.

A number of brokers and banks are participating in a program that offers the ability to vote shares over the telephone and Internet. Street name holders may vote on the Internet by accessing www.proxyvote.com. You will be required to provide the control number printed on your Notice. Street name holders who are using a touch-tone telephone may vote their shares by calling (800) 454-8683 and following the recorded instructions.

Internet and telephone voting for stockholders of record and street name holders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on May 2, 2023. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

By Internet during the Annual Meeting

Stockholders may vote their shares by Internet during the Annual Meeting. Please follow the instructions at www.virtualshareholdermeeting. com/GILD2023 to vote or submit questions during the meeting. You will be required to provide the control number printed on your Notice to enter the virtual meeting. The Internet voting procedures are designed to authenticate stockholders’ identities to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been recorded properly.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares promptly by mail, Internet or telephone in advance of the Annual Meeting. A stockholder may still attend the meeting and vote during the meeting if he or she has already voted by one of these methods. Any vote submitted during the meeting would supersede any prior vote.

Your vote is important. You can save us the expense of a second mailing of proxy materials by voting promptly.

10.	Is there a list of registered stockholders entitled to vote at the Annual Meeting?

As required by Delaware law, the names of registered stockholders entitled to vote at the Annual Meeting (the “list”) will be available for 10 days prior to the meeting for any purpose germane to the meeting, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Daylight Time, at our principal executive offices at 333 Lakeside Drive, Foster City, CA 94404 by contacting our Corporate Secretary. Registered stockholders must make an appointment and must comply with the company’s visitation protocols.

The list will be available during the meeting, and through the conclusion of the meeting, on the virtual meeting website at www.virtualshareholdermeeting.com/GILD2023. Only those persons logging into the meeting as a registered stockholder will be able to access the list.

11.	What can I do if I change my mind after I vote my shares?

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before the shares are voted.

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

submitting a written notice to our Corporate Secretary at our principal executive offices, 333 Lakeside Drive, Foster City, California 94404;

submitting a valid, later-dated proxy or a later-dated vote by Internet or telephone by 11:59 p.m., Eastern Daylight Time, on May 2, 2023; or

voting during the Annual Meeting.

2023 Proxy Statement	103

Questions and Answers

If you are a beneficial owner of shares, you may revoke your proxy or submit new voting instructions by contacting your bank, broker or other holder of record.

You may also vote during the Annual Meeting as described in the answer to the preceding question. Attendance at the meeting will not, by itself, revoke a proxy. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

12.	Could other matters be decided at the Annual Meeting?

On the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then Daniel P. O’Day and Deborah H. Telman, the persons named on your proxy card, will have the discretion to vote on those matters for you.

13.	Is my vote confidential?

Yes. Proxy cards and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Veaco Group, the independent proxy tabulator that we have engaged, will count the votes and act as the inspector of election for the meeting.

14.	How can I ask questions at the Annual Meeting?

The Annual Meeting will include a question and answer session to address questions submitted in writing in advance of and during the Annual Meeting that comply with our Rules of Conduct and Procedures and as time permits. Questions may be submitted within the 48-hour period preceding the start of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/GILD2023. If you wish to submit a question during the Annual Meeting, log in to the virtual meeting website using the control number that appears on your Notice of Internet Availability of Proxy Materials, type your question into the “Ask a Question” field and click “Submit”. Questions and Answers may be grouped by topic and substantially similar questions may be grouped and answered once. You may view the Rules of Conduct and Procedures prior to the meeting at our Investors page at investors.gilead.com/annual-meeting or during the meeting at the Annual Meeting website.

15.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

16.	Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Notice and this Proxy Statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their out-of-pocket expenses for forwarding solicitation materials to such beneficial owners. We have hired Innisfree M&A Incorporated to act as our proxy solicitor in conjunction with the Annual Meeting. We will pay Innisfree M&A Incorporated a fee of $25,000, plus reasonable out-of-pocket expenses, for these services. Our solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other employees for such solicitation services performed by them.

104

Questions and Answers

17.	When are the stockholder proposals or nominations for Gilead’s 2024 annual meeting of stockholders due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2024 annual meeting of stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal no later than November 24, 2023. Such proposals also must comply with SEC regulations under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company proxy materials. Proposals should be addressed to the Corporate Secretary and sent by mail or email to:

Gilead Sciences, Inc.
Attention: Corporate Secretary
333 Lakeside Drive
Foster City, California 94404
Email: generalcounsel@gilead.com

We will acknowledge receipt of proposals on a timely basis. If you do not receive an acknowledgement, you are encouraged to confirm receipt.

A stockholder (or a group of up to 20 stockholders) who has owned at least three percent of our shares continuously for at least three years and has complied with the other requirements in our bylaws may nominate and include in our proxy materials director nominees constituting up to 20% of our Board or two persons, whichever is greater. Written notice of a proxy access nomination for inclusion in our Proxy Statement for the 2024 annual meeting of stockholders must be received by the Corporate Secretary:

not earlier than the open of business on October 25, 2023; and

not later than the close of business on November 24, 2023.

Stockholders wishing to submit proposals that are not to be included in our Proxy Statement pursuant to Rule 14a-8 or to nominate director candidates not pursuant to the “proxy access” provisions in our bylaws must give timely written notice of such proposals or nominations to the Corporate Secretary at the address above in accordance with our bylaws. To be “timely” under our bylaws, written notice must be received by the Corporate Secretary:

not earlier than the open of business on January 4, 2024; and

not later than the close of business on February 3, 2024.

In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide a written notice that sets forth the information required by SEC Rule 14a-19 no later than March 4, 2024.

The chairperson of our annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our bylaws and to declare that any such nomination or other business not properly brought before our annual meeting shall not be transacted, and we may exercise discretionary voting authority to vote any shares for which we receive proxies as we determine appropriate.

18.	Where can I get information related to future stockholder meetings of Gilead?

To request a copy of the Proxy Statement, annual report and form of proxy related to our future stockholder meetings where you are a stockholder on the relevant record date, you may log on to www.proxyvote.com or contact Investor Relations at:

Gilead Sciences, Inc.
Attention: Investor Relations
333 Lakeside Drive
Foster City, California 94404
(650) 574-3000
Email:investor_relations@gilead.com

2023 Proxy Statement	105

Questions and Answers

19.	If I have additional questions, whom can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

106

Appendix A

GILEAD SCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated January 25, 2023)

Termination Date: January 25, 2033

1. Purpose.

(a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Gilead Sciences, Inc., a Delaware corporation (the “Company”), and its participating Affiliates (as defined in subparagraph 1(c)) may be given an opportunity to purchase stock of the Company pursuant to a plan that qualifies as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) The Plan initially was adopted on November 15, 1991. The Plan has been amended and restated on several subsequent occasions, and each offering under the Plan has been subject to the terms and provisions of the Plan in force and effect on the start date of that offering. Effective November 3, 2009, the Plan was amended and restated in its entirety, and subsequent to such date the maximum number of shares of the Company’s common stock reserved for issuance under the Plan, as so amended and restated, are reduced, on a one-for-one basis, by the number of shares of the Company’s common stock issued under the Company’s International Employee Stock Purchase Plan (the “International Plan”). The Plan has been most recently amended and restated in its entirety effective as of January 25, 2023.

(c) The term “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(d) The Company, by means of the Plan, seeks to retain the services of its employees and employees of its Affiliates, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(e) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code. The Company may also grant rights to purchase stock under the International Plan that are not intended to meet the requirements of Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Company under such plan and designed to achieve tax, securities law or other objectives in one or more jurisdictions outside the United States, provided that (i) eligible employees (as that term is described in paragraph 5) who reside in the United States and are employed by the Company or an Affiliate located in the United States will not be granted rights to purchase stock under the International Plan and (ii) eligible employees of Related Entities (as such term is defined in the International Plan), whether or not located in the United States, will not be granted rights to purchase stock under the Plan. Except to the limited extent otherwise provided in the International Plan, the purchase rights granted under that plan will be subject to the same terms, provisions and restrictions as in effect for the purchase rights granted under the Plan.

2. Administration.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. All determinations of the Board or the Committee shall be final, conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions to be in effect for each offering of such rights (with no need for the provisions of each offering to be identical).

(ii) To designate from time to time which Affiliates shall be eligible to participate in the Plan.

Appendix A

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) The Board (or the Committee, as appropriate) may, from time to time, employ an entity unrelated to the Company to assist with administration, recordkeeping and other ministerial duties in connection with the Plan (a “Third Party Administrator”).

3. Shares Subject To The Plan.

Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the total number of shares that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate the 103,560,0001 shares of the Company’s $0.001 par value common stock (the “Common Stock”) that the Company’s stockholders have approved for issuance under the Plan. Shares of Common Stock sold pursuant to rights granted under the Plan shall reduce, on a one-for-one basis, the number of shares remaining available for sale and issuance under the Plan. In addition, any shares of Common Stock sold pursuant to rights granted under the International Plan shall also reduce, on a one-for-one basis, the number of shares available for sale and issuance under the Plan. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan, unless otherwise issued under the International Plan. The Common Stock issuable under the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Grant Of Rights; Offering.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5. Eligibility.

(a) Rights may be granted only to employees of the Company or, to employees of any Affiliate designated by the Board or the Committee as provided in subparagraph 2(b). Except as provided in subparagraph 5(b), an employee of the Company or any designated Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or one or more Affiliates for such continuous period preceding the grant date as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any designated Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such designated Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or of any designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

[1]	Share reserve consists of 4,000,000 shares authorized in November 15, 1991, when the Plan was originally adopted, an additional 8,000,000 shares authorized on May 24, 1994, an additional 8,000,000 authorized on May 27, 1998, an additional 5,280,000 shares authorized on July 29, 1999, an additional 8,000,000 shares authorized on May 9, 2007, an additional 33,280,000 shares authorized on November 3, 2009, an additional 12,000,000 shares authorized on May 6, 2015, and an additional 25,000,000 shares to be submitted for stockholder approval and authorized at the Company’s 2023 annual meeting of stockholders. The share amounts so indicated have been adjusted to reflect the five (5) two-for-one stock splits of the Common Stock effected in February 2001, March 2002, September 2004, June 2007 and January 2013, respectively.

Appendix A

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the Offering Period (as defined in subparagraph 6(a)) for such right shall begin on its Offering Date and end coincident with the end of such Offering;

(iii) the Offering Date shall constitute the beginning of a Purchase Period; and

(iv) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering Period (as defined in subparagraph 6(a)) for such Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted to such employee under “employee stock purchase plans” of the Company and any Affiliate, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase Common Stock of the Company or any Affiliate to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of fair market value of such Common Stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that all or certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Rights; Purchase Price.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock purchasable with up to twenty percent (20%) (or such other percentage as the Board or the Committee determines for a particular Offering) of such employee’s Earnings (as defined in subparagraph 7(b)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Offering Period”). In connection with each Offering made under the Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee and a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. Each Offering Period may contain more than one exercise date, as defined in the relevant Offering (the “Exercise Date”), in which case there will be multiple “Purchase Periods,” the first commencing with the Offering Date and ending with the first Exercise Date of that Offering and subsequent ones commencing with the first day following the immediately preceding Exercise Date and ending with the next Exercise Date of that Offering. Where an Offering contains more than one Exercise Date, the Board or the Committee may, prior to the start of that Offering, specify a maximum number of shares which may be purchased by any employee on each such Exercise Date within such Offering and a maximum aggregate number of shares which may be purchased by all eligible employees on such Exercise Date. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be equitable and practicable under the circumstances.

(b) The purchase price of Common Stock acquired pursuant to rights granted under the Plan shall be equal to eighty-five percent (85%) of the lower of:

(i) the Fair Market Value per share of Common Stock on the start of the Offering Period; or

(ii) the Fair Market Value per share of Common Stock on the Exercise Date.

(c) As of any date, “Fair Market Value” is defined as the closing sales price for the Common Stock (or the closing bid, if no sales were reported) on such day as quoted on The Nasdaq Global Select Market or as reported by such other source as the Board deems reliable. If there are no quotations for the relevant day, “Fair Market Value” is defined with reference to the most recent preceding date on which there are quotations.

Appendix A

7. Participation; Withdrawal; Termination.

(a) An eligible employee may become a participant in an Offering by submitting an enrollment form to the Company, in a form approved by the Company, or by accessing the Third Party Administrator’s website and electronically enrolling within the Offering on or before his or her applicable Offering Date for that Offering (or any earlier enrollment deadline specified by the Company). During such enrollment process, the employee shall authorize payroll deductions of up to twenty percent (20%) (or such other percentage as the Board or the Committee determines for a particular Offering) of such employee’s Earnings (as defined in subparagraph 7(b)) during the Offering Period. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce, increase or begin payroll deductions after the beginning of any Offering Period only as provided for in that Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering Period.

(b) “Earnings” is defined as an employee’s total compensation, including (i) all salary, wages and other remuneration paid to the employee (including amounts elected to be deferred or contributed under any cash or deferred arrangement or cafeteria benefit plan maintained by the Company (or any participating Affiliate) pursuant to Sections 401(k) and 125, respectively, of the Code) and (ii) overtime pay, commissions, bonuses, profit sharing and any special payments for extraordinary services. However, “Earnings” shall not include the cost of employee benefits paid by the Company or any Affiliate, education or tuition fee reimbursements, imputed income arising under any group insurance or other employee benefit program, reimbursement of traveling, business or moving expenses, income realized in connection with stock options or other equity awards, amounts elected to be deferred under any nonqualified deferred compensation plan established by the Company or any Affiliate and referral pay which is paid in recognition of referring an employee candidate.

(c) At any time during an Offering Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by submitting a withdrawal notice to the Company or by accessing the Third Party Administrator’s website and electronically electing to withdraw. Such withdrawal may be elected at any time prior to the end of the Purchase Period (or any earlier withdrawal deadline specified by the Company). Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares for the participant) under the Offering, without interest unless the terms of the Offering specifically so provide, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other future Offerings under the Plan but such participant will be required to re-enroll in order to participate in subsequent Offerings under the Plan.

(d) Except as provided in Section 7(f) below, rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company or any participating Affiliates for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares for the terminated employee) under the Offering, without interest unless the terms of the Offering specifically so provide.

(e) Should a participating employee cease to remain in active service by reason of an approved unpaid leave of absence, then such employee shall have the right, exercisable up until the last business day of the Purchase Period (or any earlier deadline specified by the Company) in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Exercise Date. If the participating employee fails to make a timely election, the accumulated payroll deductions will automatically be applied to the purchase of shares on his or her behalf on the next scheduled Exercise Date. In no event, however, shall any further payroll deductions be collected on the employee’s behalf during such leave. Upon the participating employee’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such employee had reemployment rights with the Company or any participating Affiliate provided by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the employee withdraws from the Plan prior to his or her return. An employee who returns to active employment following a leave of absence that exceeds in duration the applicable time period set forth in (i) or (ii) above shall be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan in order to participate in subsequent Offerings under the Plan.

(f) Notwithstanding anything to the contrary contained herein, a participating employee who transfers employment from the Company or any Affiliate participating in the Plan to an Affiliate or Related Entity participating in the International Plan shall immediately cease to participate in the Plan. However, his or her accumulated payroll deductions for the Purchase Period in which such transfer occurs shall be transferred to the International Plan, and such individual shall immediately join the then current Offering under the International Plan upon the same terms and conditions in effect for his or her participation in the Plan, except for such modifications as may be required by applicable local law. A participating employee who transfers employment from an Affiliate or Related Entity

Appendix A

participating in a current Offering under the International Plan to the Company or any other Affiliate participating in the Plan shall remain a participant in the International Plan until the earlier of (i) the end of the current Offering Period under the International Plan or (ii) the start date of the first Offering under the Plan in which he or she participates following such transfer.

(g) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8. Exercise and Delivery.

(a) On each Exercise Date, each participant’s accumulated contributions (without any increase for interest unless the terms of the Offering specifically so provide) will be applied to the purchase of shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan unless otherwise determined by the Board or the Committee. The amount, if any, of remaining accumulated contributions after the purchase of shares which is less than the amount required to purchase one share of Common Stock on any current Exercise Date within an Offering shall be refunded to such participant as soon as administratively practicable following such Exercise Date, without interest unless the terms of the Offering specifically so provide.

(b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the U.S. Securities Act of 1933, as amended. If on an Exercise Date of any Offering hereunder the Plan (and all rights granted thereunder) is not so registered, no rights granted under the Plan or any Offering shall be exercised on such Exercise Date, and all payroll deductions accumulated during the Purchase Period ending on such Exercise Date (reduced to the extent, if any, such deductions have been used to acquire shares) shall be distributed to the participants, without interest, unless the terms of the Offering specifically so provide.

(c) As soon as administratively practicable following the Exercise Date, the Company shall deliver to each participant the shares of Common Stock purchased with such participant’s accumulated contributions in a form determined by the Board or the Committee, in its discretion, including, without limitation, through the transfer of the shares to the participant in book-entry form or through an alternative arrangement to a recordkeeping service (and the Board or the Committee may either require or permit participants to elect that certificates representing such shares be delivered to such recordkeeping service). The Board or the Committee, in its discretion, may either require or permit that shares of Common Stock purchased with each participant’s accumulated contributions be deposited directly with a broker designated by the Board or the Committee (or its delegate) and may either require or permit that such shares be retained with such broker for a designated period of time.

(d) The Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes or other amounts which the Company is required to withhold by applicable law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.

9. Covenants of the Company.

(a) While rights granted under the Plan remain outstanding, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise of such rights unless and until such authority is obtained.

10. Accumulated Payroll Deductions.

A participant’s accumulated payroll deductions are part of the general funds of the Company and do not earn interest, unless the terms of the Offering specifically so provide.

11. Rights As A Stockholder.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued or recorded in the books of the Company (or its transfer agent).

Appendix A

12. Adjustments Upon Changes In Stock.

(a) If any change is made in the securities subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and the outstanding rights thereunder will be appropriately adjusted as to the class(es) and maximum number of securities subject to the Plan and the class(es) and number of securities and price per share subject to each outstanding purchase right.

(b) In the event of a Change in Control (as such term is defined in the Gilead Sciences, Inc. 2022 Equity Incentive Plan or any successor plan thereto), then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, (iii) the accumulated payroll deductions may be used to purchase shares of Common Stock immediately prior to the transaction described above and the rights of participants under the ongoing Offering shall be terminated, or (iv) all outstanding Offering Periods may be terminated immediately as of such date specified by the Board and all participants’ accumulated contributions that have not been used to purchase shares of Common Stock be returned to the participants (without interest unless the terms of the Offering specifically so provide) as soon as administratively practicable thereafter.

13. Amendment Of The Plan.

(a) The Board at any time, and from time to time, may amend the Plan, including to re-combine the International Plan with the Plan. However, except as provided in paragraph 12 relating to adjustments upon certain changes to the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the total number of shares reserved for issuance and sale in the aggregate under the Plan and the International Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to maintain employee stock purchase plan treatment under Section 423 of the Code or to comply with any applicable Nasdaq or securities exchange listing requirements); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to maintain employee stock purchase plan treatment under Section 423 of the Code or to comply with any applicable Nasdaq or securities exchange listing requirements.

The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be materially and adversely altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with applicable laws or governmental regulations or to ensure that the Plan and/or rights granted thereunder comply with the requirements of Section 423 of the Code.

14. Designation Of Beneficiary.

(a) A participant may file (i) with the Company on a form provided by the Company, a written designation of a beneficiary who is to receive any accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares for the deceased employee), without interest unless the terms of the Offering specifically so provide, in the event of such participant’s death during an Offering, and (ii) with a broker designated by the Board or the Committee on a form provided by such broker, a written designation of a beneficiary who is to receive any shares of Common Stock purchased under the Plan and held by such broker on participant’s behalf.

(b) The participant may change such designation of beneficiary at any time by written notice to the Company in the form provided by the Company (or to such broker in the form provided by the broker, as applicable). In the event of the death of a participant in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver any accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares for the deceased employee), without interest unless the terms of the Offering specifically so provide, to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the

Appendix A

Company), the Company, in its sole discretion, may deliver such accumulated payroll deductions to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or determine to be the appropriate recipient of such accumulated payroll deductions under applicable law. In the absence of a designated beneficiary with the broker holding any shares of Common Stock purchased under the Plan, the broker’s policies for distribution of such shares shall apply.

15. Termination Or Suspension Of The Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan (as herein amended and restated) was adopted by the Board or approved by the stockholders of the Company, whichever was earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with applicable laws or governmental regulation or to ensure that the Plan and/or rights granted thereunder comply with the requirements of Section 423 of the Code.

16. Severability.

If any particular provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

17. Governing Law.

Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, the Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.

18. Effective Date Of Plan.

The Plan (as herein amended and restated) shall become effective as determined by the Board, but no rights granted under the Plan, as amended and restated herein, shall be exercised unless and until the stockholders of the Company have approved the Plan.

Appendix B

GILEAD SCIENCES, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated January 25, 2023)

Termination Date: January 25, 2033

1. Purpose.

(a) The purpose of the International Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of participating Affiliates and Related Entities (both as defined in subparagraph 1(c)), who reside in jurisdictions outside the United States may be given an opportunity to purchase stock of Gilead Sciences, Inc., a Delaware corporation (the “Company”).

(b) The Plan and the Company’s Employee Stock Purchase Plan (the “Section 423 Plan”), an employee stock purchase plan maintained under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), share the reserve of the Company’s $0.001 par value common stock (the “Common Stock”) approved by the Company’s stockholders for issuance under the Section 423 Plan. Accordingly, the maximum number of shares of the Company’s common stock reserved for issuance under the Section 423 Plan is reduced, on a one-for-one basis, by the number of shares of the Company’s common stock issued under the Plan. The Plan was originally adopted by the Company’s Board of Directors on November 3, 2009. Both the Plan and the Section 423 Plan have been most recently amended and restated in their entirety effective as of January 25, 2023.

(c) The term “Affiliate” as used in the Plan means any entity that, directly or indirectly, is controlled by or under common control with the Company, as determined by the Board, whether now or hereafter existing. The term “Related Entity” as used in the Plan means any entity, other than an Affiliate, in which the Company has an equity or other ownership interest, as determined by the Company.

(d) The Company, by means of the Plan, seeks to retain the services of employees in jurisdictions outside the United States, to secure and retain the services of new employees in such jurisdictions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(e) The Company does not intend for the rights to purchase shares of Common Stock granted under the Plan to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Accordingly, the Company will grant rights to purchase stock under the Plan that are not intended to meet the requirements of Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Company and designed to achieve tax, securities law or other objectives in one or more jurisdictions outside the United States, provided that (i) eligible employees (as that term is described in paragraph 5) who reside in the United States and are employed by the Company or an Affiliate located in the United States will not be granted rights to purchase stock under the Plan and (ii) eligible employees of Related Entities, whether or not located in the United States, will not be granted rights to purchase stock under the Section 423 Plan. Except to the limited extent otherwise provided herein, the purchase rights granted under the Plan will be subject to the same terms, provisions and restrictions as in effect for the purchase rights granted under the Section 423 Plan.

2. Administration.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. All determinations of the Board or the Committee shall be final, conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions to be in effect for each offering of such rights (with no need for the provisions of each offering to be identical).

(ii) To designate from time to time which Affiliates and Related Entities shall be eligible to participate in the Plan.

Appendix B

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. The Board may also authorize one or more designated officers of the Company to make such adjustments to the terms and conditions in effect under the separate Offerings made under the Plan as may be necessary or advisable to comply with applicable laws and regulations in the jurisdictions in which those Offerings are made.

(iv) To amend the Plan as provided in paragraph 13.

(v) To adopt (or to authorize one or more designated officers of the Company to adopt) rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside the United States. Without limiting the generality of the foregoing, the Board (or any such designated officer) is specifically authorized to adopt rules, procedures or sub-plans regarding, but not limited to, eligibility to participate, the definition of Earnings (as defined in subparagraph 7(b)), handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates, all of which may vary with local requirements.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) The Board (or the Committee, as appropriate) may, from time to time, employ an entity unrelated to the Company to assist with administration, recordkeeping and other ministerial duties in connection with the Plan (a “Third Party Administrator”).

3. Shares Subject To The Plan.

Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the total number of shares that may be sold pursuant to rights granted under the Plan and the Section 423 Plan shall not exceed in the aggregate the 103,560,0001 shares of Common Stock that have been approved by the Company’s stockholders for issuance under the Section 423 Plan. Accordingly, any shares of Common Stock sold pursuant to rights granted under the Section 423 Plan shall reduce, on a one-for-one basis, the number of shares available for sale and issuance under the Plan. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan, unless otherwise issued under the Section 423 Plan. The Common Stock issuable under the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Grant Of Rights; Offering.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5. Eligibility.

(a) Rights under the Plan may be granted only to employees of any Affiliate or Related Entity designated by the Board or the Committee as provided in subparagraph 2(b). Except as provided in subparagraph 5(b), an employee of any designated Affiliate or Related Entity shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of one or more Affiliates or Related Entities for such continuous period preceding the grant date as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

[1]	Share reserve consists of 4,000,000 shares authorized in November 15, 1991, when the Section 423 Plan was originally adopted, an additional 8,000,000 shares authorized for the Section 423 Plan on May 24, 1994, an additional 8,000,000 authorized for the Section 423 Plan on May 27, 1998, an additional 5,280,000 shares authorized for the Section 423 Plan on July 29, 1999, an additional 8,000,000 shares authorized for the Section 423 Plan on May 9, 2007, an additional 33,280,000 shares authorized for the Section 423 Plan on November 3, 2009, an additional 12,000,000 shares authorized on May 6, 2015, and an additional 25,000,000 shares to be submitted for stockholder approval and authorized at the Company’s 2023 annual meeting of stockholders. The share amounts so indicated have been adjusted to reflect the five (5) two-for-one stock splits of the Common Stock effected in February 2001, March 2002, September 2004, June 2007 and January 2013, respectively.

Appendix B

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of any designated Affiliate or Related Entity will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the Offering Period (as defined in subparagraph 6(a)) for such right shall begin on its Offering Date and end coincident with the end of such Offering;

(iii) the Offering Date shall constitute the beginning of a Purchase Period; and

(iv) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering Period (as defined in subparagraph 6(a)) for such Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted to such employee under “employee stock purchase plans” of the Company and any Affiliate, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase Common Stock of the Company or any Affiliate to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of fair market value of such Common Stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of any designated Affiliate or Related Entity shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that all or certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Rights; Purchase Price.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock purchasable with up to twenty percent (20%) (or such other percentage as the Board or the Committee determines for a particular Offering) of such employee’s Earnings (as defined in subparagraph 7(b)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Offering Period”). In connection with each Offering made under the Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee and a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. Each Offering Period may contain more than one exercise date, as defined in the relevant Offering (the “Exercise Date”), in which case there will be multiple “Purchase Periods,” the first commencing with the Offering Date and ending with the first Exercise Date of that Offering and subsequent ones commencing with the first day following the immediately preceding Exercise Date and ending with the next Exercise Date of that Offering. Where an Offering contains more than one Exercise Date, the Board or the Committee may, prior to the start of that Offering, specify a maximum number of shares which may be purchased by any employee on each such Exercise Date within such Offering and a maximum aggregate number of shares which may be purchased by all eligible employees on such Exercise Date. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be equitable and practicable under the circumstances.

(b) The purchase price of Common Stock acquired pursuant to rights granted under the Plan shall be equal to eighty-five percent (85%) of the lower of:

(i) the Fair Market Value per share of Common Stock on the start of the Offering Period; or

(ii) the Fair Market Value per share of Common Stock on the Exercise Date.

Appendix B

(c) As of any date, “Fair Market Value” is defined as the closing sales price for the Common Stock (or the closing bid, if no sales were reported) on such day as quoted on The Nasdaq Global Select Market or as reported by such other source as the Board deems reliable. If there are no quotations for the relevant day, “Fair Market Value” is defined with reference to the most recent preceding date on which there are quotations.

7. Participation; Withdrawal; Termination.

(a) An eligible employee may become a participant in an Offering by submitting an enrollment form to the Company, in a form approved by the Company, or, if made available by the Company to employees in a particular jurisdiction, by accessing the Third Party Administrator’s website and electronically enrolling within the Offering on or before his or her applicable Offering Date for that Offering (or any earlier enrollment deadline specified by the Company). During such enrollment process, the employee shall authorize payroll deductions of up to twenty percent (20%) (or such other percentage as the Board or the Committee determines for a particular Offering) of such employee’s Earnings (as defined in subparagraph 7(b) below) during the Offering Period. To the extent required by applicable law, eligible employees may be permitted to contribute to the Plan by means other than, or in addition to, payroll deductions. The contributions made by each participant (whether pursuant to payroll deductions or other method of payment) shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company, unless otherwise required by applicable law of any jurisdiction outside the United States. A participant may reduce, increase or begin such contributions after the beginning of any Offering Period only as provided for in the Offering. A participant may make additional payments into his or her account only (i) if required by applicable law or (ii) if specifically provided for in the Offering and only if the participant has not had the maximum amount contributed during the Offering Period.

(b) “Earnings” is defined as an employee’s total compensation, including (i) all salary, wages and other remuneration paid to the employee (including amounts elected to be deferred or contributed under any retirement or welfare benefit plan maintained by the Company or any participating Affiliate or Related Entity) and (ii) overtime pay, commissions, bonuses, profit sharing and any special payments for extraordinary services. However, “Earnings” shall not include the cost of employee benefits paid by the Company or any Affiliate or Related Entity, education or tuition fee reimbursements, imputed income arising under any group insurance or other employee benefit program, reimbursement of traveling, business or moving expenses, income realized in connection with stock options or other equity awards, amounts elected to be deferred under any nonqualified deferred compensation plan established by the Company or any Affiliate or Related Entity and referral pay which is paid in recognition of referring an employee candidate. However, the Board or its delegate in its sole discretion may make one or more modifications to such definition with respect to eligible employees who participate in the Plan.

(c) At any time during an Offering Period a participant may terminate his or her contributions under the Plan and withdraw from the Offering by submitting a withdrawal notice to the Company or, if made available by the Company to employees in a particular jurisdiction, by accessing the Third Party Administrator’s website and electronically electing to withdraw. Such withdrawal may be elected at any time prior to the end of the Purchase Period (or any earlier withdrawal deadline specified by the Company). Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated contributions (reduced to the extent, if any, such contributions have been used to acquire shares for the participant) under the Offering, without interest unless the terms of the Offering specifically so provide or if required by applicable law, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other future Offerings under the Plan but such participant will be required to re-enroll in order to participate in subsequent Offerings under the Plan.

(d) Except as provided in Section 7(f) below, rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company or any participating Affiliate or Related Entity, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated contributions (reduced to the extent, if any, such contributions have been used to acquire shares for the terminated employee) under the Offering, without interest unless the terms of the Offering specifically so provide or if required by applicable law.

(e) Should a participating employee cease to remain in active service by reason of an approved unpaid leave of absence, then such employee shall have the right, exercisable up until the last business day of the Purchase Period (or any earlier deadline specified by the Company) in which such leave commences, to (a) withdraw all the contributions collected to date on his or her behalf for that Purchase Period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Exercise Date. If the participating employee fails to make a timely election, such funds will automatically be applied to the purchase of shares on his or her behalf on the next scheduled Exercise Date. In no event, however, shall any further contributions be collected on the employee’s behalf during such leave, except to the extent required by applicable law. Upon the participating employee’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such employee had reemployment rights with the Company (or any Affiliate or Related Entity) provided by either statute or contract, his or her contributions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless

Appendix B

the employee withdraws from the Plan prior to his or her return. An employee who returns to active employment following a leave of absence that exceeds in duration the applicable time period set forth in (i) or (ii) above shall be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan in order to participate in subsequent Offerings under the Plan.

(f) Notwithstanding anything to the contrary contained herein, a participating employee who transfers employment from the Company or any Affiliate participating in the Section 423 Plan to an Affiliate or Related Entity participating in the Plan shall immediately cease to participate in the Section 423 Plan. However, his or her accumulated contributions for the Purchase Period in which such transfer occurs shall be transferred to the Plan, and such individual shall immediately join the then current Offering under the Plan upon the same terms and conditions in effect for his or her participation in the Section 423 Plan, except for such modifications as may be required by applicable law. A participating employee who transfers employment from an Affiliate or Related Entity participating in a current Offering under the Plan to the Company or any other Affiliate participating in the Section 423 Plan shall remain a participant in the Plan until the earlier of (i) the end of the current Offering Period under the Plan or (ii) the start date of the first Offering under the Section 423 Plan in which he or she participates following such transfer.

(g) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution and, during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8. Exercise and Delivery.

(a) On each Exercise Date, each participant’s accumulated contributions (without any increase for interest unless the terms of the Offering specifically so provide or if required by applicable law) will be applied to the purchase of shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan unless otherwise determined by the Board or the Committee. The amount, if any, of remaining accumulated contributions after the purchase of shares which is less than the amount required to purchase one share of Common Stock on any current Exercise Date within an Offering shall be refunded to such participant as soon as administratively practicable following such Exercise Date, without interest unless the terms of the Offering specifically so provide or if required by applicable law.

(b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the U.S. Securities Act of 1933, as amended. If on an Exercise Date of any Offering hereunder the Plan (and all rights granted thereunder) is not so registered, no rights granted under the Plan or any Offering shall be exercised on such Exercise Date, and all contributions accumulated during the Purchase Period ending on such Exercise Date (reduced to the extent, if any, such contributions have been used to acquire shares) shall be distributed to the participants, without interest unless the terms of the Offering specifically so provide or required by applicable law. In addition, should the Plan not be registered on any applicable Exercise Date in any jurisdiction outside the United States in which such registration is required or should the Plan or the purchase of shares thereunder otherwise not at that time comply with applicable law in a jurisdiction outside the United States, then no rights granted under the Plan to employees in that jurisdiction shall be exercised on such Exercise Date, and all contributions accumulated on behalf of such employees during the Purchase Period ending with such Exercise Date (reduced to the extent, if any, such contributions have been used to acquire shares) shall be distributed to the participating employees in that jurisdiction without interest, unless the terms of the Offering specifically so provide or if required by applicable law.

(c) As soon as administratively practicable following the Exercise Date, the Company shall deliver to each participant the shares of Common Stock purchased with such participant’s accumulated contributions in a form determined by the Board or the Committee, in its discretion, including, without limitation, through the transfer of the shares to the participant in book-entry form or through an alternative arrangement to a recordkeeping service (and the Board or the Committee may either require or permit participants to elect that certificates representing such shares be delivered to such recordkeeping service). The Board or the Committee, in its discretion, may either require or permit that shares of Common Stock purchased with each participant’s accumulated contributions be deposited directly with a broker designated by the Board or the Committee (or its delegate) and may either require or permit that such shares be retained with such broker for a designated period of time.

9. Covenants Of The Company.

(a) While rights granted under the Plan remain outstanding, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for

Appendix B

the Company deems necessary for the lawful issuance and sale of shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise of such rights unless and until such authority is obtained.

10. Accumulated Contributions.

A participant’s accumulated contributions shall be maintained as part of the general funds of the Company and shall not earn interest, except to the extent otherwise provided by the terms of the Offering or as otherwise required to comply with applicable law of any jurisdiction outside the United States.

11. Rights As A Stockholder.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued or recorded in the books of the Company (or its transfer agent).

12. Adjustments Upon Changes In Stock.

(a) If any change is made in the securities subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and the outstanding rights thereunder will be appropriately adjusted as to the class(es) and maximum number of securities subject to the Plan and the class(es) and number of securities and price per share subject to each outstanding purchase right.

(b) In the event of a Change in Control (as such term is defined in the Gilead Sciences, Inc. 2022 Equity Incentive Plan or any successor plan thereto), then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, (iii) the accumulated contributions may be used to purchase shares of Common Stock immediately prior to the transaction described above and the rights of participants under the ongoing Offering shall be terminated, or (iv) all outstanding Offering Periods may be terminated immediately as of such date specified by the Board and all participants’ accumulated contributions that have not been used to purchase shares of Common Stock be returned to the participants (without interest unless the terms of the Offering specifically so provide) as soon as administratively practicable thereafter.

13. Amendment Of The Plan.

(a) The Board at any time, and from time to time, may amend the Plan, including to re-combine the Plan with the Section 423 Plan. However, except as provided in paragraph 12 relating to adjustments upon certain changes to the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the total number of shares reserved for issuance and sale in the aggregate under the Plan and the Section 423 Plan;

(ii) Materially modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with applicable Nasdaq or securities exchange listing requirements) or otherwise materially expand the class of employees eligible to participate in the Plan; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order to comply with any applicable Nasdaq or securities exchange listing requirements.

The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans, or under applicable laws of any jurisdiction outside the United States.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be materially adversely altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with applicable laws or governmental regulations.

Appendix B

14. Section 409A of the Code.

The Plan is intended to be exempt from Section 409A of the Code under the short-term deferral exception, and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase shares of Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase shares of Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.

15. Tax Withholding.

The Company or any Affiliate or Related Entity shall have the authority and right to deduct and withhold, including from the participant’s regular salary, or require each such participant to remit to the Company or such Affiliate or Related Entity, an amount sufficient to satisfy U.S. federal, state and local taxes and taxes imposed by jurisdictions outside the United States (including income tax, social insurance contributions, payroll taxes and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a participant arising as a result of his or her participation in the Plan or to take any such action as may be necessary in the opinion of the Company or any Affiliate or Related Entity, as appropriate, to satisfy withholding obligations for the payment of taxes. In no event shall any shares be issued hereunder to any participant until the participant has made arrangements acceptable to the Company for the satisfaction of any applicable tax obligations with respect to any taxable event concerning the participant’s participation in the Plan. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.

16. Termination Or Suspension Of The Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 25, 2033, or, if earlier, when the Section 423 Plan is terminated. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with applicable laws or governmental regulation.

17. Severability.

If any particular provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

18. Governing Law.

Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, the Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.

19. Effective Date Of Plan.

The Plan originally became effective with the offering commencing January 1, 2010.

Details for the Gilead Sciences, Inc. 2023 Annual Meeting of Stockholders

Participation

This year’s Annual Meeting will be held in a virtual format by live webcast.

You are entitled to participate in the Annual Meeting if you were a holder of Gilead common stock as of the close of business on the Record Date, Wednesday, March 15, 2023, or hold a valid proxy for the meeting. To participate, go to www.virtualshareholdermeeting.com/GILD2023 on the day of the Annual Meeting and log in using the 16-digit control number found on the proxy card, voting instruction form or notice of internet availability. If you are a beneficial stockholder, you may contact your broker, bank or other institution where you hold your account if you have questions about obtaining your control number. Once you are admitted to the Annual Meeting as a stockholder, you may vote by following the instructions available on the meeting website. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log in screen.

Stockholders as of the close of business on the Record Date may also submit written questions for consideration during the Annual Meeting. The question and answer session will include questions submitted in advance of and during the Annual Meeting that comply with our Rules of Conduct and Procedures and as time permits. Questions may be submitted within the 48-hour period preceding the start of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/GILD2023.

Additional information regarding the rules and procedures for participating in the Annual Meeting, including the question and answer session, will be set forth in our Rules of Conduct and Procedures. You may view the Rules of Conduct and Procedures prior to the meeting at our Investors page at investors.gilead.com/annual-meeting or during the Annual Meeting at www.virtualshareholdermeeting.com/GILD2023.

We will make the Annual Meeting viewable to anyone interested in a webcast at www.virtualshareholdermeeting.com/GILD2023. Interested persons who were not stockholders as of the close of business on the Record Date may view the webcast, but will not be able to vote or ask questions during the Annual Meeting.

Wednesday, May 3, 2023 10:00 a.m. Pacific Daylight Time Via Webcast at www.virtualshareholdermeeting.com/GILD2023

Voting

Whether or not you expect to attend the Annual Meeting, we recommend that you grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting.

PRIOR TO THE MEETING:			DURING THE MEETING:
BY INTERNET*	BY TELEPHONE*	BY MAIL	BY INTERNET*
www.proxyvote.com	+1-800-690-6903 (for stockholders of record)	Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)	www.virtualshareholdermeeting.com/ GILD2023
* You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials. Voting by telephone and internet closes on May 2, 2023 at 11:59 p.m., Eastern Daylight Time.			* You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials.

GILEAD SCIENCES, INC.
ATTN: INVESTOR RELATIONS
333 LAKESIDE DRIVE
FOSTER CITY, CA 94404

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/GILD2023

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V02016-P86584	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GILEAD SCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposals:
1.	To elect the nine director nominees to be named in the Proxy Statement to serve for the next year and until their successors are elected and qualified.

	Nominees:		For	Against	Abstain

	1a.	Jacqueline K. Barton, Ph.D.	☐	☐	☐
	1b.	Jeffrey A. Bluestone, Ph.D.	☐	☐	☐
	1c.	Sandra J. Horning, M.D.	☐	☐	☐
	1d.	Kelly A. Kramer	☐	☐	☐
	1e.	Kevin E. Lofton	☐	☐	☐
	1f.	Harish Manwani	☐	☐	☐
	1g.	Daniel P. O’Day	☐	☐	☐
	1h.	Javier J. Rodriguez	☐	☐	☐
	1i.	Anthony Welters	☐	☐	☐
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.		☐	☐	☐
3.	To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for the following proposal:	1 Year	2 Years	3 Years	Abstain

4.	To approve, on an advisory basis, the frequency of future advisory stockholder votes on executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

5.	To approve an amendment and restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan and the Gilead Sciences, Inc. International Employee Stock Purchase Plan.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

6.	To vote on a stockholder proposal, if properly presented at the meeting, requesting the Board implement a process to nominate at least one more candidate than the number of directors to be elected.	☐	☐	☐
7.	To vote on a stockholder proposal, if properly presented at the meeting, requesting the Board amend the company governing documents to give street name shares and non-street name shares an equal right to call a special stockholder meeting.	☐	☐	☐
8.	To vote on a stockholder proposal, if properly presented at the meeting, requesting a report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Supplement are available at www.proxyvote.com.

V02017-P86584

GILEAD SCIENCES, INC.
Annual Meeting of Stockholders
May 3, 2023 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel P. O’Day and Deborah H. Telman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gilead Sciences, Inc. Common Stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held virtually on May 3, 2023, 10:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/GILD2023, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side